UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PulteGroup, Inc.

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PULTEGROUP, INC.

100 Bloomfield Hills Parkway, Suite 300

Bloomfield Hills, Michigan 48304

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We will hold our annual meeting of shareholders at the Detroit Metro Airport Marriott, 30559 Flynn Drive, Romulus, Michigan, on Wednesday, May 12, 2010, at 4:00 p.m., Eastern Time. At this meeting, shareholders will vote on:

•	The election of six directors, with one nominee to serve a term of one year, two nominees to serve a term of two years and three nominees to serve a term of three years.

•	The approval of an amendment to our Restated Articles of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

•	The approval of our amended and restated Section 382 rights agreement.

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

•	Six shareholder proposals, if properly presented at the meeting.

•	Such other business as may properly come before the meeting.

You can vote if you were a shareholder of record at the close of business on March 15, 2010. You may vote by internet, telephone, written proxy or written ballot at the meeting.

This proxy statement and the enclosed form of proxy, as well as our 2009 annual report, are first being mailed to shareholders beginning on April 6, 2010. We encourage you to sign and return the accompanying proxy card in the enclosed envelope or instruct us via the internet or by telephone as to how you would like your shares voted.

By Order of the Board of Directors

STEVEN M. COOK

Senior Vice President, General Counsel

and Secretary

Bloomfield Hills, Michigan

April 6, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2009 are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=77968&p=irol-sec

PROXY STATEMENT

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Wednesday, May 12, 2010, beginning at 4:00 p.m., Eastern Time, at the Detroit Metro Airport Marriott, 30559 Flynn Drive, Romulus, Michigan. This proxy statement and the enclosed form of proxy are first being mailed to shareholders beginning April 6, 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIAL AND THE ANNUAL MEETING:

What am I voting on?

You are voting on ten proposals:

1.	The election of six nominees for director, with one nominee, Thomas M. Schoewe, to serve a term of one year, two nominees, Timothy R. Eller and Clint W. Murchison III, to serve a term of two years and three nominees, Richard J. Dugas, Jr., David N. McCammon and James J. Postl, to serve a term of three years.

2.	The approval of an amendment to our Restated Articles of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

3.	The approval of our amended and restated Section 382 rights agreement.

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

5.	A shareholder proposal requesting the election of directors by a majority, rather than plurality, vote, if properly presented at the meeting.

6.	A shareholder proposal requesting an amendment to the Company’s bylaws to require that the Chairman of the Board of Directors be an independent director, if properly presented at the meeting.

7.	A shareholder proposal regarding the use of performance-based options, if properly presented at the meeting.

8.	A shareholder proposal requesting annual advisory votes on executive compensation, if properly presented at the meeting.

9.	A shareholder proposal requesting that senior executives be required to retain 75% of all equity-based compensation for at least two years following their departure from the Company, if properly presented at the meeting.

10.	A shareholder proposal requesting an amendment to the Company’s bylaws to require the Company to reimburse shareholders for reasonable expenses incurred in connection with the nomination of candidates in contested elections of directors, if properly presented at the meeting.

What are the voting recommendations of the Board?

The Board recommends the following votes:

•	FOR the election of all of the nominees for director.

•	FOR the approval of an amendment to our Restated Articles of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

•	FOR approval of our amended and restated Section 382 rights agreement.

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

•	AGAINST the shareholder proposal requesting the election of directors by a majority, rather than plurality, vote.

•	AGAINST the shareholder proposal requesting an amendment to the Company’s bylaws to require that the Chairman of the Board of Directors be an independent director.

•	AGAINST the shareholder proposal regarding the use of performance-based options.

•	AGAINST the shareholder proposal requesting annual advisory votes on executive compensation.

•	AGAINST the shareholder proposal requesting that senior executives be required to retain 75% of all equity-based compensation for at least two years following their departure from the Company.

•

AGAINST the shareholder proposal requesting an amendment to the Company’s bylaws to require the Company to reimburse shareholders for reasonable expenses incurred in connection with the nomination of candidates in contested elections of directors.

Will any other matter be voted on?

We are not aware of any other matters on which you will be asked to vote at the meeting. If you have completed and mailed your proxy card and any other matter is properly brought before the meeting, Richard J. Dugas, Jr. and Steven M. Cook, acting as your proxies, will vote for you in their discretion.

How do I vote my shares?

If you are a shareholder of record as of the close of business on March 15, 2010 (the record date), you can give a proxy to be voted at the meeting either:

•	by mailing in the enclosed proxy card;

•	by written ballot at the meeting;

•	over the telephone by calling a toll-free number; or

•	electronically, using the internet.

If you complete and mail in your proxy card, your shares will be voted as you indicate. If you do not indicate your voting preferences, Richard J. Dugas, Jr. and Steven M. Cook, acting as your proxies, will vote your shares FOR Items 1, 2, 3 and 4 and AGAINST Items 5, 6, 7, 8, 9 and 10.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the instructions on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

Can I change my vote?

Yes. You can change your vote or revoke your proxy before the meeting in any of three ways:

•	by submitting another proxy by telephone, via the internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by submitting written notice to the Secretary of the Company. Your notice must be received by the Company by 5:00 p.m., Eastern Time, on May 11, 2010; or

•	by voting in person at the meeting.

What percentage of the vote is required for a proposal to be approved?

The six director nominees receiving the greatest number of votes will be elected. The service of such directors will be subject to the Corporate Governance Guidelines of the Company. The approval of an amendment to our Restated Articles of Incorporation requires the affirmative vote of the holders of record of a majority of the outstanding PulteGroup common shares on the record date. The approval of our amended and restated Section 382 rights agreement, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and the shareholder proposals each require the affirmative vote of a majority of the votes cast at the meeting.

Who will count the vote?

Computershare will act as the independent tabulator to receive and tabulate the proxies and as the independent inspector of election to certify the results.

What does it mean if I get more than one proxy card?

It means your shares are held in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare, by phone at (888) 294-8217, by mail at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, or via the internet at www.computershare.com.

Who can attend the annual meeting?

All shareholders of record as of the close of business on March 15, 2010 can attend. Registration will begin at 3:30 p.m., Eastern Time. Institutional or entity shareholders are allowed to bring one representative. Attendance at the meeting will be on a first-come, first-served basis, upon arrival at the meeting.

What do I need to do to attend the annual meeting?

You should plan to arrive at the Detroit Metro Airport Marriott, 30559 Flynn Drive, Romulus, Michigan, on Wednesday, May 12, 2010 by 3:30 p.m., Eastern Time. Upon your arrival, please follow the signs to the registration desk where you will register for the meeting.

An admission ticket (or other proof of stock ownership) and a government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Representatives of PulteGroup will be present at the registration desk to review and determine the validity of such documentation. Only shareholders who own PulteGroup common shares as of the close of business on March 15, 2010 will be entitled to attend the meeting. An admission ticket or recent bank or brokerage statement will serve as verification of your ownership.

•	If your PulteGroup shares are registered in your name and you receive your proxy materials by mail, an admission ticket will be attached to your proxy card.

•	If your PulteGroup shares are registered in your name and you vote your shares electronically over the Internet, you may access and print an admission ticket after voting such shares.

•

If your PulteGroup shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned PulteGroup shares on March 15, 2010.

For your comfort and security, no cameras, recording devices, large packages, signage or costumes will be permitted in the meeting room.

What is the quorum requirement of the annual meeting?

A majority of the 382,298,271 shares outstanding on March 15, 2010 constitutes a quorum for voting at the meeting. If you vote, your shares will be part of the quorum. Each share outstanding on the record date shall be entitled to one vote.

How will abstentions be treated?

Abstentions will be counted as shares present at the meeting for purposes of determining whether a quorum exists. You may not abstain with respect to the election of directors. With respect to the proposal to approve an amendment to our Restated Articles of Incorporation, the proposal requires the affirmative vote of a majority of our outstanding shares and, therefore, an abstention will have the same effect as a vote against the proposal. With respect to the proposals to approve our amended and restated Section 382 rights agreement, to ratify the appointment of Ernst & Young LLP and with respect to the shareholder proposals, an abstention will not be counted as a vote cast and therefore will have no effect on whether the proposal is approved.

How will broker non-votes be treated?

A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. Broker non-votes will be treated in the same manner, and have the same effect, as abstentions.

BENEFICIAL SECURITY OWNERSHIP

The table below shows the number of our common shares beneficially owned as of March 15, 2010 by each of our directors and each of our executive officers named in the Summary Compensation Table on page 46, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table also includes information about stock options exercisable within 60 days after March 15, 2010, restricted shares, and PulteGroup common shares held in our 401(k) Plan.

Directors And Named Executive Officers	Shares(1)		Exercisable Stock Options(14)	Percentage of Outstanding Shares
Brian P. Anderson	20,100	(2)	40,000	*
Steven M. Cook	103,546	(3)	67,500	*
Roger A. Cregg	710,935	(4)	1,914,168	*
Richard J. Dugas, Jr.	829,403	(5)	2,190,000	*
Timothy R. Eller	914,393		1,333,011	*
James R. Ellinghausen	233,123	(6)	216,250	*
Cheryl W. Grisé	8,200		14,000	*
Debra J. Kelly-Ennis	33,818	(7)	124,000	*
David N. McCammon	155,200	(8)	76,000	*
Clint W. Murchison, III	153,445	(9)	52,106	*
Patrick J. O’Leary	27,100		40,000	*
Steven C. Petruska	614,947	(10)	990,000	*
James J. Postl	13,982		32,463	*
William J. Pulte	41,721,750	(11)(12)	0	10.91
Bernard W. Reznicek	30,472	(13)	92,000	*
Thomas M. Schoewe	25,318		40,208	*
All directors and executive officers as a group (18), including the above	45,651,888		7,231,206	13.83

*	Less than 1%.

Notes:

(1)	All directors and executive officers listed in this table have sole voting and investment power over the PulteGroup shares they beneficially own, except as otherwise noted below.

(2)	Includes 3,000 PulteGroup common shares that Mr. Anderson owns jointly with his wife.

(3)	Includes (i) 30,000 restricted shares that are scheduled to vest on February 7, 2011, (ii) 28,500 restricted shares that are scheduled to vest on February 10, 2012, and (iii) 28,500 restricted shares that are scheduled to vest on February 11, 2013.

(4)	Includes (i) 365,235 PulteGroup common shares that Mr. Cregg owns jointly with his wife, (ii) 97,500 restricted shares that are scheduled to vest on February 7, 2011, (iii) 105,000 restricted shares that are scheduled to vest on February 10, 2012, (iv) 90,000 restricted shares that are scheduled to vest on February 11, 2013, and (v) 85 PulteGroup common shares held in our 401(k) Plan.

(5)	Includes (i) 69,800 PulteGroup common shares that Mr. Dugas owns jointly with his wife, (ii) 316,179 PulteGroup common shares owned in a trust of which Mr. Dugas is the trustee and beneficiary, (iii) 40,612 PulteGroup common shares owned in a trust of which Mr. Dugas is a beneficiary, (iv) 125,000 restricted shares that are scheduled to vest on February 7, 2011, (v) 120,000 restricted shares that are scheduled to vest on February 10, 2012, (vi) 140,000 restricted shares that are scheduled to vest on February 11, 2013, and (vi) 17,812 PulteGroup common shares held in our 401(k) Plan.

(6)	Includes (i) 50,000 restricted shares that are scheduled to vest on February 7, 2011, (ii) 50,000 restricted shares that are scheduled to vest on February 10, 2012, and (iii) 75,000 restricted shares that are scheduled to vest on February 11, 2013.

(7)	Includes 31,418 shares that are owned in a trust of which Ms. Kelly-Ennis is a trustee and a beneficiary, and 1,200 PulteGroup common shares that are held in an Individual Retirement Account.

(8)	These shares are owned in a trust of which Mr. McCammon is a trustee and a beneficiary.

(9)	Includes 125,724 shares that are owned in Mr. Murchison’s family limited partnership.

(10)	Includes (i) 266,116 PulteGroup common shares are owned in a trust of which Mr. Petruska is a trustee and a beneficiary, (ii) 120,000 restricted shares that are scheduled to vest on February 7, 2011, (iii) 105,000 restricted shares that are scheduled to vest on February 10, 2012; (iv) 105,000 restricted shares that are scheduled to vest on February 11, 2013, and (v) 18,831 PulteGroup common shares held in our 401(k) Plan.

(11)	Includes (i) 41,342,634 PulteGroup common shares that are owned by various trusts of which Mr. Pulte is a trustee, (ii) 125,000 restricted shares that are scheduled to vest on February 7, 2011, (iii) 120,000 restricted shares that are scheduled to vest on February 10, 2012, and (iv) 134,116 PulteGroup common shares held in our 401(k) Plan.

(12)	22,243,034 PulteGroup common shares owned by William J. Pulte are pledged as security, and 9,750,000 are subject to prepaid variable forward sales contracts.

(13)	Includes 7,200 shares that Mr. Reznicek owns jointly with his wife.

(14)	These are shares which the listed director or executive officer has the right to acquire within 60 days of March 15, 2010 pursuant to PulteGroup’s stock option plans.

Beneficial Ownership of Significant Shareholders

The following table provides information regarding security holders that beneficially own more than 5% of all outstanding PulteGroup common shares:

Name and Address of Beneficial Owner	Beneficial Ownership of Common Shares	Percentage of Outstanding Common Shares on March 15, 2010
FMR LLC	54,070,613(1)	14.2
82 Devonshire Street Boston, MA 02109
William J. Pulte	41,721,750(2)	10.9
100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, MI 48304
Turner Investment Partners, Inc.	20,424,153(3)	5.4
1205 Westlakes Drive, Suite 100 Berwyn, PA 19312
BlackRock, Inc.	19,168,074(4)	5.0
40 East 52nd Street New York, NY 10022

Notes:

(1)	This information is derived from a Schedule 13G/A filed by FMR LLC on February 16, 2010. According to the Schedule 13G/A, FMR LLC had sole power to vote or direct the vote of 7,826,739 PulteGroup common shares, sole power to dispose of or direct the disposition of 54,070,613 PulteGroup common shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

(2)	Includes (i) 41,342,634 PulteGroup common shares that are owned by various trusts of which Mr. Pulte is a trustee, (ii) 125,000 restricted shares that are scheduled to vest on February 7, 2011, (iii) 120,000 restricted shares that are scheduled to vest on February 10, 2012, and (iv) 134,116 PulteGroup common shares held in our 401(k) Plan.

(3)	This information is derived from a Schedule 13G filed by Turner Investment Partners, Inc. on February 9, 2010. According to the Schedule 13G, Turner Investment Partners, Inc. had sole power to vote or direct the vote of 17,732,991 PulteGroup common shares, sole power to dispose of or direct the disposition of 20,424,153 PulteGroup common shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

(4)	This information is derived from a Schedule 13G filed by BlackRock, Inc. on January 29, 2010. According to the Schedule 13G, BlackRock, Inc. had sole power to vote or direct to vote of 19,168,074 PulteGroup common shares, sole power to dispose of or direct the disposition of 19,168,074 PulteGroup common shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers file reports with the SEC indicating the number of our common shares that they beneficially owned when they became a director or executive officer and, after that, any changes in their beneficial ownership of our common shares. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. We have reviewed the copies of these reports that we have received and have also received and reviewed written representations of the accuracy of these reports from these individuals.

Based on these reports and representations, PulteGroup believes that during 2009 our directors and executive officers complied with all Section 16(a) reporting requirements, except that Timothy R. Eller, our Vice Chairman and a director, filed a late Form 4 in connection with the sale of PulteGroup shares resulting from the rollover of a 401(k) plan balance into an individual retirement account, Gregory M. Nelson, our Vice President and Assistant Secretary, filed a late Form 4 in connection with the exercise of options to purchase PulteGroup shares, and Richard J. Dugas, Jr. filed a Form 5 in connection with the exchange of ten Centex Corporation (“Centex”) shares held in an IRA account for nine PulteGroup common shares in connection with our acquisition of Centex, which transaction was not reported on Form 4.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Restated Articles of Incorporation require that we have at least three, but no more than 15, directors. The exact number of directors is set by the Board and is currently 11. The Board is divided into three classes of directors who have overlapping three year terms. Six current directors, Richard J. Dugas, Jr., Timothy R. Eller, David N. McCammon, Clint W. Murchison, III, James J. Postl, and Thomas M. Schoewe, have terms expiring at the 2010 annual meeting. William J. Pulte resigned from the Board effective March 31, 2010. Three of the current directors with terms expiring at the 2010 annual meeting, Richard J. Dugas, Jr., David N. McCammon and James J. Postl, are being nominated for re-election to serve three year terms to expire in 2013. Two current directors, Timothy R. Eller and Clint W. Murchison, III, have terms expiring at the 2010 annual meeting and are being nominated for re-election to serve two year terms to expire in 2012, and one current director, Thomas M. Schoewe, has a term expiring at the 2010 annual meeting and is being nominated for re-election to serve a one year term to expire in 2011. These six nominees have each agreed to serve the additional term for which they have been nominated, if elected, subject, in the case of Mr. Eller, to the terms of his consulting agreement with the Company, which provides that, if elected, he shall serve as a member of the Board for the duration of the consulting agreement, which currently expires on August 18, 2011. Please see below for a description of the occupations and recent business experience of all director nominees and continuing directors.

The Corporate Governance Guidelines of the Company provide that any nominee for director who, in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” his or her election at the annual meeting (“Majority Withheld Vote”) will promptly tender his or her resignation from the Board. The Nominating and Governance Committee, which is comprised exclusively of independent directors, will consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board will act upon the Nominating and Governance Committee’s recommendation no later than the Board’s first regularly scheduled meeting following certification of the Majority Withheld Vote. The action taken by the Board will be publicly disclosed in a report filed with the SEC and may include, without limitation, acceptance or rejection of the tendered resignation or adoption of measures designed to address the issues underlying the Majority Withheld Vote. The foregoing description is qualified in its entirety by reference to our Corporate Governance Guidelines, which are available for viewing on our website at www.pultegroup.com.

Nominees to Serve a Three Year Term Expiring at the 2013 Annual Meeting
Richard J. Dugas, Jr.

Age:	44

Director since:	2003

Principal Occupation:	Chairman, President and Chief Executive Officer, PulteGroup, Inc.

Recent Business Experience:	Mr. Dugas has served as Chairman of the Board of Directors of PulteGroup, Inc. since August 18, 2009 and as President and Chief Executive Officer of PulteGroup since July 1, 2003. Prior to that, he served as Chief Operating Officer of PulteGroup from May 2002 through June 2003. Mr. Dugas previously served in various management positions with PulteGroup since 1994, including, most recently, Coastal Region President with responsibility for the Georgia, North Carolina, South Carolina and Tennessee operations.

Qualifications:

Mr. Dugas provides insight from his 15 year tenure at PulteGroup, including more than six years as President and Chief Executive Officer. Mr. Dugas’ many years of experience as the Chief Executive Officer of the Company provides an in-depth understanding of PulteGroup’s history and complexity and adds a valuable perspective for Board decision making.

David N. McCammon

Age:	75

Director since:	1997

Principal Occupation:	Senior Partner, Strength Capital Partners, L.L.C., Bloomfield Hills, Michigan

Recent Business Experience:	Mr. McCammon has been Senior Partner of Strength Capital Partners, L.L.C., a private-equity fund, since June 2000. Previously, Mr. McCammon served as Vice President of Finance for Ford Motor Company until his retirement in 1997.

Qualifications:

Mr. McCammon brings to the Board significant experience as an executive of a private equity fund and as a former finance executive of a large public corporation. Mr. McCammon has substantial experience assisting companies in multiple industries with strategic allocation of capital resources and other financial management issues. Mr. McCammon is an audit committee financial expert for purposes of the SEC’s rules.

James J. Postl

Age:	64

Director since:	2009

Principal Occupation:	Retired as President and Chief Executive Officer of Pennzoil-Quaker State Company

Recent Business Experience:	Mr. Postl retired as president and chief executive officer of Pennzoil-Quaker State Company following its acquisition by Shell Products U.S. in October 2002. He joined Pennzoil in October 1998, prior to the formation of Pennzoil-Quaker State Company in December 1998, when he was named president and chief operating officer and was elected to the board of directors of the new company. In May 2000, he was named president and chief executive officer. Prior to joining Pennzoil-Quaker, he served as president of Nabisco Biscuit Company from 1996 and was president and chief executive officer of Nabisco International from 1994 to 1996. Prior to joining Nabisco, he held a variety of management positions with PepsiCo, Inc. over a 19-year period.

Outside Directorships (Last Five Years):	Mr. Postl currently serves as a member of the board of directors of American Funds and Cooper Industries, Ltd., and previously served as a member of the board of directors of AutoZone, Inc. and Northwest Airlines Corporation.

Qualifications:

Mr. Postl brings to the Board significant experience based on his service as an executive officer of several corporations and as a director of several private and public corporations. Mr. Postl has substantial experience in operational matters, having served as president and chief executive officer of several corporations and large business divisions. Mr. Postl also brings to the Board significant experience having served as president and chief executive officer of Pennzoil-Quaker State Company, a large public company. Mr. Postl’s experience as a former director of Centex and knowledge about Centex’s operations is also very important during the process of integrating Centex with PulteGroup.

Nominees to Serve a Two Year Term Expiring at the 2012 Annual Meeting
Timothy R. Eller

Age:	61

Director since:	2009

Principal Occupation:	Vice Chairman, PulteGroup, Inc.

Recent Business Experience:	Mr. Eller has served as Vice Chairman of the Board of Directors of PulteGroup, Inc. since August 18, 2009. Prior to joining PulteGroup, Mr. Eller served as chairman and chief executive officer of Centex Corporation from April 2004 until August 2009, when PulteGroup acquired Centex Corporation.

Qualifications:

Mr. Eller brings to the Board substantial experience, having spent over 35 years at a large, public homebuilder, most recently as chairman and chief executive officer. In his former role as chairman and chief executive officer of Centex Corporation, Mr. Eller was responsible for day to day operations and he was regularly involved in the preparation and review of complex financial reporting statements. Mr. Eller’s extensive experience in the homebuilding industry provides an in-depth understanding of the complexities, challenges and opportunities facing home builders such as PulteGroup. Mr. Eller’s experience as a former executive officer and director of Centex and knowledge about Centex’s operations is also very important during the process of integrating Centex with PulteGroup.

Clint W. Murchison, III

Age:	63

Director since:	2009

Principal Occupation:	Chairman of Tecon Corporation, Dallas, Texas, and Bankers Trust Company of Texas, Dallas, Texas

Recent Business Experience:	Mr. Murchison is chairman of Tecon Corporation, which is engaged in private real estate development and other investment activities, and is also chairman of Bankers Trust Company of Texas, a private trust company. He has held these positions for more than five years. Mr. Murchison is a trustee of the Boys & Girls Clubs of America.

Qualifications:

Mr. Murchison brings to the Board substantial experience with complex real estate development and other investment activities. Based on his real estate and investment experience, Mr. Murchison is familiar with the complex challenges that home builders such as PulteGroup face. Mr. Murchison’s experience as a former director of Centex and knowledge about Centex’s operations is also very important during the process of integrating Centex with PulteGroup.

Nominees to Serve a One Year Term Expiring at the 2011 Annual Meeting
Thomas M. Schoewe

Age:	57

Director since:	2009

Principal Occupation:	Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc.

Recent Business Experience:	Mr. Schoewe is the executive vice president and chief financial officer of Wal-Mart Stores, Inc., where he has served since January 2000. Prior to joining Wal-Mart Stores, Mr. Schoewe spent 14 years at Black and Decker Corp., most recently as senior vice president and chief financial officer. Previously, he had a 12-year career with Beatrice Companies, where he was chief financial officer and controller of Beatrice Consumer Durables, Inc.

Qualifications:

Mr. Schoewe brings to the Board experience as a chief financial officer of a large U.S.-based multinational company. Mr. Schoewe has significant experience in the preparation and review of complex financial reporting statements and is an audit committee financial expert for purposes of the SEC’s rules, which provides Mr. Schoewe with a valuable perspective on the Company’s financial operations. Mr. Schoewe’s experience as a former director of Centex and knowledge about Centex’s operations is also very important during the process of integrating Centex with PulteGroup.

The Board of Directors recommends a vote “FOR” the election of these six nominees.

Directors Continuing to Serve a Three Year Term Expiring at the 2011 Annual Meeting
Cheryl W. Grisé

Age:	57

Director since:	2008

Principal Occupation:	Retired Executive Vice President

Recent Business Experience:	Ms. Grisé was Executive Vice President of Northeast Utilities, a public utility holding company, from December 2005 until her retirement effective July 2007; Chief Executive Officer of its principal operating subsidiaries from September 2002 to January 2007; President of the Utility Group of Northeast Utilities Service Company from May 2001 to January 2007; President of the Utility Group of Northeast Utilities from May 2001 to December 2005; and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998 to 2001. Ms. Grisé is a Senior Fellow of the American Leadership Forum.

Outside Directorships (Last Five Years):	Ms. Grisé currently serves as a member of the board of directors of Pall Corporation, MetLife, Inc. (Lead Director), University of Connecticut Foundation and Kingswood-Oxford School, and previously served as a member of the board of directors of Dana Corporation.

Qualifications:

Ms. Grisé brings to the Board significant experience based on her service as a director of several large public corporations and as a former executive officer of a public utility holding company. Ms. Grisé’s substantial experience, including earlier experience as general counsel and secretary, provide her with a unique perspective on the complex legal, compensation, and other issues that affect companies in regulated industries and the Board’s roles and responsibilities with respect to the effective functioning of the Company’s corporate governance structures. Ms. Grisé also brings to the Board meaningful experience based on her service as Lead Director of MetLife, Inc.

Brian P. Anderson

Age:	59

Director since:	2005

Principal Occupation:	Retired Chief Financial Officer

Recent Business Experience:	Mr. Anderson is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a global diversified medical products and services company, a position he assumed in 1998.

Outside Directorships (Last Five Years):	Mr. Anderson currently serves as a member of the board of directors of W.W. Grainger, Inc., A.M. Castle & Co., and James Hardie Industries.

Qualifications:

Mr. Anderson brings to the Board significant experience as a chief financial officer of two large multinational companies and as a director of several large public companies. In addition, he has held finance positions including corporate controller and vice president of audit and was an audit partner at an international public accounting firm. Mr. Anderson has significant experience in the preparation and review of complex financial reporting statements as well as experience in risk management and risk assessment. Mr. Anderson is an audit committee financial expert for purposes of the SEC’s rules.

Patrick J. O’Leary

Age:	52

Director since:	2005

Principal Occupation:	Executive Vice President and Chief Financial Officer of SPX Corporation

Recent Business Experience:	Mr. O’Leary has served as Executive Vice President and Chief Financial Officer of SPX Corporation, a global industrial and technological services and products company, since December 2004. Prior to that time, he served as Chief Financial Officer and Treasurer of SPX Corporation from October 1996 to December 2004.

Qualifications:

Mr. O’Leary brings to the Board significant experience as a chief financial officer of a large multinational corporation. Mr. O’Leary has significant experience in the preparation and review of complex financial reporting statements and is an audit committee financial expert for purposes of the SEC’s rules.

Directors Continuing to Serve a Three Year Term Expiring at the 2012 Annual Meeting
Debra J. Kelly-Ennis

Age:	53

Director since:	1997

Principal Occupation:	President and CEO, Diageo Canada, Inc., Etobicoke, Ontario, Canada

Recent Business Experience:	Ms. Kelly-Ennis has served as President and Chief Executive Officer of Diageo Canada, Inc., an adult spirits company, since September 2008. She served as Chief Marketing Officer of Diageo North America from April 2005 to September 2008. She served as President of Saab Cars USA, a wholly-owned subsidiary of General Motors Europe, from October 2002 to April 2005. Ms. Kelly-Ennis served as General Manager of the Oldsmobile Division of General Motors Corporation from May 2000 until September 2001, and served as Brand Manager of General Motors’ Chevrolet Division from March 1999 until April 2000.

Outside Directorships (Last Five Years):	Ms. Kelly-Ennis currently serves as a member of the board of directors of Dress for Success Worldwide.

Qualifications:

Ms. Kelly-Ennis brings to the Board significant experience as an executive with several large customer-focused companies in multiple industries. Ms. Kelly-Ennis’s significant amount of marketing and distribution experience provides an in-depth understanding of PulteGroup’s customers’ needs and adds a valuable perspective for Board decision making.

Bernard W. Reznicek

Age:	73

Director since:	2002

Principal Occupation:	President and Chief Executive Officer, Premier Enterprises Inc., Omaha, Nebraska

Recent Business Experience:	Mr. Reznicek has served as President and Chief Executive Officer of Premier Enterprises Inc., a consulting, investment, and real estate development company, since April 1993. Mr. Reznicek was an executive with Central States Indemnity Company, a member of the Berkshire Hathaway Insurance Group, from January 1997 until January 2003. Mr. Reznicek served as Dean of the College of Business of Creighton University in Omaha, Nebraska from July 1994 until January 1997 and served as Chairman and Chief Executive Officer of Boston Edison, a utility company, from September 1987 to July 1994. He is also former President and Chief Executive Officer of Omaha Public Power.

Outside Directorships (Last Five Years):	Mr. Reznicek currently serves as a member of the board of directors of CSG Systems International, Inc., Central States Indemnity, and Info Group, Inc.

Qualifications:	Mr. Reznicek brings to the Board substantial experience with real estate development and investment activities, as well as experience as an executive with several large, complex corporations earlier in his career. Mr. Reznicek also served as Dean of a well-known business school. Based on his real estate and general management experience, Mr. Reznicek is familiar with the complexities of operating a large corporation in the homebuilding industry. Mr. Reznicek is an audit committee financial expert for purposes of the SEC’s rules.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies, or is unable to serve for any reason, the Board may reduce the number of directors or appoint a new director to fill the vacancy. The new director would serve until the next annual meeting.

Independence

Under the Company’s Corporate Governance Guidelines, a substantial majority of the members of our Board of Directors must be independent. The Board of Directors has adopted categorical independence standards to assist the Nominating and Governance Committee in determining director independence, which standards either meet or exceed the independence requirements of the New York Stock Exchange’s (“NYSE”) corporate governance standards. Under these standards, no director can qualify as independent unless (i) the Board affirmatively determines that the director has no material relationship with the Company directly or as an officer, shareholder or partner of an organization that has a relationship with the Company, and (ii) the director meets the following categorical standards:

•	Has not been an employee of the Company for at least three years;

•

Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

•

Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that such director’s immediate family member may have served as an employee but not as an executive officer of the Company during such three-year period so long as such immediate family member shall not have received, during any twelve-month period within such three-year period, more than $120,000 in direct compensation from the Company for such employment;

•

Is not a current partner or employee of the Company’s internal or external audit firm, and the director was not within the past three years a partner or employee of such a firm who personally worked on the Company’s internal or external audit within that time;

•

Has no immediate family member who (i) is a current partner of a firm that is the Company’s internal or external auditor, (ii) is a current employee of such a firm and personally works on the Company’s internal or external audit or (iii) was within the past three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

Has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than in his or her capacity as a member of the Board of Directors);

•

Is not a current employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

Does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than the greater of $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years; and

•

Has not been, and has no immediate family member who has been, an executive officer of a charitable or educational organization for which the Company contributed more than the greater of $1 million or 2% of such charitable organizations’ consolidated gross revenues, in any of the last three years.

The Board considered all relevant facts and circumstances in assessing director independence and affirmatively determined that Brian P. Anderson, Cheryl W. Grisé, Debra J. Kelly-Ennis, David N. McCammon, Clint W. Murchison, III, Patrick J. O’Leary, James J. Postl, Bernard W. Reznicek and Thomas M. Schoewe are independent within the meaning of the Company’s categorical standards and the NYSE listing standards. The Board further determined that Richard J. Dugas, Jr., who is a current PulteGroup employee, and Timothy R. Eller, who has a consulting agreement with the Company, are not independent within the meaning of the Company’s categorical standards and the NYSE listing standards.

Board Qualifications

In addition to the individual attributes of each of the directors described above, PulteGroup highly values the collective experience and qualifications of the directors. PulteGroup believes that the collective experiences, viewpoints and perspectives of its directors results in a Board with the commitment and energy to advance the interests of PulteGroup’s shareholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, Compensation and Management Development Committee, Nominating and Governance Committee and Finance Committee. Charters for the Audit Committee, Compensation and Management Development Committee, and Nominating and Governance Committee are available on the Company’s website at www.pultegroup.com. The table below shows current membership for each of the standing Board committees.

Director Name	Audit Committee		Compensation and Management Development Committee		Nominating and Governance Committee		Finance Committee
Brian P. Anderson	X				X
Richard J. Dugas, Jr.							X
Timothy R. Eller							X
Cheryl W. Grisé			X		X
Debra J. Kelly-Ennis					X	*
David N. McCammon**	X	*					X
Clint W. Murchison, III					X
Patrick J. O’Leary			X				X	*
James J. Postl			X
Bernard W. Reznicek	X		X	*
Thomas M. Schoewe	X

*	Chair

**	Lead Director

Audit Committee

The Audit Committee met 15 times in 2009. The Committee represents and assists the Board with the oversight of: the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function, and the independent auditor.

The Audit Committee is also responsible for selecting (subject to ratification by our shareholders) the independent auditor as well as setting the compensation for and overseeing the work of the independent auditor and pre-approving all audit services to be provided by the independent auditor. Brian P. Anderson currently serves on the audit committee of more than three public companies. The Board of Directors has determined that Mr. Anderson’s simultaneous service on the audit committees of more than three public companies will not impair his ability to serve effectively on the Company’s Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the Company’s categorical standards and the applicable NYSE and SEC rules and financially literate as defined by the NYSE rules, and that David N. McCammon, Bernard W. Reznicek, Brian P. Anderson and Thomas M. Schoewe are audit committee financial experts for purposes of the SEC’s rules.

Compensation and Management Development Committee

The Compensation and Management Development Committee met ten times in 2009. The Compensation and Management Development Committee is responsible for the review, approval, and administration of the compensation and benefit programs for the Chief Executive Officer and the other named executive officers. It also reviews and makes recommendations regarding the Company’s incentive plans and certain other compensation plans and reviews the Company’s leadership development programs and initiatives and discusses performance, leadership development, and succession planning for key officers with the Chairman of the Board and Chief Executive Officer, as appropriate. The Board of Directors has determined that each of the members of the Compensation and Management Development Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.

The Compensation and Management Development Committee meets regularly in person and via teleconference to discharge its duties and responsibilities. Mr. Bernard W. Reznicek is the Chair of the Compensation and Management Development Committee. Mr. Reznicek works with Mr. James R. Ellinghausen, the Company’s Executive Vice President, Human Resources, to establish meeting agendas and determine whether any members of PulteGroup’s management or outside advisors should attend meetings. The Compensation and Management Development Committee also meets regularly in executive session. At various times during the year at the request of the Compensation and Management Development Committee, Mr. Steven C. Petruska, our Executive Vice President and Chief Operating Officer and Mr. Roger A. Cregg, our Executive Vice President and Chief Financial Officer, may attend Compensation and Management Development Committee meetings, or portions of Compensation and Management Development Committee meetings, to provide the Compensation and Management Development Committee with information regarding the Company’s operational performance, financial performance, or other topics requested by the Compensation and Management Development Committee.

The Chairman of the Board and Chief Executive Officer, Mr. Richard J. Dugas, annually reviews the performance of each member of senior management (other than the Chairman of the Board and Chief Executive Officer, whose performance is reviewed by the Compensation and Management Development Committee). Recommendations based on these reviews, including salary adjustments, annual bonuses, and equity grants, are presented to the Compensation and Management Development Committee. All decisions for 2009 made with respect to Messrs. Petruska, Cregg, Ellinghausen and Cook, were made after deliberation with, and concurrence by, Mr. Dugas. Decisions regarding salary adjustments, annual bonuses and equity grants for the Chairman of the Board and Chief Executive Officer are made by the Compensation and Management Development Committee.

The Compensation and Management Development Committee receives and reviews materials in advance of each meeting provided by the Compensation and Management Development Committee’s consultant and management. These materials include information that management believes will be helpful to the Compensation and Management Development Committee, as well as materials the Compensation and Management Development Committee specifically requests.

The Compensation and Management Development Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since 2003, the Compensation and Management Development Committee has engaged Pearl Meyer & Partners to act as its independent consultant. The consultant regularly provides the Compensation and Management Development Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation and Management Development Committee also regularly asks the consultant to opine on the reasonableness of specific pay decisions and actions for the named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of the compensation consultant are directed by the Compensation and Management Development Committee, although the consultant may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation and Management Development Committee. During 2009, the Compensation and Management Development Committee asked Pearl Meyer to analyze the composition of our Compensation Peer Group (please see the Compensation Discussion and Analysis for a discussion of the Compensation Peer Group), gather executive compensation market data from PulteGroup’s peers and general industry surveys and provide a competitive dilution analysis among the Top 200 industrial and service companies, among other topics. The Compensation and Management Development Committee also asked Pearl Meyer to provide opinions on named executive officer pay decisions and board of director compensation.

The Compensation and Management Development Committee has determined that Pearl Meyer & Partners is independent because it does no work for us other than that requested by the Compensation and Management Development Committee. The Chairman of the Compensation and Management Development Committee reviews the consultant’s invoices, which are paid by the Company.

Nominating and Governance Committee

The Nominating and Governance Committee met seven times in 2009. The Nominating and Governance Committee is responsible for matters related to the governance of the Company and for developing and recommending to the Board the criteria for Board membership, the selection of new Board members, and the assignment of directors to the committees of the Board. The Nominating and Governance Committee assures that a regular evaluation is conducted of the performance, qualifications, and integrity of both the Board of Directors and the executive officers of the Company. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.

Finance Committee

The Finance Committee met five times in 2009. The Finance Committee reviews all aspects of the Company’s policies that relate to the management of the Company’s financial affairs. The Finance Committee also reviews the Company’s long-term strategic plans and annual budgets, capital commitments budget, and the Company’s cash needs and funding plans.

Board Meeting Information

The Board held a total of 15 meetings in 2009. During 2009, each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such director served that were held during the period that such director served as a member of the Board and as a member of such committees.

PulteGroup encourages its directors to attend each Annual Meeting of our shareholders, and all of our directors serving on the date of last year’s annual meeting attended that meeting.

Throughout the year, PulteGroup held regularly scheduled executive sessions of its non-management directors without management participation. In addition, in 2010 PulteGroup will hold at least one executive session of its non-management directors without the participation of management and the non-management director who is not independent within the meaning of the Company’s categorical standards and the NYSE rules. David McCammon, our Lead Director, presides at these executive sessions.

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Options Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total ($)
Brian P. Anderson	$108,500	$31,842	$34,183	$0	$0	$174,525
Timothy R. Eller (4)	$25,478	$0	$4,406,545	N/A	$593,000	$5,025,023
Cheryl W. Grisé	$104,000	$31,842	$34,183	$0	$0	$170,025
Debra J. Kelly-Ennis	$110,898	$31,842	$34,183	$0	$0	$176,923
David N. McCammon	$162,898	$31,842	$34,183	$0	$0	$228,923
Clint W. Murchison, III (4)	$25,478	$0	$0	N/A	$0	$25,478
Patrick J. O’Leary	$115,338	$31,842	$34,183	$0	$0	$181,363
James J. Postl (4)	$26,978	$0	$0	N/A	$0	$26,978
Bernard W. Reznicek	$129,500	$31,842	$34,183	$0	$0	$195,525
Thomas M. Schoewe (4)	$28,478	$0	$0	N/A	$0	$28,478
Alan E. Schwartz(6)	$34,875	$0	$0	$0	$0	$34,875
William B. Smith(7)	$66,083	$31,842	$34,183	$0	$0	$132,108
Richard G. Wolford(7)	$60,920	$31,842	$34,183	$0	$0	$126,945

(1)	The amounts in this column represent the fees earned or paid in cash for services as a director, including annual retainer, committee, chairmanship, and meeting fees. Mr. Schoewe deferred all of his 2009 fees pursuant to the Pulte Homes, Inc. Deferred Compensation Plan for Non-Employee Directors.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. As of December 31, 2009, the following option awards were outstanding with respect to each director: Brian P. Anderson, 40,000; Cheryl W. Grisé, 14,000; Timothy R. Eller, 2,093,011 (of which 1,443,011 are exercisable); Debra J. Kelly-Ennis, 124,000; David N. McCammon, 76,000; Clint W. Murchison III, 62,721; Patrick J. O’Leary, 40,000; James J. Postl, 32,463; Bernard W. Reznicek, 92,000; Alan E. Schwartz, 53,000; Thomas M. Schoewe, 40,208; William B. Smith, 108,000; and Richard G. Wolford, 14,000. The outstanding options held by Messrs. Murchison, Postl and Schoewe, as well as a portion of the outstanding options held by Mr. Eller, had been options to purchase shares of common stock of Centex Corporation (“Centex”) that became options to purchase common shares of the Company pursuant to the merger agreement with respect to the Company’s acquisition of Centex. The remaining outstanding options held by Mr. Eller were granted to Mr. Eller pursuant to the terms of his consulting agreement with the Company. Please see “Consulting Agreement Between Timothy R. Eller and PulteGroup” for further information regarding the consulting arrangement.

(4)	Effective August 18, 2009 and in accordance with the terms of the merger agreement with respect to the Company’s acquisition of Centex, Timothy R. Eller, Clint W. Murchison, III, James J. Postl, and Thomas M. Schoewe were appointed to the Board of Directors to hold office until the 2010 Annual Meeting of Shareholders. In addition, Messrs. Eller, Murchison, III, Postl and Schoewe have been nominated for re-election. See “Proposal One—Election of Directors.”

(5)	Amounts included represent consulting fees paid to Mr. Eller pursuant to his consulting arrangement with the Company. Please see “Consulting Agreement Between Timothy R. Eller and PulteGroup” for further information regarding the consulting arrangement.

(6)	Mr. Schwartz elected not to run for re-election in 2009 and, as a result, ceased to be a Board member, effective May 14, 2009.

(7)	Messrs. Smith and Wolford resigned from the Board effective August 18, 2009.

Director Compensation

The Compensation and Management Development Committee, with input from the Compensation and Management Development Committee’s outside compensation consultant, annually reviews the compensation of the Company’s non-employee directors. As part of the 2009 review, the Company’s 2009 director compensation levels were compared to the Company’s historical compensation levels, the director compensation levels at our Compensation Peer Group (please see the Compensation Discussion and Analysis for a discussion of the Compensation Peer Group), and general industry director compensation levels (based on Equilar’s 2009 S&P 500 Committee Members and Chair Compensation Trends Report and general industry survey data provided by Pearl Meyer & Partners). The Compensation and Management Development Committee also evaluated the impact of the Company’s stock price on overall compensation levels and the complexity of the Company’s fee structure. Decisions of the Compensation and Management Development Committee based on such review are discussed below under “2010 Compensation Decisions.”

Cash Compensation

The non-employee directors were paid the following compensation in 2009 for service as members of the Board of Directors and as members of Board committees.

•	Annual Board membership fee of $50,000;

•	Annual committee membership fee of $3,000 for each Board committee ($8,000 for committee chairs);

•	Lead Director retainer fee of $25,000; and

•	Attendance fee of $1,500 ($2,500 for committee chairs) for each Board and committee meeting they attend.

Equity Compensation

In 2009, each outside non-employee director also received an annual grant of 7,000 stock options under the Pulte Homes, Inc. 2004 Stock Incentive Plan, which vested immediately upon the date of grant. The directors also received an annual grant of 3,600 unrestricted common shares pursuant to the plan.

Director Deferred Compensation

In 2009, non-employee directors were entitled to defer all or a portion of their cash compensation. Deferred payments were credited with interest at a rate equal to the five year U.S. treasury rate, plus 2%. Under the “Deferred Compensation Plan for Non-Employee Directors,” payments may be deferred for up to eight years, and directors may elect to receive their deferred compensation in a lump sum or in equal annual installments over a period not to exceed eight years.

Directors who also are our employees do not receive any of the compensation described above.

Consulting Agreement Between Timothy R. Eller and PulteGroup

On April 7, 2009, Timothy R. Eller, former chairman and chief executive officer of Centex, entered into a consulting agreement with PulteGroup, which became effective upon the completion of the Company’s acquisition of Centex. Pursuant to the terms of the consulting agreement, (i) Mr. Eller received all payments and benefits under the Centex Corporation Plan Regarding Severance After a Change in Control resulting from a termination for “good reason,” plus an additional payment of $293,000, (ii) all of Mr. Eller’s Centex equity awards vested in full, with his stock options becoming exercisable for their full term, and (iii) Mr. Eller received a grant on the date of the Company’s acquisition of Centex of options to purchase 650,000 common shares of the Company having a 10-year term and an exercise price per share equal to the fair market value of a common share of the Company on such date and becoming exercisable in two equal installments on the first and second anniversaries of such date.

The consulting agreement also provides that (i) Mr. Eller will serve as vice chairman of the Board of Directors and a consultant to the Company, reporting to the Company’s Chief Executive Officer, with the consulting period and board service to continue for 24 months following the occurrence of the acquisition, (ii) the Company will pay to Mr. Eller Board fees equal to the fees paid to other non-chairman directors of the Company, an annual consulting fee of $750,000 and an annual guaranteed performance bonus of $300,000, and (iii) the Company will provide Mr. Eller during the consulting period with an office and an administrative assistant in Dallas, Texas. Upon a termination of the consulting period for any reason, except by the Company for “cause” or by Mr. Eller without “good reason” (as defined in the consulting agreement), Mr. Eller would be entitled to the consulting fees and guaranteed performance bonuses that would have been payable over the remainder of the consulting period, and equity awards in respect of Board fees not yet paid. In addition, his equity awards would vest in full, with his stock options remaining exercisable for their full term. Mr. Eller is subject to a standard non-competition and non-solicitation covenant provided by senior executive officers of the Company.

2010 Compensation Decisions

Based on the Compensation and Management Development Committee’s 2009 review of director compensation levels, the Compensation and Management Development Committee approved changes to the non-employee director compensation for 2010 in order to provide competitive director compensation levels, maintain consistent director compensation levels over time and reduce the complexity of the Company’s fee structure.

Effective January 1, 2010, non-employee directors will be paid the following compensation for service as members of the Board of Directors and as members of Board committees:

•	Annual Board membership fee of $95,000 in cash;

•	Committee chair retainer fee of $25,000 in cash;

•	Lead Director retainer fee of $25,000 in cash;

•	Annual Equity Retainer Fee of $140,000 in common shares (the number determined by dividing 140,000 by the average of the high and low share price on the date of grant); and

•	The annual committee membership fees (other than the committee chair retainer fee described above) and the attendance fees for Board and committee meetings were eliminated.

The “Deferred Compensation Plan for Non-Employee Directors” was also amended to allow non-employee directors to defer all or a portion of the equity retainer into deferred payments to be paid upon the director’s departure from the Board.

As noted under “—Equity Compensation,” historically, each director received an annual grant of 7,000 stock options and 3,600 unrestricted common shares. Because these grants were denominated in shares, the annual compensation paid to our directors fluctuated based on the value of the Company’s common shares at the time of grant. The Compensation and Management Development Committee believed that it was important to eliminate the variation with respect to the annual equity compensation and decided to grant the directors’ annual equity awards based on a fixed dollar amount rather than a fixed number of options or common shares. In determining the amount of the 2010 annual equity grant, the Compensation and Management Development Committee reviewed the director compensation levels at our Compensation Peer Group as well as general industry director compensation levels (based on Equilar’s 2009 S&P 500 Committee Members and Chair Compensation Trends Report and general industry survey data provided by Pearl Meyer & Partners). The Compensation and Management Development Committee also strived to maintain a grant level that was consistent with the Company’s historical director compensation levels and, accordingly, evaluated the average of the Company’s historical annual equity grant levels over the past four years, as detailed in the following table:

Year	Committee Chair Total Compensation (average)		Board Member Total Compensation (average)
Four-Year Average(1) (2006-2009)	$252,667	(2)	$229,347	(2)
2010	$260,000		$235,000

(1)	The four-year average was calculated based on compensation paid to directors serving on the Board of Directors for a full year of service and excludes compensation of directors for partial years of service.

(2)	The equity valuation included in the four-year average was based on a constant Black-Scholes value.

CORPORATE GOVERNANCE

Governance Guidelines; Business Practices Policy; Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which reflect the principles by which PulteGroup operates. The guidelines address an array of governance issues and principles including: director independence, committee independence, management succession, annual Board evaluation, periodic director evaluation, director share ownership, director nominations, director age limitations, role of the Lead Director, and executive sessions of the independent directors. PulteGroup’s Governance Guidelines are available for viewing on our website at www.pultegroup.com. The Board of Directors also has adopted a Business Practices Policy, which applies to all directors and employees and a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller and other senior officers. The Company intends to include on its website any waivers of its Business Practices Policy that relate to executive officers and directors as well as any amendments to, or waivers from, a provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Board Leadership

Our Corporate Governance Guidelines contemplate that the independent directors will designate one of the independent directors to serve as Lead Director for a three year term. As noted above, Mr. McCammon currently serves as Lead Director. In order to assist with post-merger integration matters, Mr. McCammon has served as Lead Director beyond the expiration of his initial three year term. We anticipate that a new Lead Director will be designated by July 2010. The Lead Director works with the Chairman and Chief Executive Officer to ensure that the Board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board and management. In addition, the Lead Director’s duties include convening and chairing regular executive session meetings of the non-management directors and, as appropriate, providing prompt feedback to the Chairman and Chief Executive Officer; coordinating and developing the agenda for executive sessions of the independent directors; convening meetings of the independent directors if necessary; coordinating feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and management; providing final approval, after consultation with the Chairman and Chief Executive Officer, as to the agendas for meetings of the Board and informational needs associated with those agendas and presentations; performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board; in the absence of the Chairman of the Board, acting as chair of meetings of the Board; serving as the designated spokesperson for the Board when it is appropriate for the Board to comment publicly on any matter; and being available for consultation and direct communication if requested by the Company’s major shareholders. The Board of Directors believes that having a combined Chairman and Chief Executive Officer and an independent Lead Director having significant and well-defined responsibilities as described above enhances the Chairman and Chief Executive Officer’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions of the Board of Directors, and accordingly facilitates the overall functioning of the Board of Directors.

Board Role in Risk Oversight

The Board of Directors’ involvement in risk oversight includes both formal and informal processes and involves the Board of Directors and committees of the Board of Directors.

On a periodic basis, when determined by the Board of Directors or by PulteGroup management to be advisable, the Board of Directors or selected committees of the Board of Directors will undertake a formal enterprise risk assessment at which risks facing PulteGroup and associated responses are evaluated in detail. Additionally, the Board of Directors periodically engages in a detailed review of downside business risks to PulteGroup, which was most recently conducted in response to the deterioration in the overall macroeconomic climate as a result of the recent financial crisis. The Board of Directors expects to conduct enterprise risk assessments and downside risk analyses on a periodic basis as determined to be appropriate.

In addition to the formal processes described in the preceding paragraph, the Board of Directors and committees of the Board of Directors are also involved in risk oversight on a more informal basis at regular Board and committee meetings. The Audit Committee receives materials on a quarterly basis to address the identification and status of risks to the Company, including financial risks and litigation claims and risks. At meetings of the full Board of Directors, these risks are identified to Board members, and the Chairman of the Audit Committee reports on the activities of the Audit Committee regarding risk analysis. In addition, two times per year, the Audit Committee receives a report from PulteGroup’s Ethics Committee regarding current risks and associated responses. The other committees of the Board of Directors also consider and address risk as they perform their respective responsibilities, and such committees report to the full Board of Directors from time to time as appropriate, including whenever a matter rises to the level of a material or enterprise level risk. The Board of Directors also receives regular financial and business updates from senior management, which updates involve detailed reports on financial and business risks facing PulteGroup when applicable.

Available information about PulteGroup

The following information is available on PulteGroup’s website at www.pultegroup.com and in print for any shareholder upon written request to our Secretary:

•	Previously filed SEC current reports, quarterly reports, annual reports, and reports under Section 16(a) of the Securities Exchange Act of 1934

•	Audit Committee Charter

•	Compensation and Management Development Committee Charter

•	Nominating and Governance Committee Charter

•	Code of Ethics (for Covered Senior Officers)

•	Business Practices Policy

•	Corporate Governance Guidelines

•	By-laws

DIRECTOR NOMINATION RECOMMENDATIONS

The Nominating and Governance Committee does not have a single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including candidates recommended by shareholders. The Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Committee will review all proposed nominees, including those proposed by shareholders, in accordance with its charter and PulteGroup’s Corporate Governance Guidelines. While the Committee has not established specific types of experience or skills for potential candidates, the Committee will review the person’s judgment, experience, qualifications, independence, understanding of PulteGroup’s business or other related industries, and such other factors as the Committee determines are relevant in light of the needs of the Board of Directors and PulteGroup. The Board of Directors believes that diversity is also an important goal, and will consider it in reviewing proposed nominees. Although there is no specific policy on diversity, the Nominating and Governance Committee takes various considerations into account in its selection criteria for new directors. Such considerations may include the achievement of diversity on the basis of gender, race, national origin, functional background, and executive or professional experience. The Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

You may recommend a person to be nominated for director by writing to our Secretary by certified mail, return receipt requested, or by recognized overnight courier, to Steven M. Cook, Senior Vice President, General Counsel and Secretary, PulteGroup, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304.

Your recommendation must set forth:

•	the name, age, business address, and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended;

•	any other information you believe is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•	your name and record address;

•	the class or series and number of PulteGroup common shares which you own of record or beneficially;

•	a description of all arrangements or understandings between you and any other person (naming such person) pursuant to which the recommendation is being made by you; and

•

any other information relating to you that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

2009 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the following topics:

•	the process used to determine compensation for our named executive officers;

•	the objectives of our executive compensation program, including appropriately incentivizing the executives and results that are designed to reward and motivate;

•	the various elements of our executive compensation program;

•	the rationale for using each element of executive pay; and

•	the method of determining the level of each individual element.

For 2009, our “named executive officers” are William J. Pulte, the Company’s founder and former Chairman of the Board, Richard J. Dugas, Jr., Chairman of the Board, President and Chief Executive Officer, Steven C. Petruska, Executive Vice President and Chief Operating Officer, Roger A. Cregg, Executive Vice President and Chief Financial Officer, James R. Ellinghausen, Executive Vice President, Human Resources, and Steven M. Cook, Senior Vice President, General Counsel and Secretary. Effective August 18, 2009, Mr. Pulte retired as Chairman of the Board of Directors. In addition, Mr. Pulte resigned as an employee and director of the Company, effective March 31, 2010, and assumed the non-executive position of Founder and Chairman Emeritus. Please see the “Consulting Agreement with William J. Pulte” section of this Compensation Discussion and Analysis for a description of benefits to be paid to Mr. Pulte in connection with his departure and Mr. Pulte’s post-termination consulting arrangement with the Company.

Establishing and Evaluating Executive Compensation

Executive Compensation Philosophy

Our overall compensation philosophy applicable to executive officers is to provide a compensation program that is intended to attract and retain qualified executives for PulteGroup through fluctuating business cycles, provide them with incentive to achieve our strategic, operational, and financial goals, increase shareholder value, and reward short and long-term financial success. The Compensation and Management Development Committee of the Board of Directors (the “Committee”) also intends to motivate the named executive officers to achieve other non-financial objectives, including customer satisfaction, people development, and building and maintaining a strong culture within the organization.

Key principles of our executive compensation philosophy include:

•	providing total compensation levels that are competitive with our direct competitors within the homebuilding industry, as well as companies of similar size and complexity in other industries;

•	aligning the short and long-term interests of our executives with those of our shareholders;

•	delivering a significant portion of total compensation through performance-based, variable pay;

•	encouraging our executives to own significant levels of PulteGroup shares;

•

balancing cash compensation with equity compensation to ensure that each executive has a significant personal financial stake in PulteGroup’s share price performance (in general, we seek to provide more than 50% of total compensation to named executive officers in the form of equity compensation); and

•

balancing short-term compensation with long-term compensation to ensure that our senior executives are properly focused on the achievement of both short-term operational and financial goals and longer-term strategic objectives.

While our executive compensation philosophy and decisions with respect to compensation do not differ materially as applied to each of our named executive officers, the Committee believes that, given the contributions of Mr. Dugas to our overall strategy, as well as the requirements and responsibilities of his position as Chairman of the Board and leader of the Company, the total compensation levels for Mr. Dugas should be higher than the total compensation levels of the other named executive officers.

Consistent with the key principles described above, in implementing our compensation programs we strive to create a “pay for performance” environment. By tying a significant portion of our executive officers’ compensation to the performance of the Company, we reward our executives for performance that benefits our shareholders. Our “pay for performance” philosophy is illustrated in the following chart which compares our five-year stock price performance to the total direct compensation of our Chairman of the Board, President and Chief Executive Officer.

CEO Total Compensation v. Company Share Price (FY 2005 – FY 2009)

(1)	Total Direct Compensation reflects base salary, payouts under the Annual Incentive Program, amounts paid under the 2000 Long-Term Incentive Plan, amounts earned under the 2008 Long-Term Incentive Program and equity grants awarded for that year’s performance. The methodology used with respect to this table differs from the methodology used in the Summary Compensation Table for reporting equity awards (e.g., February 2010 restricted share and stock option grants will be reflected in 2010 compensation in the Summary Compensation Table even though such grants relate to 2009 performance). Stock options have been valued pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (formerly, Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment).

(2)	Share price reflects the exercise price of the annual stock option grant.

(3)	The 2009 equity award value includes both the February 2010 equity award granted to Mr. Dugas in connection with his assumption of the role of Chairman of the Board of Directors on August 18, 2009 and the additional post-merger equity grant on August 18, 2009 discussed elsewhere in this Compensation Discussion and Analysis.

The Compensation and Management Development Committee

The Committee establishes the Company’s executive compensation philosophies and oversees the development and implementation of the Company’s executive compensation program. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at www.pultegroup.com. In general, the scope of the Committee’s authority is determined by the Board of Directors, or established by formal incentive plan documents. The fundamental responsibilities of the Committee include the following with respect to the Company’s senior executives:

•	to establish compensation-related performance objectives under the applicable Annual Incentive Program and Long-Term Incentive Program that support our strategic plan;

•	to establish individual performance goals and objectives for the Chief Executive Officer and other executive officers;

•	to evaluate the job performance of the Chief Executive Officer and the other executive officers in light of those goals and objectives;

•

to annually review and approve compensation levels for the Company’s Chief Executive Officer and other named executive officers. The Committee seeks input from the independent members of PulteGroup’s Board of Directors in establishing compensation levels for the Company’s named executive officers (including the Chief Executive Officer);

•	to administer PulteGroup’s equity compensation and shareholder-approved incentive compensation plans;

•	to recommend to the Board the compensation arrangements for non-employee directors; and

•

to review PulteGroup’s leadership development programs and initiatives and discuss performance, leadership development, and succession planning for key officers with the Chief Executive Officer, as appropriate.

Information on the Committee’s processes and procedures for consideration of executive compensation are addressed under “Committees of the Board of Directors—Compensation and Management Development Committee” above.

The Committee is currently comprised of Messrs. Bernard W. Reznicek, Patrick O’Leary, James J. Postl and Ms. Cheryl W. Grisé. Mr. Reznicek, who has served on the Board of Directors for approximately eight years, is the Committee Chairman. Each member of the Committee qualifies as an independent director under NYSE listing standards and our Corporate Governance Guidelines.

Role of Executive Officers

As noted above, the Committee is responsible for all compensation decisions for our senior executives (which include the named executive officers). Mr. James R. Ellinghausen, the Company’s Executive Vice President, Human Resources, works with Mr. Reznicek to establish meeting agendas and to determine whether any members of PulteGroup’s management or outside advisors should attend meetings. The Chairman of the Board, President and Chief Executive Officer, Mr. Richard J. Dugas, annually reviews the performance of each member of senior management (other than Mr. Dugas’ performance and the performance of the Company’s founder and former Chairman, Mr. William J. Pulte). Recommendations based on these reviews, including salary adjustments, annual bonuses, and equity grants, are presented to the Committee. Decisions regarding salary adjustments, annual bonuses, and equity grants for Messrs. Dugas and Pulte are made by the Committee. All decisions for 2009 made with respect to Messrs. Petruska, Cregg, Ellinghausen and Cook were made after deliberation with Mr. Dugas. At various times during the year at the request of the Committee, Mr. Steven C. Petruska, our Executive Vice President and Chief Operating Officer, and Mr. Roger A.

Cregg, our Executive Vice President and Chief Financial Officer, may attend Committee meetings, or portions of Committee meetings, to provide the Committee with information regarding the Company’s operational performance, financial performance, or other topics requested by the Committee to assist the Committee in making its compensation decisions.

Key Factors in Setting 2009 Compensation

In establishing and evaluating the Company’s 2009 executive compensation program, the Committee, in consultation with Mr. Dugas, as applicable, considered the following key factors:

•	overall Company performance and specific financial results relative to incentive performance goals established by the Committee in February 2009;

•

competitive pay practices (evaluated based on our Compensation Peer Group and executive compensation survey data and recommendations of our outside compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”));

•	individual performance of each of our named executive officers;

•	historical equity grants and the current value of each of our named executive officer’s equity holdings;

•	tally sheets presenting the potential compensation for each of our named executive officers based on various stock values and performance levels under our incentive compensation programs; and

•	our ability to retain key talent.

In addition to the above described key factors, the Company’s acquisition of Centex Corporation (“Centex”) on August 18, 2009 also impacted the Company’s compensation decisions in 2009. Effective on the date of the transaction, Mr. Dugas was appointed Chairman of PulteGroup’s Board of Directors, succeeding Mr. Pulte. Mr. Pulte continued to serve as a director and employee of the Company after the merger and, as a result of his continued contributions to the Company, continued to receive his base salary in 2009; however, the Committee did reduce Mr. Pulte’s 2009 bonus opportunity under the Company’s Annual Incentive Program to a maximum payout of $500,000 and determined that Mr. Pulte would no longer participate in the Company’s Long Term Incentive (“LTI”) Program beginning with the year ending December 31, 2009 (except to the extent that all earned LTI awards prior to 2009 would be paid pursuant to the terms of the LTI Program) and he would no longer be eligible for further annual equity grants. Please see the “Equity Grant” section of this Compensation Discussion and Analysis for information regarding the impact of the Centex acquisition on the Company’s equity grants in 2009.

Use of Tally Sheets

The Committee reviews tally sheets, prepared by management and reviewed by Pearl Meyer, which present comprehensive data on the potential compensation for each of the named executive officers based on various stock values and performance levels under our incentive compensation programs. The tally sheets provide the Committee with a framework of potential minimum and maximum compensation levels that each named executive officer may earn under the Company’s executive compensation program. While the tally sheets provide a framework for the Committee, they are not determinative of the elements or amounts of compensation paid.

Market Comparisons

The Committee does not believe that it is appropriate to establish compensation levels based only on market practices. The Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. While the Committee factors peer compensation levels and practices into our compensation decisions, it does not target compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies. The Committee believes, however, that information regarding pay practices at other companies is useful in two respects. First, it recognizes that PulteGroup’s compensation practices must be generally competitive in the homebuilding marketplace for executive talent. Second, this marketplace information is one of the many factors that the Committee considers in assessing the reasonableness of compensation.

The Committee compares each element of total compensation against a peer group of publicly-traded homebuilding companies (collectively, the “Compensation Peer Group”). Even though the size of the Compensation Peer Group has decreased in the past several years due to the continued consolidation of the home-building industry, the Committee believes that the companies included in the 2009 Compensation Peer Group represent the companies with which we compete for executive talent. The companies currently comprising the Compensation Peer Group are:

D.R. Horton, Inc.	NVR, Inc.
KB Home	The Ryland Group, Inc.
Lennar Corporation	Toll Brothers, Inc.

During 2009, the Company acquired Centex and, accordingly, Centex was removed from the Compensation Peer Group. For comparison purposes, after the Company’s acquisition of Centex, our market capitalization and annual revenues became the highest of the companies included in the Compensation Peer Group. The Committee considers this factor, as well as other factors such as management ownership, founder status of named executive officers, and financial performance in evaluating market data.

In addition to reviewing compensation practices among the Compensation Peer Group, the Committee believes it is important to review compensation practices within the general business industry. While the Committee does not undertake a formal benchmarking process, it does review a blend of general industry survey data to evaluate whether the Company’s compensation policies are in line with such survey data. The 2009 survey data was compiled from the following general industry compensation surveys: Mercer Human Resource Consulting’s US Mercer Benchmark Database (MBD) Executive (which has approximately 2,200 participating companies); Towers Perrin’s U.S. Compensation Data Bank (CDB) Executive (which has approximately 750 participating companies); and Watson Wyatt Data Services’ Top Management Compensation (which has approximately 860 participating companies). To assist the Committee in its review of the general industry survey data, Pearl Meyer extracts compensation information from the surveys with respect to companies with annual revenues ranging from $5 billion to $10 billion. The Committee believes that the compensation practices at companies of this size are most relevant to the Committee’s decision-making process.

Executive Compensation Program Elements

The Committee has designed the elements of the compensation program for the named executive officers to advance the short-and long-term strategies of the Company. The Committee believes that employment at all levels of the Company should be based on sustained good performance rather than contractual terms. As a result, none of the named executive officers has an employment agreement, severance agreement or “golden parachute” agreement with the Company.

The following chart sets forth various compensation elements under the Company’s compensation program, each of which is described in detail in this Compensation Discussion and Analysis, and the purpose of each element.

Program Element	Purpose
Annual Base Salary	• Provides base pay levels that are competitive with market practices in order to attract, motivate and retain top executive talent.
Annual Incentive Program

•   Provides annual incentive opportunities that are competitive with market practices in order to attract, motivate and retain top executive talent.

•   Rewards executives for annual performance results relative to pre-established goals that are deemed critical to the success of the Company.

•   Aligns interests of executives with those of our shareholders.

Long-Term Incentive Program

•   Motivates and rewards executives for the long-term performance results relative to pre-established goals that are deemed critical to the success of the Company.

•   Focuses executives on long-term operational performance of the Company.

•   Retains top executive talent over a 3-year period.

•   Aligns interests of executives with those of our shareholders.

Equity • Stock Options with 4-year installment vesting • Restricted Shares with 3-year cliff vesting

•   Provides equity grants that are competitive with market practices in order to attract, motivate and retain top executive talent.

•   Focuses executives on long-term performance of the Company.

•   Directly aligns the interests of executives with those of our shareholders.

Program Element	Purpose
Non-Qualified Benefits • Income and Long-Term Deferral Plan

•   Provides benefits that are competitive with market practices in order to attract and retain top executive talent.

•   Provides a vehicle for deferred compensation in addition to our 401(k) plan and allows participants to defer a portion of their incentive income that earns interest until the amount is distributed at future date(s) specified by the participant (e.g., the applicable 2009 interest rate was 3.65%).

Perquisites • Financial & Tax Planning Reimbursements • Health Examination Reimbursements	• Provides perquisites that are competitive with market practices in order to attract and retain top executive talent.
Clawback Policy

•   To discourage named executive officers from engaging in certain actions that the Committee believes would be detrimental to the Company (please see “2010 Compensation Decisions” for further information regarding the clawback policy).

Base Salary

The Committee determines the appropriateness of executives’ base salaries by considering the responsibilities of their positions, their individual performance and tenure, internal equity, by comparison to the base salary levels of executives in the Compensation Peer Group and the general industry compensation surveys and the recommendations of Pearl Meyer. Base salary increases are considered annually and are based upon both individual and Company performance in the prior year. In light of the continuation of the significant downturn in the homebuilding industry, the Committee elected not to increase the 2009 base salary levels for the named executive officers from the 2008 base salary levels, except that, in the case of Mr. Cook, his base salary was increased to reflect a competitive pay increase and recognize his individual performance.

Annual Incentive Compensation

Under the shareholder-approved Pulte Homes, Inc. 2008 Senior Management Incentive Plan (the “2008 Incentive Plan”), the Committee provides both annual and long-term incentives.

The Committee adopted the 2009 Annual Incentive Program (the “Annual Program”) under the 2008 Incentive Plan. Under the Annual Program, payment of awards to participating officers for performance during PulteGroup’s fiscal year ending December 31, 2009 was subject to the attainment of specific performance goals. For each of our named executive officers, those performance goals were pre-tax income and cash flows from operations.

The table below indicates the performance metrics and potential payouts with respect to the Company’s achievement in pre-tax income and cash flows from operations. The Committee believes that these performance metrics were the most meaningful measures of the Company’s 2009 performance for our investors. The Committee determined the weighting of the performance metrics by evaluating the importance of the two measures to the Company’s success in 2009 and after considering the use of operating cash flow as the sole performance measure under the LTI Program for 2009. In addition, the Committee established the payout formula to encourage strong, focused performance. The threshold payout level was designed to be reasonably achievable, given the economic and market conditions at the time the targets were set. The target payout level was designed to be reasonably achievable with strong management performance, while payout at the maximum level was designed to be difficult to achieve.

		2009 Goals (in 000s)
Performance Measures	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Audited Result	Achieved Payout (4)	Weighted Payout
Pre-Tax Operating Income (1)	67%	$40,000	$80,000	$160,000	(3)	0%	0%
Operating Cash Flow (2)	33%	$50,000	$200,000	$500,000	$381,663	161%	53%
					Total % of Target:		53%

(1)	Pre-tax income excludes the impact of (i) land impairments, (ii) net realizable value impairments and forfeiture of pre-acquisition costs, (iii) gains on land sales below original basis, (iv) accounting changes, and (v) non-cash amortization.

(2)	In accordance with the terms of the Annual Program, operating cash flow excludes tax refunds and payments. For 2009, operating cash flow equaled $381,663 (Net Cash Provided by Operating Activities of $738,853 less the net amount of income tax payments and refunds of $357,190).

(3)	The results for this performance metric did not satisfy the performance goal required for payout at the threshold performance level.

(4)	Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.

The Company’s performance exceeded the Company’s target performance goal with respect to cash flows from operations, which was assigned a 33% weight. The Company’s performance, however, did not satisfy the pre-tax income goal, which was assigned a 67% weight. Pursuant to the terms of the Annual Program, each performance goal is measured and paid out independently of other performance goals. Because the Company’s performance exceeded the target performance goal with respect to cash flows from operations, each of the named executive officers received a total payout regarding the cash flow performance under the Annual Program above such targeted award. Because the Company’s performance did not satisfy its performance goal with respect to pre-tax income, the named executive officers did not receive a payout with respect to this performance goal under the Annual Program. As a result, the total payout under the Annual Program for Messrs. Pulte, Dugas, Petruska, Cregg, Ellinghausen, and Cook was slightly more than half of their total targeted award under the Annual Program. Pursuant to the terms of the 2008 Incentive Plan, the Committee has the discretion to pay the awards in cash, restricted shares or both. The Committee has determined to pay a portion of each award in restricted shares which vest three years after the date of grant.

The table below indicates the award opportunities established by the Committee, the cash payout and the number of restricted shares received with respect to each performance goal under the Annual Program. The Committee determined the target payout level for each of the named executive officers based on each named executive officer’s position within the Company, each named executive officer’s historical pay levels, the incentive pay for executives at companies in our Compensation Peer Group and the general industry compensation surveys and the recommendations of Pearl Meyer.

Executive	Base Salary 1/1/2009	Target as % of Salary	Threshold (1)	Target	Maximum	Cash Payout		Restricted Share Award (3)	Total Payout
William J. Pulte	$1,000,000	175%	$288,750	$1,750,000	$3,500,000	$500,000	(2)	$0	$500,000
Richard J. Dugas, Jr.	$1,000,000	175%	$288,750	$1,750,000	$3,500,000	$600,600		$326,892	$927,492
Steven C. Petruska	$775,000	150%	$191,813	$1,162,500	$2,325,000	$398,970		$217,146	$616,116
Roger A. Cregg	$675,000	120%	$133,650	$810,000	$1,620,000	$277,992		$151,303	$429,295
James R. Ellinghausen	$475,000	100%	$78,375	$475,000	$950,000	$163,020		$88,722	$251,742
Steven M. Cook	$355,000	100%	$58,575	$355,000	$710,000	$121,836		$66,312	$188,148

(1)	The threshold amount represents the minimum award that could be paid to the named executive officer upon the Company’s satisfaction of the cash flows from operations performance goal due to its lower weighting. As noted previously, each performance goal is measured and paid out independently of the other performance goal.

(2)	In connection with our acquisition of Centex and Mr. Pulte’s resignation as Chairman of our Board of Directors, on August 18, 2009, the Committee adjusted Mr. Pulte’s 2009 bonus opportunity under the Company’s Annual Program to a maximum payout of $500,000.

(3)	The number of restricted shares awarded was based on the fair market value of the Company’s common shares on the February 11, 2010 grant date, as determined pursuant to the terms of the 2004 Stock Incentive Plan.

Long-Term Incentive Compensation

In order to provide management with incentive to achieve our long-term goals, in connection with the adoption of the 2008 Incentive Plan, the Committee adopted the Long-Term Incentive Program (the “LTI Program”). The 2008 Incentive Plan and LTI Program superseded a long-term incentive plan initially approved by our shareholders in 2000 and the performance metrics of which were re-approved by shareholders in 2005 (the “2000 LTIP”). Under the 2000 LTIP, the 2007-2009 performance period ended on December 31, 2009. After the approval of the 2008 Incentive Plan by the Company’s shareholders in 2008, no further awards were or will be granted under the 2000 LTIP. The LTI Program under the 2008 Incentive Plan and the 2007-2009 performance period under the 2000 LTIP are discussed below.

LTI Program

During 2009, each named executive officer was granted an aggregate award opportunity under the LTI Program for the 2009-2011 performance period. Each participant may earn up to one-third of the award opportunity for each year in the three-year performance period if the performance objectives with respect to such year are satisfied. For the fiscal year ended December 31, 2009, the 2009-2011 and 2008-2010 performance periods were outstanding under the LTI Program. The Committee designed the LTI Program to have overlapping performance periods to address the cyclical nature of the home-building industry. These overlapping performance periods provide the Committee with the flexibility to address circumstances within our industry as well as the general economic and market conditions at the time the targets are set.

For each of the named executive officers, a portion of the award opportunity under the 2009-2011 and 2008-2010 performance periods was based on the Company’s cash flows from operations. The remainder of the award opportunity was based on the attainment of individual performance goals, which varied by named executive officer. In connection with our acquisition of Centex and Mr. Pulte’s resignation as Chairman of our Board of Directors, Mr. Pulte ceased participating in the LTI Program beginning with the year ended December 31, 2009 (except to the extent that all earned LTI Program awards prior to 2009 will be paid pursuant to the terms of the LTI Program). For each of our named executive officers (other than Mr. Pulte), the award opportunity based on the Company’s cash flows from operations comprised 70%, and the award opportunity based on individual performance comprised 30%, of the named executive officer’s aggregate award opportunities under the two awards granted under the LTI Program. The payment of any award earned by a participant for the 2009-2011 performance period and the 2008-2010 performance period based on the 2009 performance goals is conditioned upon the continued employment of the participant by PulteGroup until December 31, 2011 and December 31, 2010, respectively, (subject, in each case, to earlier vesting in specific circumstances) at which time the award will vest and become payable. Please see the “2009 Grants of Plan–Based Awards Table” for the aggregate award opportunity under the 2009-2011 performance period that was granted to each named executive officer in 2009.

Company Award Under the LTI Program

The table below indicates the performance metrics with respect to the Company’s achievement of cash flows from operations for the 2009-2011 and 2008-2010 performance periods. The Committee believes that this performance metric is a meaningful measure of the Company’s performance for our investors. The Committee determined that cash flows from operations should be the sole performance measure under the LTI Program for 2009 after evaluating the importance of the measure to the Company’s success in 2009 and considering the use of operating cash flow and pre-tax operating income as performance measures under the Annual Program for 2009 as well as the Company’s long-term need for cash. In addition, the Committee established the payout formula to encourage strong, focused performance. The threshold payout level was designed to be reasonably achievable, given the economic and market conditions at the time the targets were set. The target payout level was designed to be reasonably achievable with strong management performance, while payout at the maximum level was designed to be difficult to achieve.

	2009 Goals (in 000s)
Performance Measures	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Audited Result	Earned Award (2)
Operating Cash Flow (1)	$50,000	$200,000	$500,000	$381,663	161%

(1)	In accordance with the terms of the LTI Program, operating cash flow excludes tax refunds and payments. For 2009, operating cash flow equaled $381,663 (Net Cash Provided by Operating Activities of $738,853 less the net amount of income tax payments and refunds of $357,190).

(2)	Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.

The Company’s performance exceeded the Company’s target performance goal with respect to cash flows from operations in 2009 and, as a result of the Company’s performance, each of the named executive officers received a payout above his target award with respect to this performance measure. Each named executive officer also satisfied his individual performance goals for the 2009 performance year. As noted previously, the payment of any amounts earned under the LTI Program is conditioned upon the continued employment of the participant by PulteGroup until the expiration of the performance period (subject to earlier vesting in specific circumstances), at which time the award will vest and become payable. Pursuant to the terms of the 2008 Incentive Plan, the Committee has the discretion to pay the awards in cash, restricted shares or both. The Committee has determined to pay a portion of the award based on Company performance in restricted shares which vest three years after the date of grant.

The tables below indicate the award opportunities established by the Committee relating to the individual and Company awards and the amounts earned and the restricted shares received for the 2009 performance year under the LTI Program. The Committee determined the target payout levels for each of the named executive officers based on each named executive officer’s position within the Company, each named executive officer’s historical pay levels, the incentive pay for executives at companies in our Compensation Peer Group, and the general industry compensation surveys and the recommendations of Pearl Meyer.

2009 Company Award Under 2009-2011 and 2008-2010 Performance Periods

Executive	Performance Period	Base Salary (1)	Target as % of Salary	Threshold	Target	Maximum	Cash Award Earned	Restricted Share Award (2)	Total Earned Award
William J. Pulte	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Richard J. Dugas, Jr.	2009-2011	$1,000,000	40.8%	$204,167	$408,333	$816,667	$424,667	$232,746	$657,412
	2008-2010	$1,000,000	40.8%	$204,167	$408,333	$816,667	$424,667	$232,746	$657,412
Steven C. Petruska	2009-2011	$775,000	35.0%	$135,625	$271,250	$542,500	$282,100	$154,611	$436,711
	2008-2010	$775,000	35.0%	$135,625	$271,250	$542,500	$282,100	$154,611	$436,711
Roger A. Cregg	2009-2011	$675,000	28.0%	$94,500	$189,000	$378,000	$196,560	$107,720	$304,280
	2008-2010	$675,000	28.0%	$94,500	$189,000	$378,000	$196,560	$107,720	$304,280
James R. Ellinghausen	2009-2011	$475,000	23.3%	$55,417	$110,833	$221,667	$115,267	$63,165	$178,432
	2008-2010	$475,000	23.3%	$55,417	$110,833	$221,667	$115,267	$63,165	$178,432
Steven M. Cook	2009-2011	$355,000	18.7%	$33,133	$66,267	$132,533	$68,917	$37,769	$106,686
	2008-2010	$340,000	14.0%	$23,800	$47,600	$95,200	$49,504	$27,125	$76,629

(1)	Base salary is measured as of the first day of the performance period.

(2)	The number of restricted shares awarded was based on the fair market value of the Company’s common shares on the February 11, 2010 grant date, as determined pursuant to the terms of the 2004 Stock Incentive Plan.

Individual Award Under the LTI Program

The award opportunity based on the attainment of individual performance goals varied by named executive officer, and included achieving the 2009 business plan for earnings per share, pre-tax profitability and incremental cash flows, achieving total shareholder return targets, improved gross margin and quality metrics, participation in investor events, achieving goals with respect to productivity, efficiency, customer satisfaction, expense management, succession management, employee retention, diversity and mortgage capture rate, effective capital structure management, oversight of an ethics committee, assistance in the development of compensation programs consistent with the Company’s compensation philosophies, development of reports to monitor construction quality, development of a compliance training program, and management of legal expenses.

With respect to awards under the LTI Program based on individual performance, each of the named executive officers earned an award at target level based upon the achievement of his performance goals. The Compensation and Management Development Committee determined to make these awards at target level based upon the individual performance of each of the named executive officers. Please see the footnotes to the “2009 Individual Award Under 2009-2011 and 2008-2010 Performance Periods” table for a discussion of some of the performance criteria considered by the Compensation and Management Development Committee in determining the award for the individual component of the LTI Program.

2009 Individual Award Under 2009-2011 and 2008-2010 Performance Periods

Executive	Performance Period	Base Salary (1)	Target as % of Salary	Target	Cash Award Earned
William J. Pulte	N/A	N/A	N/A	N/A	N/A
Richard J. Dugas, Jr. (2)	2009-2011	$1,000,000	17.5%	$175,000	$175,000
	2008-2010	$1,000,000	17.5%	$175,000	$175,000
Steven C. Petruska (3)	2009-2011	$775,000	15.0%	$116,250	$116,250
	2008-2010	$775,000	15.0%	$116,250	$116,250
Roger A. Cregg (4)	2009-2011	$675,000	12.0%	$81,000	$81,000
	2008-2010	$675,000	12.0%	$81,000	$81,000
James R. Ellinghausen (5)	2009-2011	$475,000	10.0%	$47,500	$47,500
	2008-2010	$475,000	10.0%	$47,500	$47,500
Steven M. Cook (6)	2009-2011	$355,000	8.0%	$28,400	$28,400
	2008-2010	$340,000	6.0%	$20,400	$20,400

(1)	Base salary is measured as of the first day of the performance period.

(2)	For Mr. Dugas, (i) the incremental cash flows target was exceeded, (ii) the quality metrics set for Mr. Dugas were exceeded, and (iii) Mr. Dugas’ performance with respect to participating in investor events and educating the investment community with respect to the Company’s vision and strategy was viewed as excellent.

(3)	For Mr. Petruska, (i) the incremental cash flows target was exceeded, (ii) achievement of customer satisfaction and expense management was viewed as exemplary as evidenced by satisfaction of certain quality metrics established for Mr. Petruska and satisfaction of goals relating to reduction in service and material expenses, (iii) substantial progress in productivity and efficiency was achieved in the context of the significant downturn in the homebuilding industry, with improvements in the areas of construction standards, sourcing arrangements and the development of “lean” training, (iv) customer satisfaction remained high, with PulteGroup achieving the number one position in the J.D. Power and Associates New-Home Builder Customer Satisfaction Study, (v) the mortgage capture rate was at a record high for 2009, and (vi) the goal of retaining employees was achieved in the context of substantial personnel reductions necessitated by the significant downturn in the homebuilding industry.

(4)	For Mr. Cregg, (i) the incremental cash flows target was exceeded, (ii) performance with respect to capital structure management was viewed as excellent in the context of the significant downturn in the homebuilding industry, with the development of market-by-market objectives with respect to the preservation of cash and with respect to the pursuit of significant tax benefits attributable to the current homebuilding environment, (iii) substantial progress in productivity and efficiency was achieved in the context of the significant downturn in the homebuilding industry, and (iv) Mr. Cregg effectively educated the investment community with respect to the Company’s vision and strategy through various investor events.

(5)	For Mr. Ellinghausen, (i) the incremental cash flows target was exceeded, (ii) the goal of retaining employees was achieved in the context of substantial personnel reductions necessitated by the significant downturn in the homebuilding industry, (iii) the development of the Company’s plans and strategies with respect to culture, inclusion and diversity, (iv) his effectiveness as chairperson of the Company’s ethics committee and his leadership role with respect to various ethics and compliance training programs, and (v) his significant contributions to the Compensation and Management Development Committee’s review of the Company’s various executive compensation programs.

(6)	For Mr. Cook, (i) the incremental cash flows target was exceeded, (ii) improvements were made in monitoring construction quality as a result of Mr. Cook’s development of a construction quality reporting system, (iii) his effective implementation of a compliance training program, and (iv) his successful management of legal costs as a result of various processes implemented with respect to litigation management and the use of outside counsel.

2000 LTIP

Under the 2000 LTIP, performance compensation is awarded to each participant based upon the level of achievement of pre-established objective performance goals. For the 2007-2009 performance periods, award opportunities were based two-thirds upon the achievement of cumulative earnings per share objectives and one-third upon the achievement of average return on equity objectives. The Committee generally established target performance goals based upon the Company’s projected financial performance over the applicable performance periods.

Target award opportunities under the 2000 LTIP for the 2007-2009 performance period are based on a percentage of each participant’s base salary at the commencement of the performance period. For Messrs. Dugas and Pulte, this percentage is 200% of base salary, for Mr. Petruska, this percentage is 120% of his base salary, for Messrs. Cregg and Ellinghausen, this percentage is 100% of base salary, and for Mr. Cook, this percentage is 60% of base salary. The threshold payout for these performance periods is 50% of the target award opportunity and the maximum payout is 200% of the target award opportunity.

The Company did not achieve the earnings per share or return on equity performance objectives for the 2007-2009 performance period and, therefore, no payouts were made to our named executive officers under the 2000 LTIP for this performance period.

Equity Grants

Annual Equity Grants

We make annual grants of equity to named executive officers as a means of creating a strong linkage between an executive’s long-term incentive compensation and shareholder value. We believe that equity awards:

•	support a pay-for-performance culture, as compensation is only recognized by executives to the extent that value is created for shareholders;

•	balance the overall compensation program by providing an appropriate mix of equity and cash compensation;

•	properly focus executives on long-term value creation for shareholders; and

•	encourage executive retention, particularly through fluctuating business cycles.

The Company’s philosophy is to award equity grants to our executive officers in amounts reflecting the participant’s position, ability to influence our overall performance and individual performance based on a review of our executive officers’ performance during the prior year against pre-determined objectives such as operational efficiency, cash management, and retention and development of key management talent. In addition, the Committee considers historical grant practices, the current value of each executive’s unvested equity holdings, market compensation levels, and executive ownership levels in determining grants for individual executives. To further enhance the linkage between executives’ long-term incentive compensation and shareholder value, PulteGroup has adopted additions to its insider trading policy to prohibit directors and executive officers from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to their PulteGroup security holdings. Additionally, under PulteGroup’s insider trading policy, directors and executive officers are prohibited from holding PulteGroup securities in a margin account or pledging PulteGroup securities as collateral for a loan, as such arrangements could result under some circumstances in a margin sale or foreclosure sale occurring at a time when the director or executive officer is aware of material nonpublic information or otherwise is not permitted to trade in PulteGroup securities.

All stock options granted by the Company have a ten year term and vest over a four year period. Restricted share grants generally cliff vest three years from the anniversary of the grant date. In 2009, the Company amended its equity plan to provide that grants of restricted shares, restricted stock units, and performance share awards would generally be subject to minimum vesting provisions. Under the equity plan, the minimum vesting provisions are not required for grants that, when combined with unrestricted stock awards and other restricted shares, restricted stock units, and performance shares (i) granted on or after July 8, 2009 and (ii) not subject to minimum vesting provisions, would not exceed five percent (5%) of the total number of PulteGroup common shares available for awards under the equity plan (not taking into account any awards granted prior to July 8, 2009). As amended, the equity plan provides that grants of restricted shares and restricted stock units will be subject to a minimum three-year vesting period, except that grants of restricted shares and restricted stock units that are subject to performance measures will be subject to a minimum one-year vesting period. Performance share awards are also subject to a minimum one-year vesting period. Under the equity plan, the Committee has the discretion to accelerate the restriction period applicable to a restricted share award, restricted stock unit award, or performance share only in the case of death, disability, retirement, or a change in control.

If an executive’s employment is terminated for a reason other than death, disability or cause, outstanding options will continue to vest after such termination if at the time of termination, the sum of the executive’s age and the executive’s 12-month periods of full-time employment with the Company equals or exceeds 70 (the “Rule of 70”). In addition, if an executive’s employment is terminated for a reason other than death, disability or cause after a minimum of five years of employment, vested stock options will continue to be exercisable by such executive until the expiration of the stock option according to the terms of its grant (the “Rule of 5”). Certain executives, including the named executive officers, are required to sign a non-competition, non-solicitation and confidentiality agreement to obtain the benefits of the Rule of 70 and the Rule of 5.

In past years, stock options generally were granted on the date of the Company’s regular December Board meeting. Because the Committee believes that all equity grants to the executive officers, including stock option and restricted share grants, should be determined after a review of the Company’s financial statements for a full year, beginning in 2009, stock option awards for executive officers are no longer granted on the date of the Company’s regular December Board meeting Instead, all annual equity awards are expected to be granted on the date of the regular Board meeting to be held in February of the following year, beginning with the Board meeting in February 2010. The exercise price of stock options is fixed as of the date of grant, and cannot be lower than the fair market value of PulteGroup common shares, defined in the equity incentive plan documents as the average of the high and low price of PulteGroup’s common shares traded on the NYSE on the date of grant. The Company does not have a program, plan or practice to time option grants in coordination with the release of material non-public information. The Company may also grant stock options to a newly-hired executive at the Committee meeting following the executive’s hire date. We do not set the grant date of stock option grants to new executives in coordination with the release of material non-public information, and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation. Restricted share awards also are granted from time to time to other employees for strategic retention purposes.

In determining the annual restricted share grants for 2009 performance, the Committee considered the following: (i) the Company’s historical year-over-year compensation practices; (ii) pre-established ranges of total compensation established by the Committee at the beginning of each year; (iii) the decline in the Company’s stock price; (iv) a peer group analysis conducted by Pearl Meyer & Partners of the compensation of executive officers holding comparable positions at the companies within the Compensation Peer Group; (v) PulteGroup’s objective to provide greater incentive based on long-term Company performance; and (vi) the Company’s objective to preserve cash.

In February 2010, the Committee granted the following awards in recognition of each named executive officer’s performance in 2009:

	Stock Options (1)		Restricted Shares (1)
Executive	#	Value (2)	#	Value (2)	Total Value
William J. Pulte	0	$0	0	$0	$0
Richard J. Dugas, Jr.	330,000	$2,120,731	140,000	$1,602,300	$3,723,031
Steven C. Petruska	157,500	$1,012,167	105,000	$1,201,725	$2,213,892
Roger A. Cregg	135,000	$867,572	90,000	$1,030,050	$1,897,622
James R. Ellinghausen	75,000	$481,984	75,000	$858,375	$1,340,359
Steven M. Cook	42,750	$274,731	28,500	$326,183	$600,914

(1)	These equity awards were granted in 2010 and, accordingly, are excluded from the 2009 Summary Compensation Table.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

Merger Related Equity Grants

On August 18, 2009, the Committee determined that, given the significant contributions of each of the named executive officers to the consummation of the Centex acquisition and the Committee’s desire to motivate and retain these executives after the merger, each named executive officer should receive a grant of options to acquire PulteGroup common shares. Accordingly, on August 18, 2009, the Committee granted stock options to acquire 250,000, 150,000, 150,000, 150,000, and 75,000 PulteGroup common shares to Messrs. Dugas, Petruska, Cregg, Ellinghausen, and Cook, respectively, at an exercise price of $12.335 per share, the average of the high and low trading prices of PulteGroup common shares on the grant date. Each award was granted under PulteGroup’s 2004 Stock Incentive Plan and has a ten-year term and vests over a four-year period. The Committee determined the amount of the merger related equity grants based on (i) the role of the named executive officer in consummating the Centex acquisition and the post-merger integration of Centex into the Company, (ii) the Company’s historical annual grants, (iii) the named executive officer’s position within the organization, (iv) a review of the merger related grants with respect to the Company’s acquisition of Del Webb, and (v) the advice of Pearl Meyer & Partners.

Benefits

Executive officers participate in employee benefit plans generally available to all employees on the same terms as similarly-situated employees. Beginning in April 2009, the Company indefinitely suspended the Company match on 401(k) contributions. In addition, each of the named executive officers were eligible to participate in the Health Examination Reimbursement Plan and the Financial Counseling Reimbursement Plan. The named executive officers, as well as other PulteGroup executives, may also participate in the Company’s Non-Qualified Deferral Program, under which they may elect to defer the receipt of their annual and/or long-term incentive cash awards. This plan is discussed further under the section “2009 Non-Qualified Deferred Compensation Table.” We do not have a defined benefit pension plan or any supplemental executive retirement arrangements.

Compensation Mix

As noted in the Executive Compensation Philosophy section of this Compensation Discussion and Analysis, the Committee places significant emphasis on variable, performance-based compensation.

The Committee also retains flexibility in determining the allocation between annual and long-term incentive compensation. In addition, because the Committee seeks to provide more than 50% of total compensation to named executive officers in the form of equity, determinations regarding the amount of stock options granted are based in part on the total compensation awarded to a named executive officer as well as the portion of any incentive payout paid in the form of restricted shares.

2009 Total Compensation

Percentage

	Cash Compensation			Equity Compensation (3)		Form		Period
Executive	Base Salary	Annual Incentive (1)	Long- Term Incentive (2)	Stock Options	Restricted Shares	Fixed (4)	Variable (4)	Short- Term (5)	Long- Term (5)
William J. Pulte (6)	36%	18%	0%	0%	46%	36%	64%	54%	46%
Richard J. Dugas, Jr.	17%	10%	21%	29%	23%	17%	83%	27%	73%
Steven C. Petruska	19%	10%	19%	24%	28%	19%	81%	29%	71%
Roger A. Cregg	18%	8%	15%	28%	31%	18%	82%	26%	74%
James R. Ellinghausen	19%	6%	13%	40%	22%	19%	81%	25%	75%
Steven M. Cook	24%	8%	12%	35%	21%	24%	76%	32%	68%

(1)	For each of our named executive officers, the annual incentive award opportunity under the Annual Program as determined by the Committee was based on pre-tax income and cash flows from operations. Please see “—Annual Incentive Compensation” for a summary of the amounts paid to each named executive officer under the Annual Program.

(2)	During 2009, each named executive officer was granted an aggregate award opportunity under the LTI Program for the 2009-2011 performance period. Each participant may earn up to one-third of the award opportunity for each year in the three-year performance period if the performance objectives with respect to such year are satisfied. For the fiscal year ended December 31, 2009, the 2009-2011 and 2008-2010 performance periods were outstanding under the LTI Program. For each of the named executive officers, a portion of the award opportunity under the 2009-2011 and 2008-2010 performance periods was based on cash flows from operations. The remainder of the award opportunity was based on the attainment of individual performance goals, which varied by named executive officer. The payment of any award earned by a participant for the 2009-2011 performance period and the 2008-2010 performance period based on the 2009 performance goals is conditioned upon the continued employment of the participant by PulteGroup until December 31, 2011 and December 31, 2010, respectively, (subject, in each case, to earlier vesting in specific circumstances) at which time the award will vest and become payable. Each named executive officer was also eligible for an award under the 2000 LTIP for the 2007-2009 performance period. The Company did not achieve the performance objectives relating to earnings per share and return on equity and, as a result, no amounts will be paid under the 2000 LTIP with respect to the 2007-2009 performance period. Please see “—Long-Term Incentive Compensation-LTI Program” for a summary of the amounts earned by each named executive officer under the LTI Program.

(3)	The amounts in these columns include the restricted shares granted to each named executive officer as a portion of each named executive officer’s payout under the Annual Program and LTI Program. The percentages in these columns are based upon the dollar amount reported in the 2009 Summary Compensation Table. Please see the 2009 Summary Compensation Table, notes (1) and (2) for further detail regarding the calculation of these amounts.

(4)	“Fixed” compensation includes base salary, while “variable” compensation includes compensation earned under the Annual Program, LTI Program, and equity grants.

(5)	“Short-term” compensation includes base salary and compensation earned under the Annual Program, while “long-term” compensation includes compensation earned under the LTI Program and equity grants.

(6)	In connection with our acquisition of Centex and Mr. Pulte’s resignation as Chairman of our Board of Directors, the Committee adjusted Mr. Pulte’s 2009 bonus opportunity under the Company’s Annual Program to a maximum payout of $500,000. In addition, Mr. Pulte ceased participating in the LTI Program beginning with the year ended December 31, 2009 (except to the extent that all earned LTI Program awards prior to 2009 will be paid pursuant to the terms of the LTI Program).

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to any “covered employee” under section 162(m), and provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee structures compensation to take advantage of the performance-based compensation exemption under Section 162(m) to the extent practicable. Because the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet section 162(m) standards when necessary to enable PulteGroup to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances. Due to the ambiguities and uncertainties as to the application and interpretation of section 162(m) and the regulations and guidance issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under section 162(m) does, in fact, do so.

2010 Compensation Decisions

At its December 2009 and February 2010 meetings, the Committee took the following actions with respect to compensation matters:

•

Base Salary. The Committee approved 2010 salary amounts, which in light of the global economic downturn did not increase from the base salary levels set in 2009 for the named executive officers other than Messrs. Dugas and Cook. For 2010, Mr. Dugas received a base salary equal to $1,200,000 as a result of his new role as Chairman of the Board of Directors, President and Chief Executive Officer. In addition, Mr. Cook received a base salary of $375,000 as a result of a competitive pay comparison and individual performance.

•

Annual Program. The Committee approved the performance metrics, consisting of pre-tax income, gross margin and number of closings, and the 2010 target award opportunities under the Annual Program. The 2010 target award opportunities under the Annual Program did not increase compared to the 2009 targets, except that Mr. Dugas’ target incentive increased to 200% of base salary as a result of his new role as Chairman of the Board of Directors, President and Chief Executive Officer.

•

2008-2010 and 2009-2011 LTI Programs. The Committee approved the target award opportunities and the 2010 company performance metric, consisting of Economic Profit (earnings before interest and taxes less the cost of capital) improvement over 2009 performance, for the third year in the 2008-2010 LTI Program and the second year in the 2009-2011 LTI Program.

•

2010-2012 LTI Program. The Committee approved the elimination of the individual performance metric under the LTI Program for the 2010-2012 performance cycle. The Committee also approved the three-year target award opportunities and the 2010-2012 performance metrics, consisting of three-year Economic Profit (earnings before interest and taxes less the cost of capital) improvement over 2009 performance that is modified by three-year relative Total Shareholder Return. The peer companies listed in the Market Comparison section of the Compensation Discussion and Analysis will be used for comparison purposes in measuring three-year relative Total Shareholder Return. The three-year aggregate target award opportunities under the 2010-2012 LTI Program did not increase compared to the three-year aggregate target award opportunities set for the 2009-2011 LTI Program, except that Mr. Dugas’ target award opportunity increased as a result of the increase in his base salary due to his new role, notwithstanding a decrease in his percentage target award opportunity from 175% of base salary to 167% of base salary.

•

Perquisite Policy. The Committee approved the elimination of all tax gross-ups relating to perquisite expenses incurred after January 1, 2010, including, without limitation, gross-ups relating to the Company’s Financial & Tax Planning Reimbursement Plan.

•

Clawback Policy. The Committee determined that it was in the best interests of its shareholders to implement a clawback policy with respect to the Annual Program, LTI Program, and equity grants. Under the policy, in the event any named executive officer engages in “detrimental conduct” (as defined in the policy), the Committee may require that such named executive officer (i) reimburse the Company for all or any portion of any bonus, incentive payment, equity-based award, or other compensation received by such named executive officer within the 36 months following such detrimental conduct and (ii) remit to the Company any profits realized from the sale of Company securities within the 36 months following such detrimental conduct.

Consulting Agreement with William J. Pulte

Effective August 18, 2009, Mr. Pulte retired as Chairman of the Board of Directors. In addition, Mr. Pulte resigned as an employee and director of the Company, effective March 31, 2010, and the Company and Mr. Pulte entered into a consulting agreement pursuant to which Mr. Pulte provides consulting services to the Company for the two-year period which commenced on April 1, 2010. Pursuant to the consulting agreement, Mr. Pulte is compensated at the rate of $1,500,000 per year for his consulting services and is provided with an office and administrative assistance during the consulting period. Also pursuant to the consulting agreement, Mr. Pulte was paid $3,265,000 in connection with his termination of employment. The Compensation and Management Development Committee approved this payment after considering the numerous years of service that Mr. Pulte dedicated to the Company and in recognition of Mr. Pulte’s forfeiture of his outstanding long-term incentive awards upon his termination of employment. In addition, pursuant to the consulting agreement, Mr. Pulte has agreed not to compete with the Company or to solicit its employees or otherwise interfere with the Company’s business relationships during the consulting period.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Bernard W. Reznicek, Chair

Cheryl W. Grisé

Patrick O’Leary

James J. Postl

2009 Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, our former Chairman of the Board of Directors, our Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities as of December 31, 2009 (the “named executive officers”):

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value & Non Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)		Total ($)
William J. Pulte Former Chairman	2009 2008 2007	$ $ $	1,000,000 1,000,000 1,000,000	$ $ $	1,308,600 1,821,250 3,459,000	$ $ $	0 0 0	$ $ $	500,000 842,333 0	$ $ $	0 0 0	$ $ $	23,990 149,049 60,914	$ $ $	2,832,590 3,812,633 4,519,914

Richard J. Dugas, Jr. Chairman, President & CEO	2009 2008 2007	$ $ $	1,000,000 1,000,000 1,000,000	$ $ $	1,308,600 1,821,250 3,459,000	$ $ $	1,694,825 2,079,000 1,980,000	$ $ $	1,799,933 842,333 0	$ $ $	0 0 390	$ $ $	52,151 106,577 82,396	$ $ $	5,855,510 5,849,160 6,521,787

Steven C. Petruska EVP & COO	2009 2008 2007	$ $ $	775,010 775,010 775,010	$ $ $	1,145,025 1,748,400 2,767,200	$ $ $	1,016,895 1,212,750 1,188,000	$ $ $	1,195,670 559,550 0	$ $ $	0 0 69	$ $ $	21,605 53,454 49,209	$ $ $	4,154,205 4,349,164 4,779,488

Roger A. Cregg EVP & CFO	2009 2008 2007	$ $ $	675,010 675,010 675,010	$ $ $	1,145,025 1,420,575 2,248,350	$ $ $	1,016,895 1,039,500 950,400	$ $ $	833,112 389,880 0	$ $ $	0 0 2,482	$ $ $	23,942 45,005 43,426	$ $ $	3,693,984 3,569,970 3,919,668

James R. Ellinghausen EVP – HR (5)	2009 2008 2007		$475,000 N/A N/A		$545,250 N/A N/A		$1,016,895 N/A N/A		$488,563 N/A N/A		$0 N/A N/A		$23,750 N/A N/A		$2,549,448 N/A N/A

Steven M. Cook SVP, General Counsel and Secretary (5)	2009 2008 2007		$355,000 N/A N/A		$310,793 N/A N/A		$508,448 N/A N/A		$289,057 N/A N/A		$0 N/A N/A		$11,130 N/A N/A		$1,474,427 N/A N/A

(1)	The amounts reported in this column are awards granted pursuant to the Company’s Stock Incentive Plans and are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	The amounts reported in this column are awards granted pursuant to the Company’s Stock Incentive Plans and are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	For 2009, the amounts reflect the actual payout received under the Annual Program by Messrs. Pulte, Dugas, Petruska, Cregg, Ellinghausen and Cook in the amounts of $500,000, $600,600, $398,970, $277,992, $163,020, and $121,836, respectively, and the amounts earned in 2009 under the 2008-2010 and 2009-2011 LTI Program performance cycles by Messrs. Dugas, Petruska, Cregg, Ellinghausen, and Cook in the amounts of $1,199,333, $796,700, $555,120, $325,533, and $167,221, respectively. As discussed previously, the payment of amounts earned in 2009 under the 2008-2010 and 2009-2011 LTI Program is conditioned upon the continued employment of the participant by the Company until December 31, 2010 and December 31, 2011, respectively (subject to earlier vesting in specific circumstances).

(4)	The following table contains a breakdown of the compensation and benefits included in “All Other Compensation”.

Name	Perquisites & Other Personal Benefits(A)	Tax Gross- Up(B)	401 k – Company Match(C)	Dividends Paid on Restricted Shares(D)	TOTAL All Other Compensation
William J. Pulte	$390	$0	$9,800	$13,800	$23,990
Richard J. Dugas, Jr.	$18,314	$10,237	$9,800	$13,800	$52,151
Steven C. Petruska	$605	$0	$9,800	$11,200	$21,605
Roger A. Cregg	$5,042	$0	$9,800	$9,100	$23,942
James R. Ellinghausen	$7,392	$1,958	$9,800	$4,600	$23,750
Steven M. Cook	$265	$0	$8,665	$2,200	$11,130

(A)	Amounts in this column include the incremental cost or valuation of financial planning services for Messrs. Dugas and Ellinghausen, life insurance premiums for each of the named executive officers, and the cost of health examinations for certain of our named executive officers.

(B)	Includes tax gross-ups on financial planning, which have been eliminated as of January 1, 2010.

(C)	As previously noted, the Company suspended the match under its 401(k) Plan in April 2009.

(D)	Amounts in this column include dividends declared on December 18, 2008 and distributed to the named executive officers on January 2, 2009. These dividends are not reflected in the grant date fair value of the restricted shares reported in the Summary Compensation Table.

(5)	Messrs. Ellinghausen and Cook were not named executive officers in 2008 or 2007.

2009 Grants of Plan-Based Awards Table

The following table sets forth information concerning award opportunities under our LTI Program and grants under the 2004 Stock Incentive Plan to the named executive officers during the fiscal year ended December 31, 2009, as well as estimated possible payouts under the Company’s Senior Management Annual Incentive Plan (“Annual Program”).

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
William J. Pulte		$288,750	$1,750,000(1)	$3,500,000(1)
	2/10/2009				120,000			$1,308,600
Richard J. Dugas, Jr.		$288,750(1)	$1,750,000(1)	$3,500,000(1)
		$612,500(2)	$1,225,000(2)	$2,450,000(2)
		—	$525,000(3)	—
	2/10/2009				120,000			$1,308,600
	8/18/2009					250,000	$12.335	$1,694,825
Steven C. Petruska		$191,813(1)	$1,162,500(1)	$2,325,000(1)
		$406,875(2)	$813,750(2)	$1,627,500(2)
		—	$348,750(3)	—
	2/10/2009				105,000			$1,145,025
	8/18/2009					150,000	$12.335	$1,016,895
Roger A. Cregg		$133,650(1)	$810,000(1)	$1,620,000(1)
		$283,500(2)	$567,000(2)	$1,134,000(2)
		—	$243,000(3)	—
	2/10/2009				105,000			$1,145,025
	8/18/2009					150,000	$12.335	$1,016,895
James R. Ellinghausen		$78,375(1)	$475,000(1)	$950,000(1)
		$166,250(2)	$332,500(2)	$665,000(2)
		—	$142,500(3)	—
	2/10/2009				50,000			$545,250
	8/18/2009					150,000	$12.335	$1,016,895
Steven M. Cook		$58,575(1)	$355,000(1)	$710,000(1)
		$99,400(2)	$198,800(2)	$397,600(2)
		—	$85,200(3)	—
	2/10/2009				28,500			$310,793
	8/18/2009					75,000	$12.335	$508,448

(1)	Consists of award opportunities under the Annual Program. For each of our named executive officers, the performance goals under the Annual Program were pre-tax income and cash flows from operations, with each such goal weighted equally in determining the named executive officer’s incentive award under the Annual Program. In connection with our acquisition of Centex and Mr. Pulte’s resignation as Chairman of our Board of Directors, on August 18, 2009, the Committee adjusted Mr. Pulte’s 2009 bonus opportunity under the Company’s Annual Program to a maximum payout of $500,000.

(2)	Represents the award opportunities under the LTI Program relating to the Company’s performance for the 2009-2011 performance period. Each participant may earn up to one-third of the award opportunity for each year in the three-year performance period if the performance objectives with respect to such year are satisfied. In connection with our acquisition of Centex and Mr. Pulte’s resignation as Chairman of our Board of Directors, the Committee determined that Mr. Pulte would no longer participate in the LTI Program. In addition, Mr. Pulte resigned as an employee and director of Pulte, effective March 31, 2010. Accordingly, Mr. Pulte is no longer eligible to earn the awards reported in this table. Please see “Compensation Discussion and Analysis” for further information regarding the award.

(3)	Represents the award opportunities under the LTI Program relating to individual performance for the 2009-2011 performance period. Each participant may earn up to one-third of the award opportunity for each year in the three-year performance period if the individual performance objectives with respect to such year are satisfied. In connection with our acquisition of Centex and Mr. Pulte’s resignation as Chairman of our Board of Directors, the Committee determined that Mr. Pulte would no longer participate in the LTI Program. In addition, Mr. Pulte resigned as an employee and director of Pulte, effective March 31, 2010. Accordingly, Mr. Pulte is no longer eligible to earn the awards reported in this table. Please see “Compensation Discussion and Analysis” for further information regarding the award.

(4)	Consists of restricted share awards under the 2004 Stock Incentive Plan, which are scheduled to vest on February 10, 2012. During the restriction period, the named executive officers are entitled to receive dividends and vote the restricted shares.

(5)	Consists of awards under the 2004 Stock Incentive Plan. Stock options vest as follows over four years: 50% will become exercisable on the second anniversary of the grant date; an additional 25% will become exercisable on the third anniversary of the grant date and the final 25% will become exercisable on the fourth anniversary of the grant date.

(6)	The stock option grant price of $12.335 is based upon the average of the high and low stock prices on the date of grant.

(7)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited financial statements included in our Annual report on Form 10-K for the fiscal year ended December 31, 2009.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Committee believes that employment at all levels of the Company should be based on sustained good performance rather than contractual terms. As a result, none of the named executive officers has an employment agreement, severance agreement, or “golden parachute” agreement with the Company. Please see the Compensation Discussion and Analysis section of this Proxy Statement for a detailed description of the 2009 equity and bonus awards and the amount of salary and bonus in proportion to total compensation with respect to each named executive officer.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers at December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
William J. Pulte	0	0			345,000(6)	$3,450,000
Richard J. Dugas, Jr.	0	250,000(1)	$12.335	8/18/2019	345,000(6)	$3,450,000
	0	360,000(2)	$11.355	12/9/2018
	250,000	250,000(3)	$10.930	12/6/2017
	300,000	100,000(4)	$34.235	12/7/2016
	400,000	0	$40.405	12/8/2015
	400,000	0	$28.363	12/9/2014
	400,000	0	$21.635	12/11/2013
	360,000	0	$11.403	12/12/2012
	40,000	0	$10.913	12/13/2011
	40,000	0	$10.461	12/14/2010
Steven C. Petruska	0	150,000(1)	$12.335	8/18/2019	305,000(7)	$3,050,000
	0	210,000(2)	$11.355	12/9/2018
	150,000	150,000(3)	$10.930	12/6/2017
	150,000	50,000(4)	$34.235	12/7/2016
	200,000	0	$40.405	12/8/2015
	200,000	0	$28.363	12/9/2014
	180,000	0	$21.635	12/11/2013
	40,000	0	$11.403	12/12/2012
	40,000	0	$10.913	12/13/2011
	30,000	0	$10.461	12/14/2010
Roger A. Cregg	0	150,000(1)	$12.335	8/18/2019	267,500(8)	$2,675,000
	0	180,000(2)	$11.355	12/9/2018
	120,000	120,000(3)	$10.930	12/6/2017
	120,000	40,000(4)	$34.235	12/7/2016
	160,000	0	$40.405	12/8/2015
	180,000	0	$28.363	12/9/2014
	160,000	0	$21.635	12/11/2013
	300,000	0	$11.403	12/12/2012
	82,592	0	$12.944	2/28/2012

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
	240,000	0	$10.913	12/13/2011
	240,000	0	$9.278	9/6/2011
	71,576	0	$8.569	2/28/2011
	240,000	0	$10.461	12/14/2010
	21,548	0	$4.055	2/28/2010
James R. Ellinghausen	0	150,000(1)	$12.335	8/18/2019	135,000(9)	$1,350,000
	0	100,000(2)	$11.355	12/9/2018
	50,000	50,000(3)	$10.930	12/6/2017
	56,250	18,750(4)	$34.235	12/7/2016
	70,000	0	$40.405	12/8/2015
	40,000	0	$36.058	3/28/2015
Steven M. Cook	0	75,000(1)	$12.335	8/18/2019	78,500(10)	$785,000
	0	57,000(2)	$11.355	12/9/2018
	27,500	27,500(3)	$10.930	12/6/2017
	30,000	10,000(4)	$34.235	12/7/2016
	7,500	2,500(5)	$38.010	2/6/2016

(1)	These options were awarded on August 18, 2009 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date; and 25% vest on the fourth anniversary of the grant date.

(2)	These options were awarded on December 9, 2008 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date; and 25% vest on the fourth anniversary of the grant date.

(3)	These options were awarded on December 6, 2007 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date; and 25% vest on the fourth anniversary of the grant date.

(4)	These options were awarded on December 7, 2006 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date; and 25% vest on the fourth anniversary of the grant date.

(5)	These options were awarded on February 6, 2006 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date; and 25% vest on the fourth anniversary of the grant date.

(6)	This amount includes 100,000 restricted shares that are scheduled to vest on February 5, 2010, 125,000 restricted shares that are scheduled to vest on February 7, 2011, and 120,000 restricted shares that are scheduled to vest on February 10, 2012. In connection with Mr. Pulte’s resignation as an employee and director of the Company, the restricted shares held by Mr. Pulte were forfeited on March 31, 2010.

(7)	This amount includes 80,000 restricted shares that are scheduled to vest on February 5, 2010, 120,000 restricted shares that are scheduled to vest on February 7, 2011, and 105,000 restricted shares that are schedule to vest on February 10, 2012.

(8)	This amount includes 65,000 restricted shares that are scheduled to vest on February 5, 2010, 97,500 restricted shares that are scheduled to vest on February 7, 2011, and 105,000 restricted shares that are scheduled to vest on February 10, 2012.

(9)	This amount includes 35,000 restricted shares that are scheduled to vest on February 5, 2010, 50,000 restricted shares that are scheduled to vest on February 7, 2011, and 50,000 restricted shares that are scheduled to vest on February 10, 2012.

(10)	This amount includes 20,000 restricted shares that are scheduled to vest on February 5, 2010, 30,000 restricted shares that are scheduled to vest on February 7, 2011, and 28,500 restricted shares that are schedule to vest on February 10, 2012.

(11)	Reflects the value using the closing share price at the 2009 fiscal year end of $10.00.

2009 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of the named executive officers at December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
William J. Pulte	—	—	120,000	$1,218,000	(1)
Richard J. Dugas, Jr.	—	—	120,000	$1,218,000	(1)
Steven C. Petruska	3,000	$13,478	80,000	$812,000	(1)
Roger A. Cregg	188,000	$889,590	65,000	$659,750	(1)
James R. Ellinghausen	—	—	30,000	$304,500	(1)
Steven M. Cook	—	—	5,000	$56,400	(2)

(1)	Value realized reflects number of shares that vested multiplied by the closing price of $10.15 per share on January 30, 2009.

(2)	Value realized reflects number of shares that vested multiplied by the closing price of $11.28 per share on February 5, 2009.

2009 Non-Qualified Deferred Compensation Table

Pursuant to the Company’s Non-Qualified Deferral Program, certain executives, including each of our named executive officers, may defer awards earned under the Senior Management Annual Incentive Plan and 2000 LTIP. Deferral elections are made by executives prior to the beginning of the performance period in which awards are earned. Executives may elect to defer from 5% to a maximum of 90% of their incentive pay, with a minimum deferral amount of $10,000. The executive selects a deferral period that may range from two to twenty years. Payout period elections are restricted to either a lump-sum or annual installments over a period of up to ten years. In the event of death, permanent disability or termination from employment, any remaining deferral period is overridden with the payouts to occur as either a lump-sum or in two or three annual installments. Unfunded deferral accounts are credited with interest on a monthly basis. The annual interest rate is determined each January 1 for a period of one calendar year and is equal to the applicable yield on the five-year U.S. Treasury Note as of the first business day of January, plus 2%. The interest crediting rate for 2009 was 3.65%.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last FYE ($)
William J. Pulte	$0	$0	$0	$0	$0
Richard J. Dugas, Jr.	$0	$0	$25,225	$0	$716,174
Steven C. Petruska	$0	$0	$1,487	$41,826	$35,475
Roger A. Cregg	$0	$0	$40,287	$1,000,825	$982,342
James R. Ellinghausen	$0	$0	$6,108	$0	$173,406
Steven M. Cook	$30,260	$0	$2,484	$0	$74,636

(1)	These amounts were distributed from the Non-Qualified Deferral Program in 2009 pursuant to Messrs. Cregg’s and Petruska’s deferral elections.

Potential Payments Upon Termination or Change in Control

We have no individual employment contracts or change in control agreements with any of our named executive officers. Any severance that may be payable to a named executive officer in the event of involuntary termination would be determined by the Committee at the time of termination and is therefore undeterminable at this time.

PulteGroup’s Long-Term Incentive Plan, initially approved by shareholders in 2000 (the “2000 LTIP”), provides for accelerated vesting and a lump-sum payout at the maximum award level in the event of a change in control. Assuming a change in control occurred on December 31, 2009, the named executive officers would have been entitled to the following change in control benefits under the 2000 LTIP: Mr. Pulte, $4,000,000; Mr. Dugas, $4,000,000; Mr. Petruska, $1,860,000; Mr. Cregg, $1,350,000; Mr. Ellinghausen, $950,000; and Mr. Cook, $408,000. The 2000 LTIP expired on December 31, 2009 and, accordingly, the executives are no longer entitled to any payments under the plan.

Our Long-Term Incentive Program (the “LTI Program”) under the Pulte Homes, Inc. 2008 Senior Management Incentive Plan provides for the payment of awards under the program following a change in control and certain terminations of employment. In the case of a change in control or termination due to death or permanent disability, the participant shall receive any award earned with respect to a completed performance period but not yet paid and, with respect to a pending performance period, a prorated target award calculated based on the number of days in the performance period that have elapsed prior to the change in control or termination, as applicable. In the event of a participant’s termination by reason other than voluntary termination by the participant, death, disability or by the Company for cause, the participant shall receive any award earned with respect to a completed performance period but not yet paid and, with respect to a pending performance period, a prorated award based on actual performance of the Company during the annual performance period but prorated to reflect the period in which the participant was employed by the Company. In the event the participant’s employment is terminated voluntarily by the participant or is terminated by the Company for cause, any outstanding awards under the LTI Program are immediately forfeited.

Our equity incentive plans provide for accelerated vesting of all outstanding stock options and restricted shares in the event of a change in control or an executive’s death or disability. With respect to restricted shares only, the plans also provide for accelerated vesting in the event that an executive retires from the Company with the Company’s consent and the executive timely executes a non-competition, non-solicitation and confidentiality agreement. Additionally, in accordance with the Rule of 70, if an executive’s employment is terminated for a reason other than death, disability or cause, outstanding options granted under the plans will continue to vest after such termination if, at the time of termination, the sum of the executive’s age and the executive’s 12-month periods of full-time employment with the Company equals or exceeds 70. Except as described above, termination of employment for any other reason generally results in the forfeiture of any outstanding unvested awards.

Agreements granting stock option awards define disability as a sickness or disability which renders an executive unable to perform his or her duties in the required and customary manner, as determined by the Company in its sole discretion, that has existed for more than three consecutive months and is expected to continue for no less than an additional three months. Cause is generally defined under the award agreements as a determination by the Company that the executive has (i) willfully and continuously failed to substantially perform the duties assigned to him or her, (ii) willfully engaged in conduct which is demonstrably injurious to the Company or its subsidiaries, or (iii) engaged in any act of dishonesty, the commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company or its subsidiaries.

At the time the Committee approved the 2000 LTIP and equity incentive plans, the Committee determined that accelerated vesting of awards under such plans in the event of a change in control was appropriate based on competitive practices and in light of the fact that the Company does not otherwise provide change in control or severance agreements. The Committee also determined that these acceleration provisions were a necessary component of such plans in order to provide an increased incentive to key employees of the Company to make significant and extraordinary contributions to the long-term performance and growth of the Company.

In general, our equity incentive plans, 2000 LTIP, and LTI Program define a change in control as follows:

•

the acquisition by any individual, entity or group of the beneficial ownership of 40% or more of the then outstanding common shares of the Company or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;

•	individuals who constitute the Board or future directors approved by the Board cease for any reason to constitute at least a majority of such Board;

•

subject to certain exceptions contained in the plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company;

•	the consummation of a plan of complete liquidation or dissolution of the Company; or

•

under the 2000 LTIP, a change in control that would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 regardless of whether the Company is subject to such reporting requirement.

The table below reflect the amount of compensation to be received by each of the named executive officers in the event of a change in control and certain terminations of each executive’s employment. The amounts shown assume that such change in control or termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be received by the executives upon a change in control or their termination. The calculations in the tables below are based on our closing stock price on December 31, 2009 of $10.00 per share. The actual amounts to be received by the executives can only be determined at the time of such change in control or separation from the Company.

Change in Control and Termination Events (1)

	Acceleration of Long-Term Incentive Awards(2)	Acceleration of Unvested “In the Money” Stock Options(3)	Acceleration of Outstanding Restricted Shares(4)	Total Accelerated Long- Term Awards
William J. Pulte	$387,333	$0	$3,450,000	$3,837,333
Richard J. Dugas, Jr.	$1,586,666	$0	$3,450,000	$5,036,666
Steven C. Petruska	$1,054,000	$0	$3,050,000	$4,104,000
Roger A. Cregg	$734,400	$0	$2,675,000	$3,409,400
James R. Ellinghausen	$430,666	$0	$1,350,000	$1,780,666
Steven M. Cook	$212,373	$0	$785,000	$997,373

(1)	The table sets forth amounts that would have been received by the named executive officer in the event of a change in control or if the employment of such named executive officer terminated due to death, disability, retirement or by reasons other than voluntary termination by the named executive officer or by the Company for cause, in which case no amounts would be paid. In connection with Mr. Pulte’s resignation as an employee and director of the Company, Mr. Pulte’s long-term incentive award and restricted shares were forfeited on March 31, 2010.

(2)	This amount includes the amounts earned under the 2008-2010 and 2009-2011 performance periods under the LTI Program. The table does not include any amounts that would have been payable under the 2000 LTIP upon a change in control, as described above.

(3)	As of December 31, 2009, the exercise price of each named executive officer’s unvested stock options exceeded the closing price of $10.00 per share and, as a result, none of the named executive officers would have received equity values with respect to such options in connection with a change in control or qualifying termination event.

(4)	The amounts reported in this column with respect to an involuntary termination without cause assumes that the Committee exercises its discretion to accelerate or pay out the value of outstanding restricted shares. Under the terms of the stock incentive plan documents, restricted shares would not vest upon termination without cause, unless determined otherwise by the Committee; provided however, that, subject to certain exemptions described in the Compensation Discussion and Analysis, after July 8, 2009, the Committee has the discretion to waive the restriction period applicable to a restricted share award only in the case of death, disability, retirement or a change in control.

Risk Management and Compensation

As noted in our Compensation Discussion and Analysis, a key objective of the Company’s compensation program is to appropriately incentivize our executives so that they may act in the best interests of the Company and its shareholders. The Compensation and Management Development Committee believes that its incentive compensation programs should encourage risk within parameters that are appropriate for the long-term health and sustainability of the business.

At its March 3, 2010 meeting, the Compensation and Management Development Committee, in consultation with Pearl Meyer, reviewed each compensation element, the group of employees eligible to receive each compensation element, the current performance measures and payout ranges, the potential risks posed by each compensation element as well as the processes used to mitigate any such risks. The Compensation and Management Development Committee determined that any risks associated with the Company’s executive and broad-based compensation plans were appropriately mitigated. For example, the maximum payouts under our executive and broad-based annual incentive plans are capped at or below 200% of target. In addition, the corporate performance metrics for the Annual Program and LTI Program are subject to the scrutiny of our internal control system as well as the Company’s annual audit. The Compensation and Management Development Committee also believes that equity-based, long-term incentive awards which vest over a period of years aligns the interests of our executives and employees with those of our shareholders in support of the long-term health of the Company. Finally, effective January 1, 2010, the Compensation and Management Development Committee adopted a claw back policy. Under the policy, in the event any named executive officer engages in “detrimental conduct” (as defined in the policy), the Committee may require that such named executive officer (i) reimburse the Company for all or any portion of any bonus, incentive payment, equity-based award or other compensation received by such named executive officer within the 36 months following such detrimental conduct and (ii) remit to the Company any profits realized from the sale of Company securities within the 36 months following such detrimental conduct. The purpose of this policy is to discourage inappropriate and excessive risks, as executives will be held accountable for conduct which is harmful to the Company.

Based on its review, the Compensation and Management Development Committee determined that the risks arising from the Company’s executive and broad-based compensation programs are not reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 with respect to our common shares that may be issued under our existing equity compensation plans:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)		Weighted-Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	22,126,590	(1)	$18.7841	11,212,099	(2)
Equity compensation plans not approved by shareholders	—		—	—

Total	22,126,590	(1)	$18.7841	11,212,099	(2)

Notes:

(1)	Does not include options to purchase (i) 7,152 PulteGroup common shares having a weighted average exercise price of $7.1572, which were granted in substitution for options to purchase shares of Del Webb Corporation in connection with PulteGroup’s 2001 acquisition of Del Webb and (ii) 4,059,555 PulteGroup common shares having a weighted average exercise price of $32.262, which were granted in substitution for options to purchase shares of Centex Corporation in connection with PulteGroup’s 2009 acquisition of Centex.

(2)	Of this number, up to 11,147,269 shares remain available for “full value awards,” including restricted shares, restricted stock units, and performance shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with a “related party.” Related parties include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common shares, and immediate family members of these persons. We refer to transactions involving amounts in excess of $100,000 and in which the related party has a direct or indirect material interest as an “interested transaction.” Each interested transaction must be approved or ratified by the Nominating and Governance Committee of the Board in accordance with our written Related Party Transaction Policies and Procedures. The Nominating and Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.

Alan E. Schwartz, who was one of our directors until his retirement upon the expiration of his term at our 2009 annual meeting, is a partner with Honigman Miller Schwartz and Cohn LLP, which provides legal services to PulteGroup and its subsidiaries. During 2009, Honigman Miller Schwartz and Cohn LLP submitted invoices of approximately $1 million in fees and expenses. These fees and expenses were reviewed and approved by the Nominating and Governance Committee pursuant to the Related Party Transaction Policies and Procedures.

Our Related Party Transaction Policies and Procedures provide that the Nominating and Governance Committee has determined that the following types of transactions are pre-approved or ratified, as applicable, by the Nominating and Governance Committee, even if such transactions involve amounts in excess of $100,000:

•

employment by the Company of an executive officer of the Company if: (i) the related compensation is required to be reported in our proxy statement or (ii) the compensation would have been reported in our proxy statement if the executive officer was a named executive officer and the executive officer is not an immediate family member of another executive officer or director of the Company;

•	compensation paid to a director if the compensation is required to be reported in our proxy statement;

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction where the related party’s interest arises solely from the ownership of the Company’s common shares and all holders of the Company’s common shares received the same benefit on a pro rata basis; and

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids.

Our Related Party Transaction Policies and Procedures were adopted on February 1, 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four directors, all of whom meet the independence standards contained in the applicable NYSE and SEC rules, and operates under a written charter adopted by the Board of Directors. The Audit Committee selects, subject to shareholder ratification, the Company’s independent public accountants.

PulteGroup management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as an independent audit of the Company’s internal control over financial reporting and issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

During the last year, the Audit Committee met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed with PulteGroup management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board, as well as by SEC regulations.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP such firm’s independence.

The Audit Committee also considered whether the provision of other non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Members of the Audit Committee

David N. McCammon, Chair

Brian P. Anderson

Bernard W. Reznicek

Thomas M. Schoewe

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2009	2008
Audit Fees(1)	$4,027,462	$2,681,151
Audit-Related Fees(2)	26,800	26,800
Tax Fees(3)	219,542	159,253
All Other Fees(4)	—	—

	$4,273,804	$2,867,204

Notes:

(1)	Audit services consisted principally of the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the audit of the effectiveness of the Company’s internal controls over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, various statutory audit reports, and providing comfort letters in connection with debt financings. For 2009, audit services also included review of the Company’s registration statements in connection with the Centex merger.

(2)	Audit-related services consisted principally of audits of employee benefit plans.

(3)	Tax services consisted principally of assistance with tax compliance, the preparation of tax returns and tax consultation, planning and implementation services. For 2009, tax services also included assistance with the Section 280G calculation in connection with the Centex merger.

(4)	The Company did not engage Ernst & Young LLP to perform any other services during the years ended December 31, 2009 and 2008.

Audit Committee Preapproval Policies

The Audit Committee has adopted strict guidelines and procedures on the use of Ernst & Young LLP to provide any services, including a requirement that the Audit Committee approve in advance any services to be provided by Ernst & Young LLP. The Audit Committee approves the annual audit services and fees at its meeting in May when it reviews the Ernst & Young LLP audit plan for the current year. In 2009 and 2008, the Audit Committee preapproved the use of Ernst & Young LLP for certain routine accounting and tax consultation matters, provided that the fees for any individual consultation are not expected to exceed $25,000. Prior to the commencement of any other audit-related, tax or other service, the Audit Committee will review each individual arrangement, including the nature of the services to be provided and the estimate of the fees to be incurred, prior to engaging Ernst & Young LLP to perform the service. All engagements are approved at regularly scheduled meetings of the Audit Committee.

ADDITIONAL PROPOSALS REQUIRING YOUR VOTE

PROPOSAL TWO

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

TO DECLASSIFY THE BOARD OF DIRECTORS AND

PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board of Directors has approved, and recommends for approval by our shareholders, a proposed amendment to our Restated Articles of Incorporation (the “Charter Amendment”) that would provide for the phased-in elimination of the classified structure of our Board of Directors and the annual election of all directors. The elimination of the classified structure would begin with the class of directors whose terms expire at our 2011 annual meeting of shareholders. The Board of Directors believes that a phased out declassification (rather than one-step declassification) is appropriate based upon the Board of Directors’ belief that it would be important to both preserve the benefits of the classified Board of Directors during the period following PulteGroup’s merger with Centex, when critical integration is to take place, and to ensure a smooth transition to annual elections for directors.

Currently, our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The members of each class are elected to serve for staggered terms of three years.

The Board of Directors believes that the classified structure of our Board of Directors has helped assure continuity of our business strategies and has reinforced a commitment to long-term shareholder value. Although these are important benefits, the Board of Directors recognizes the growing sentiment among shareholders and the investment community in favor of annual elections of directors. After careful consideration, the Board of Directors determined that it is appropriate to take action to eliminate the classified structure of our Board of Directors and provide for the annual election of directors.

If the Charter Amendment is approved by our shareholders at the annual meeting, directors elected at the 2011 annual meeting of shareholders and thereafter will be elected annually for one-year terms. The Charter Amendment, if approved by our shareholders, will not shorten the term of any director elected for a two- or three-year term at the 2010 annual meeting of shareholders, and those directors will serve a two-year term expiring at the 2012 annual meeting of shareholders or a three-year term expiring at the 2013 annual meeting of shareholders, as applicable. All directors elected by the Board to fill vacancies would serve only until the next election of directors by the shareholders or until a director’s earlier resignation or removal. If the Charter Amendment is not approved, the Board of Directors will remain classified, and each of the directors elected at the 2011 annual meeting of shareholders and thereafter would be elected for three-year terms.

If approved by the shareholders at the annual meeting, the text of Article IX of our Restated Articles of Incorporation will be deleted in its entirety and replaced with the following:

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3), or more than fifteen (15) directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. Except as otherwise set forth in this Article IX, the directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting of shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

Notwithstanding anything contained in the first paragraph of this Article IX to the contrary; successors to the class of directors whose term expires at the 2011 annual meeting of shareholders shall be elected for a one-year term; successors to the class of directors whose term expires at the 2012 annual meeting of shareholders shall be elected for a one-year term; and, beginning at the 2013 annual meeting of shareholders, directors shall be elected annually for terms of one year; and, in each such case, until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors for any reason whatsoever shall be filled only by an affirmative vote of a majority of the Board of Directors then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next meeting of shareholders called for the election of directors and until his or her successor shall be elected and shall qualify.

Nominations for the election of directors shall be made as set forth in the Bylaws of the Corporation.

Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article IX.

To be approved at the annual meeting, the Charter Amendment requires the affirmative vote of the holders of record of a majority of our outstanding common shares on the record date. An abstention will have the same effect as a vote against this proposal. If approved, the Charter Amendment will become effective upon the filing of a Restated Articles of Incorporation with the Secretary of State of the State of Michigan, which would be made promptly after the 2010 annual meeting.

The Board of Directors recommends that shareholders vote “FOR” the approval of the amendment to our Restated Articles of Incorporation to declassify the Board of Directors and provide for the annual election of directors.

PROPOSAL THREE

APPROVAL OF THE SECTION 382 RIGHTS AGREEMENT

The Board of Directors is asking shareholders to approve the Section 382 rights agreement originally adopted by the Board on March 5, 2009, as such Section 382 rights agreement has been amended and restated as of March 18, 2010 (the “Rights Agreement”). The Rights Agreement is not designed to protect shareholders against the possibility of a hostile takeover, but was adopted in an effort to protect shareholder value by preserving the Company’s ability to use its net operating losses, built in losses and other tax benefits (collectively, the “NOLs”). If shareholders do not approve the Rights Agreement by June 1, 2010, the Rights Agreement will automatically expire on that date.

Background and Reasons for the Proposal

As of December 31, 2009, we estimate that the Company had approximately $2.3 billion (before valuation allowances) of deferred tax assets generated by net operating losses, built-in losses and other tax benefits. The net operating losses do not fully expire for many years. For example, any federal net operating losses in 2010 would generally not expire until 2030. To the extent we have future taxable income, and until the net operating losses expire, they can be used to offset future taxable income, if any. In addition, net operating losses may generally be carried back two years to offset past taxable income. However, on November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 (the “Act”) was enacted into law and amended Section 172 of the Code to allow a net operating loss realized in tax years beginning or ending in 2008 or 2009, at the selection of the company, to be carried back for up to five years. The Company has elected to carry back its 2009 net operating loss five years under the Act.

Because the amount and timing of the Company’s future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce the Company’s income tax liability. However, we believe the NOLs are a valuable asset and that it is in the Company’s best interests to attempt to preserve their use by approving the Rights Agreement.

Limitations on the Company’s ability to use the NOLs would arise if the Company undergoes an “ownership change” under Section 382 (“Section 382”) of the Code. Calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities on a timely basis. Based upon the information available to us, along with our evaluation of various scenarios, we believe that the Company has not experienced an “ownership change” as of March 17, 2010; however, the amount by which the Company’s ownership may change in the future is uncertain.

Section 382 Ownership Calculations

The benefit of the NOLs would be significantly reduced if the Company was to experience an “ownership change” as defined in Section 382. In order to determine whether an “ownership change” has occurred, the Company must compare the percentage of shares owned by each 5.0-percent shareholder immediately after the close of the testing date to the lowest percentage of shares owned by such 5.0-percent shareholder at any time during the testing period (which is generally a three year rolling period). An “ownership change” occurs if the aggregate increase in ownership by all such 5.0-percent shareholders exceeds 50%.

For example, if a single investor acquired more than 50% of the Company’s shares in a three-year period, an “ownership change” would occur. Similarly, if ten persons, none of whom owned shares, each acquired slightly over 5.0% of the Company’s shares within a three-year period (so that such persons owned, in the aggregate, more than 50%), an “ownership change” would occur.

In the event of an “ownership change”, the annual limit pursuant to Section 382 (the “382 Limitation”) is obtained by multiplying (i) the aggregate value of the Company’s outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” In calculating the 382 Limitation, numerous special rules and limitations apply, including provisions dealing with “built-in gains and losses.”

If the Company were to have taxable income in excess of the 382 Limitation following a Section 382 “ownership change,” it would not be able to offset tax on the excess income with the NOLs. Although any loss carryforwards not used as a result of any Section 382 Limitation would remain available to offset income in future years (again, subject to the Section 382 Limitation) until the NOLs expire, any “ownership change” could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and could cause some of the NOLs to expire unused. Because the aggregate value of the Company’s outstanding shares and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict the Section 382 Limitation on the Company’s NOLs should an “ownership change” occur in the future. However, such limitation could be material.

In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in performing a Section 382 “ownership change” analysis include the following:

•

All holders who each own less than 5.0% of a company’s common shares are generally (but not always) collectively treated as a single 5.0-percent shareholder. Transactions in the public markets among shareholders who are not 5.0-percent shareholders are generally (but not always) treated as within this single public group of 5.0-percent shareholders.

•

There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5.0-percent shareholders. Certain constructive ownership rules, which generally attribute ownership of shares owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of share ownership of a particular shareholder. Ownership of shares is generally attributed to both their ultimate beneficial owner as well as to “first tier” and “higher tier” entities, including trusts, corporations, partnerships or other entities.

•

Acquisitions by a person which cause that person to become a 5.0-percent shareholder generally result in a five percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the threshold to be exceeded.

•	Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an “ownership change.”

•

The redemption or buyback of shares by an issuer will increase the ownership of any 5.0-percent shareholders (including groups of shareholders who are not themselves 5.0-percent shareholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5.0% to become a 5.0-percent shareholder, resulting in a five percentage (or more) point change in ownership.

Description of the Rights Agreement

The following description of the Rights Agreement is qualified in its entirety by reference to the text of the Rights Agreement, which is attached to this Proxy Statement as Appendix I. We urge you to read carefully the Rights Agreement in its entirety as the discussion below is only a summary.

The Rights Agreement is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of our outstanding common shares within the meaning of Section 382 and the Treasury Regulations promulgated thereunder (an “Acquiring Person”) without the approval of the Board. Shareholders who beneficially owned 4.9% or more of the Company’s outstanding common shares as of the close of business on March 5, 2009 are not an “Acquiring Person” so long as they do not acquire any additional common shares at a time when they still beneficially own 4.9% or more of the

Company’s common shares. William J. Pulte and members of his family have been exempted from the definition of acquiring person. In addition, the Board may, in its sole discretion, exempt any other person or group from being deemed an Acquiring Person for purposes of the Rights Agreement.

The Rights. On March 5, 2009, the Board of Directors authorized the issuance of one right per outstanding common share payable to the Company’s shareholders of record as of March 16, 2009, and the rights were issued on March 16, 2009. Subject to the terms, provisions and conditions of the Rights Agreement, if the rights become exercisable, each right would initially represent the right to purchase from us one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), for a purchase price of $50.00 per right (the “Purchase Price”). If issued, each fractional Series A Preferred Share would give the shareholder approximately the same dividend, voting and liquidation rights as does one common share. However, prior to exercise, a right does not give its holder any rights as a shareholder of the Company, including any dividend, voting or liquidation rights.

The Board amended the Rights Agreement, as of September 24, 2009, to make the following changes to clarify that the Rights Agreement was adopted by the Board in an effort to preserve the Company’s NOLs and not as an antitakeover device:

•	Revised the definition of beneficial ownership so that it is determined pursuant to Section 382 and the Treasury Regulations promulgated thereunder;

•	Decreased the term of the Rights Agreement by changing the final expiration date from March 16, 2019 to June 1, 2013;

•

Made the Rights Agreement subject to shareholder approval by deleting the provision that the rights would expire when the Board determined that it was no longer in the best interests of the Company and replacing it with the provision that the rights would expire on June 1, 2010 if the Rights Agreement was not approved by the affirmative vote of a majority of the voting power of the outstanding common shares of the Company entitled to vote, and voting together without regard to class, and that are present, or represented by proxy and voted on the proposal to approve the Rights Agreement, at a meeting of shareholders of the Company (“Shareholder Approval”), which voting standard is equivalent to the affirmative vote of a majority of the votes cast at the meeting.

Initial Exercisability. The rights are not exercisable until the earlier of (i) ten days after a public announcement that a person has become an Acquiring Person or such earlier date as the Board becomes aware that there is an Acquiring Person and (ii) ten business days (or such later date as may be determined by the Board) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. We refer to the date that the rights become exercisable as the “Distribution Date.”

Until the Distribution Date, the Company’s common share certificates or the ownership statements issued with respect to uncertificated common shares will evidence the rights and will contain a notation to that effect. Any transfer of common shares prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, separate rights certificates will be issued and the rights may be transferred apart from the transfer of the underlying common shares, unless and until the Board has determined to effect an exchange pursuant to the Rights Agreement (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a right, other than rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, a number of common shares having a market value of two times the Purchase Price. However, rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the rights are no longer redeemable by the Company (as described below).

Exempted Persons and Exempted Transactions. The Board recognizes that there may be instances when an acquisition of the Company’s common shares that would cause a shareholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the NOLs to the Company. Accordingly, the Rights Agreement grants discretion to the Board to designate a person as an “Exempted Person” or to designate a transaction involving the Company’s common shares as an “Exempted Transaction.” An “Exempted Person” cannot become an Acquiring Person and an “Exempted Transaction” cannot result in a person becoming an Acquiring Person. The Board can revoke an “Exempted Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs to the Company.

Redemption. At any time until ten calendar days following the first date of public announcement that a person has become an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person, the Board may redeem the rights in whole, but not in part, at a price of $0.001 per right (the “Redemption Price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding common shares, the Board may exchange the rights (other than rights that have become void), in whole or in part, at an exchange ratio of one common share, or a fractional Series A Preferred Share (or of a share of a similar class or series of our preferred shares having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment). Immediately upon an exchange of any rights, the right to exercise such rights will terminate and the only right of the holders of rights will be to receive the number of common shares (or fractional Series A Preferred Share or of a share of a similar class or series of our preferred shares having similar rights, preferences and privileges) equal to the number of such rights held by such holder multiplied by the exchange ratio.

Expiration. The rights and the Rights Agreement will expire on the earliest of the following:

•	June 1, 2010 if Shareholder Approval has not been obtained by such date;

•	the close of business on June 1, 2013;

•	the redemption of the rights;

•	the exchange of the rights;

•

the close of business on the effective date of the repeal of Section 382 or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits; and

•	the close of business on the first day of a taxable year to which the Board determines that certain tax benefits may not be carried forward.

Anti-Dilution Provisions. The Board may adjust the Purchase Price of the Series A Preferred Shares, the number of Series A Preferred Shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A Preferred Shares or of the Company’s common shares. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the rights are redeemable, the Board may supplement or amend any provision of the Rights Agreement in any respect without the approval of the holders of the rights. From and after the time there is an Acquiring Person, no amendment can adversely affect the interests of the holders of the rights.

Certain Considerations Relating to the Rights Agreement

The Board believes that attempting to protect the NOLs described above is in the Company’s and the shareholders’ best interests. Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the Rights Agreement is approved. You should consider the factors below when making your decision.

Future Use and Amount of the NOLs is Uncertain. The Company’s use of the NOLs depends on its ability to generate taxable income in the future. The Company cannot assure you whether it will have taxable income in any applicable period or, if it does, whether such income or the NOLs at such time will exceed any potential Section 382 limitation.

Potential Challenge to the NOLs. The amount of the NOLs has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the NOLs, which could result in an increase in the Company’s liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, the Company cannot assure you that the IRS or other taxing authority will not claim that the Company experienced an “ownership change” and attempt to reduce the benefit of the NOLs even if the Rights Agreement is in place.

Continued Risk of Ownership Change. Although the Rights Agreement is intended to diminish the likelihood of an “ownership change,” the Company cannot assure you that it will be effective. The amount by which the Company’s ownership may change in the future could, for example, be affected by purchases and sales of shares by 5-percent shareholders, over which the Company has no control, and new issuances of shares by the Company, should it choose to do so.

Potential Effects on Liquidity. The Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of common shares in excess of the specified limitations. A shareholder’s ability to dispose of the Company’s common shares may be limited if the Rights Agreement reduces the number of persons willing to acquire the Company’s common shares or the amount they are willing to acquire. A shareholder may become an Acquiring Person upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of the Company’s shares and consult their own legal advisors and/or us to determine whether their ownership of the Company’s shares approaches the proscribed level.

Potential Impact on Value. The Rights Agreement could negatively impact the value of the Company’s common shares by deterring persons or groups of persons from acquiring the Company’s common shares, including in acquisitions for which some shareholders might receive a premium above market value.

Anti-Takeover Effect. The Board adopted the Rights Agreement to diminish the risk that the Company’s ability to use the NOLs to reduce potential federal income tax obligations becomes limited.

Nonetheless, the Rights Agreement may have an “anti-takeover effect” because it may deter a person or group of persons from acquiring beneficial ownership of 4.9% or more of the Company’s common shares or, in the case of a person or group of persons that already own 4.9% or more of the Company’s common shares, from acquiring any additional common shares. The Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

Existing provisions in the Company’s Restated Articles of Incorporation and By-Laws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the shareholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by shareholders to replace our current directors and include: (i) a classified board of directors (however, see Proposal Two); (ii) a limitation on the maximum number of directors; (iii) advance notice requirements for nominations for election to the Board of Directors, (iv) the ability of the Board of Directors to designate and issue shares of the Company’s preferred stock, and (v) certain limitations on shareholders holding 10% or more of the Company’s shares from engaging in a merger or similar transaction with the Company.

In addition, Chapter 7A of the Michigan Business Corporation Act may affect attempts to acquire control of the Company. In general, under Chapter 7A, “business combinations” (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an “interested shareholder” (defined as the direct or indirect beneficial ownership of at least 10% of the voting power of a covered corporation’s shares) can be consummated only if approved by at least 90% of the votes of each class of the corporation’s shares entitled to vote and by at least two-thirds of such voting shares not held by the “interested shareholder”, or such shareholder’s affiliates, unless five years have elapsed after the person involved became an “interested shareholder” and unless certain price and other conditions are satisfied. The Board of Directors may exempt “business combinations” with a particular “interested shareholder” by resolution adopted prior to the time the “interested shareholder” attained that status. The Company has elected not to be governed by Chapter 7A of the Michigan Business Corporation Act; however, the Board of Directors may terminate such election.

By-Laws of the Company.

On April 7, 2009, the Board approved an amendment to the Company’s By-Laws in order to preserve the tax treatment of the Company. The amendment added a new Article IX to the By-Laws, which provides that any transfer of the Company’s securities is prohibited and will be void if such transfer results in any person or group owning 4.9% or more of the Company’s then-outstanding common shares (a “4.9-percent Shareholder”), or if such transfer would increase the percentage ownership interest of a 4.9-percent Shareholder. These transfer restrictions are subject to certain exceptions, including an exception for transfers approved by the Board or a committee thereof. These transfer restrictions are applicable to transfers made, or pursuant to agreements entered into, between April 7, 2009 and such date as may be determined by the Board of Directors in accordance with Article IX of the By-Laws.

Although Article IX of the By-Laws is intended to reduce the likelihood of an “ownership change” that could adversely affect the Company, we cannot assure you that such restrictions would prevent all transfers that could result in such an “ownership change”. In particular, absent a court determination, there can be no assurance that the acquisition restrictions in the By-Laws will be enforceable against all shareholders. They may be subject to challenge on equitable or other grounds. In particular, the restrictions may not be enforceable against shareholders who do not have notice of the restrictions at the time they acquired their shares. Accordingly, the Board believes the Rights Agreement is in the best interests of all of the shareholders.

Vote Required.

Approval of the Rights Agreement requires the affirmative vote of a majority of the voting power of the outstanding common shares of the Company entitled to vote, and voting together without regard to class, and that are present, or represented by proxy and voted on the proposal to approve the Rights Agreement.

The Board of Directors recommends that shareholders vote “FOR” the approval of the Rights Agreement.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as PulteGroup’s independent registered public accounting firm for 2010, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2009 and 2008 are disclosed elsewhere in this Proxy Statement.

Ernst & Young LLP served as our independent registered public accounting firm during 2009 and has served as our independent public accountants for many years. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions, and to make a statement if they wish to do so.

The Board of Directors and the Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as PulteGroup’s independent registered public accounting firm for 2010.

PROPOSAL FIVE

The Sheet Metal Workers’ National Pension Fund, Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, which has represented to us that it beneficially owns approximately 10,718 of our shares, has submitted the following shareholder proposal.

DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

Resolved: That the shareholders of Pulte Homes, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, our Company has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

For the past five years, PulteGroup has received a similar proposal, and each year the proposal received less than a majority of the votes cast by shareholders. In light of these results and for the reasons provided below, after thoughtful consideration, the Board believes that the Company’s current method of electing directors already adequately addresses the concerns the proposal raises and continues to be in the best long-term interest of the Company and its shareholders and the Board therefore opposes the proposal.

Four years ago, the Company adopted an amendment to its Corporate Governance Guidelines to address the concerns the proposal raises. The Company’s Corporate Governance Guidelines, as amended, currently provide the protections that could be achieved by the proposal’s implementation, but without the undue limitations on the Board’s judgment that would be attendant to such implementation.

As described in greater detail in this Proxy Statement under the caption “Election of Directors”, the Company’s Corporate Governance Guidelines require a nominee who fails to garner a majority affirmative vote in an unopposed election to tender his or her resignation to the Board. The Nominating and Governance Committee is then in turn obligated to focus its attention on and thoroughly assess any possible causes for concern related to the majority withhold vote for such nominee. Following such assessment, the Nominating and Governance Committee, which is composed exclusively of independent directors, must recommend to the Board whether to accept or reject the resignation, and the Board must take the action it deems appropriate with respect to the resignation.

The procedures required under the Company’s Corporate Governance Guidelines provide the benefit of ensuring that no director who has received a majority withhold vote will serve on the Board without a high degree of scrutiny. Simultaneously, the Company’s Corporate Governance Guidelines preserve the Board’s ability to take into account in its decision regarding the resignation all facts and circumstances surrounding the majority withhold vote, including the underlying reasons, the length of service and qualifications of the director, the director’s contributions to the Company and compliance with listing standards and the Company’s Corporate Governance Guidelines. The Board believes that the Corporate Governance Guidelines strike an appropriate balance that is sensitive to investors’ views on the standard required for election of directors and effectively satisfies the goals of the shareholder proposal while preserving the flexibility of the Board to exercise its independent judgment on a case-by-case basis in the best interest of all shareholders. The procedures of the Corporate Governance Guidelines were observed following last year’s annual meeting of shareholders, at which the three directors standing for election received more “withhold” votes than “for” votes. The Board’s Nominating and Governance Committee conducted an inquiry with a number of significant shareholders and determined that votes withheld were a reflection of concerns over governance issues related to classification of the Board and the Company’s original Section 382 rights agreement. Based on the recommendations of the Nominating and Governance Committee, the Board voted not to accept the directors’ tendered resignations, and to propose for approval at the 2010 annual meeting of shareholders a charter amendment that, if approved by shareholders, would begin the phase out of the Board’s classified structure in 2011, and to adopt an amendment to PulteGroup’s Section 382 rights agreement requiring the agreement to terminate if not approved by shareholders at the 2010 annual meeting of shareholders. See Proposals Two and Three on pages 61 and 62 of this Proxy Statement.

Moreover, the shareholder proposal argues that a strict majority vote standard is a superior solution to a plurality standard, but fails to account for the issues that may arise due to the lost flexibility that would result if this proposal were implemented. Although the proposal, on its face, seems straightforward, the majority vote standard raises complicated issues in its implementation. For example, if a director nominee were to receive a plurality, but not a majority, of the votes cast, the Board would be faced with a choice among several options: (i) to decide whether to appoint a successor, which would be less democratic as a governance matter, (ii) to expend the funds to hold a special meeting to elect a successor or (iii) if the nominee were an existing director, to permit the director to remain in office until the next annual meeting of shareholders. Similarly, if the election of directors were by majority rather than plurality vote, there could be circumstances in which the Company could be unable to populate essential Board committees, such as the Audit and Compensation and Management Development Committees, with qualified members as is required by NYSE rules.

For the reasons stated above, the Board believes that instituting the change called for by the proposal is unnecessary and not in the best interests of our shareholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL SIX

The AFL-CIO Reserve Fund, 815 Sixteenth Street, NW, Washington, D.C. 20006, which has represented to us that it beneficially owns 239 of our shares, has submitted the following proposal.

INDEPENDENT CHAIRMAN OF THE BOARD PROPOSAL

RESOLVED: That stockholders of Pulte Homes, Inc. (the “Company”), urge the Board of Directors (the “Board”) to amend the Company’s bylaws, effective upon the expiration of current employment contracts, to require that an independent director, who has not previously served as an executive officer of the Company, be its Chairman of the Board of Directors. The policy should be implemented so as not to violate any contractual obligations. It should also specify the process for selecting a new independent chairman if the current chairman ceases to be independent between annual meetings of shareholders; or if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

We believe that it is the responsibility of the Board to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (“CEO”), in directing the corporation’s business and affairs.

The Millstein Center for Corporate Governance and Performance of the Yale School of Management and the Chairmen’s Forum endorsed a policy in March 2009 calling on U.S. public companies to separate the roles of chairman of the board and CEO. An independent chairman “curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and the CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board,” the policy notes.

We believe that when the top executive serves as board chairman, this arrangement may hinder the board’s ability to monitor the CEO’s performance. Andrew Grove, former chairman and CEO of Intel Corporation, recognized this, and relinquished the CEO’s position. “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?” (Business Week, November 11, 2002).

An independent chairman is already the prevailing practice in the United Kingdom and other countries. A shareholder proposal asking our Board to adopt an independent chairman policy received 32% of the votes in 2009.

We urge you to vote FOR this resolution. We believe an independent Chairman can enhance investor confidence in our Company and strengthen the integrity of the Board.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board strongly endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management. However, the Board does not believe that mandating a particular structure, such as an independent Chairman of the Board, would enhance the Board’s current effective oversight on behalf of shareholders. In fact, the Board believes that restricting its ability to structure the Board in the manner it believes best, in the exercise of its judgment, would harm, rather than help, the Board in the fulfillment of its duty to protect shareholders’

interests by eliminating the ability of the Board to consider whether a current or former executive officer is best positioned to serve in the role of Chairman of the Board at any given time. The Board believes that PulteGroup’s establishment of an independent Lead Director position, as well as its existing corporate governance standards, its commitment to Board independence and the fiduciary obligations imposed upon all directors by state law ensure that the Board will continue to fulfill its obligation of protecting shareholders’ interests.

The Board has established the position of Lead Director, which is required to be filled by an independent director selected by the other independent directors. The Lead Director’s key role is to work with the Chairman and the Chief Executive Officer to ensure that the Board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management, and clearly understands the respective roles and responsibilities of the Board and management. The Lead Director’s duties also include, among other things, calling and chairing regular executive sessions of the non-management directors and the independent directors, coordinating feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and management, providing final approval, after consultation with the Chairman and Chief Executive Officer, as to the agendas for meetings of the Board and informational needs associated with those meetings, being available for consultation and direct communication, if requested, by our major shareholders and performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors or by the Chairman.

The Board is committed to high standards of corporate governance and, to this end, has adopted specific corporate governance and executive compensation standards and practices to protect shareholders’ interests. Our corporate governance standards are set forth in a Business Practices Policy, a Code of Ethics and Corporate Governance Guidelines. Each of these standards is reviewed on an annual basis and is amended as the Board deems appropriate and as needed to incorporate the requirements of the NYSE and the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 and is posted on our website. In addition, as part of the Board’s regular review of our existing corporate governance practices, the Board has proposed to begin the phase-out of our classified Board structure at the 2011 annual meeting of shareholders, so that, as of the 2013 annual meeting of shareholders, all of our directors will stand for election on an annual basis. See Proposal Two on page 61 of this Proxy Statement. Moreover, our compensation practices are regularly reviewed by our Compensation and Management Development Committee (comprised solely of independent directors), as well as the Board’s independent compensation consultant, and the Board believes they are in line with appropriate benchmarks.

Additionally, the Board has been, and continues to be, a strong proponent of Board independence, which it believes serves to protect shareholders’ interests. Currently, nine of PulteGroup’s eleven directors, including each member of the Audit, Nominating and Governance and Compensation and Management Development Committees, qualify as independent directors under the NYSE’s independence standards and the Sarbanes-Oxley Act of 2002. Additionally, all committees of the Board have authority to seek legal, financial or other expert advice from a source independent from management.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management, compensation decisions and key issues related to long-range business plans, long-range strategic issues and risks and integrity.

Moreover, all directors of the Company, including the Chairman, are bound by fiduciary obligations under state law to serve the best interests of our shareholders. Prohibiting current or former executive officers from serving as Chairman would not in any way enhance the obligations of any director of the Company to fulfill his or her fiduciary duties.

Finally, notwithstanding the statements in the proponent’s supporting statement, there currently is not a clear consensus in the United States that requiring an independent chairman or requiring separation of the chairman and CEO roles is always in the best interests of a company and its shareholders. Indeed, according to the publicly available Spencer Stuart US Board Index 2009 (released October 2009 and available at spencerstuart.com), only 16 percent of the S&P 500 companies had an independent chairman in 2009.

The Board believes that it should not have an arbitrary policy as to the independence of the Chairman but, rather, should consider it, together with other relevant factors, when a Chairman is appointed. The Board believes that it needs to retain the flexibility to exercise its judgment to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. The Board believes that this proposal would impose an unnecessary restriction that would not strengthen the Board’s independence or oversight functions and would, therefore, not be in the best interests of the Company’s shareholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL SEVEN

The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts, 01803, which has represented to us that it beneficially owns approximately 2,086 of our shares, has submitted the following proposal.

PERFORMANCE-BASED OPTIONS PROPOSAL

Resolved: That the shareholders of Pulte Homes, Inc. (the “Company”) request that the Compensation Committee of the Board of Directors adopt a policy that a significant portion of future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) indexed options, in which the exercise price is linked to an industry or well-defined peer group index; (2) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (3) performance-vesting options, which vest when a performance target is met.

Supporting Statement: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not performance superior to the company’s peer group.

Our shareholder proposal advocates performance-based stock options in the form of indexed, premium-priced or performance-vesting stock options. With indexed options, the option exercise price moves with an appropriate peer group index so as to provide compensation value only to the extent that the company’s stock price performance is superior to the companies in the peer group utilized. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.

Our shareholder proposal requests that the Company’s Compensation Committee utilize one or more varieties of performance-based stock options in constructing the long-term equity portion of the senior executives’ compensation plan. The use of performance-based options, to the extent they represent a significant portion of the total options granted to senior executives, will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

Leading investors and market observers, such as Warren Buffet and Alan Greenspan, have criticized the use of fixed-price options on the grounds that they all to [sic] often reward mediocre or poor performance. The Conference Board’s Commission on Public Trust and Private Enterprise in 2002 looked at the issue of executive compensation and endorsed the use of performance-based options to help restore public confidence in the markets and U.S. corporations.

At present, the Company does not employ performance-based stock options as defined in this proposal, so shareholders cannot be assured that only superior performance is being rewarded. Performance-based options can be an important component of a compensation plan designed to focus senior management on accomplishing long-term corporate strategic goals and superior long-term corporate performance. We urge your support for this important executive compensation reform.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that performance-based compensation is an essential component of executive compensation. As described in the Compensation Discussion and Analysis on page 28 of this Proxy Statement, the Company’s Compensation and Management Development Committee is committed to pay-for-performance; accordingly, a significant portion of the Company’s executive compensation is performance-based. The Board also believes that compensation should be competitive with our direct competitors in the homebuilding industry, as well as other companies of similar size and complexity, and should be designed to align the short-term and long-term interests of employees with those of shareholders.

The Board believes that the Compensation and Management Development Committee, which is comprised solely of directors who are “independent” as defined by the NYSE listing standards, is the governing body best suited to formulate executive compensation principles and practices that reflect the interests of shareholders, while retaining the ability to address the specific needs of the Company’s business. Executive compensation practices are influenced by a wide range of complex factors, including changes in strategic goals, regulatory developments and the competitive compensation practices of other companies. As a result, it is important that the Committee retain the flexibility to select incentives that balance these influences and that the Committee have the ability to respond quickly to changes that may otherwise limit the Company’s ability to attract, motivate and retain key talent.

The Board feels that the Company’s current compensation policies and programs are already performance-based, and that a policy requiring that a significant portion of future option grants to senior executives be performance-based as described in the proposal would not provide an advantage over those currently used by the Company. Specifically, the Company’s 2004 Stock Incentive Plan, which was approved by shareholders, provides that the Compensation and Management Development Committee may, in its discretion, grant performance-based options. The Board believes that it is important that the Compensation and Management Development Committee retain this discretion and not be constrained by a policy mandating that a significant portion of option grants be performance-based. The Company’s performance-based compensation is linked to measures that drive specific outcomes, including both long-term and short-term incentive programs.

Moreover, fixed-price options already are performance-based because the exercise price equals the market value of the Company’s common shares on the date of the award. Accordingly, no economic benefit is conferred on the optionee unless the Company’s shares increase in value subsequent to the award date. Options generally vest over a period of years. These vesting periods require long-term focus on Company performance in order for the employee to realize any value from the exercise of options. The Compensation and Management Development Committee believes it appropriate for there to be elements of equity-based compensation in which employees are able to realize the full benefits of positive market performance and experience the effects of negative market performance, as do shareholders. The Compensation and Management Development Committee believes that fixed-price options provide an objective performance metric that is directly aligned with the interests of shareholders and is an appropriate performance measure for the Company.

Further, the majority of our significant competitors use fixed-price options, rather than performance-based options. Limiting the Compensation and Management Development Committee’s ability to establish compensation packages in line with those of our competitors could place us at a competitive disadvantage in attracting, motivating, rewarding and retaining superior executive talent. The Board believes that the Compensation and Management Development Committee must have the flexibility to create compensation policies appropriate to the competitive environment in which PulteGroup competes for senior executives.

The Compensation and Management Development Committee has used other types of long-term incentive vehicles and may continue to do so in the future, as permitted under the Company’s shareholder-approved equity incentive plan, to support particular business strategies, retention initiatives and/or recruiting activities, taking into account circumstances as they exist from time to time, including changing economic and industry conditions, accounting requirements and tax laws, together with evolving governance trends. However, the Board believes that the Compensation and Management Development Committee should not be constrained in determining which types or combinations of long-term incentive vehicles are the most appropriate and effective for a given situation.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL EIGHT

The Miami Fire Fighters’ Relief and Pension Fund, 2980 N.W. South River Drive, Miami, Florida, 33125, which has represented to us that it owns the requisite amount of our shares, has submitted the following shareholder proposal.

PROPOSAL REQUESTING ADVISORY

VOTE ON EXECUTIVE COMPENSATION

RESOLVED, the shareholders of Pulte Homes, Inc. request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. When this proposal was voted on by shareholders at Pulte Homes, Inc.’s 2009 annual meeting, it received 53.7% of the votes cast for or against (90,232,928 shares were voted for, 77,648,487 shares were voted against).

In addition, the advisory vote on pay was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes on compensation has passed the U.S. House of Representatives. According to the Council of Institutional Investors, the number of companies that have voluntarily adopted this practice is now 27 (See Council Governance Alert, Volume 14, Number 40, Oct. 15, 2010 [sic]). In addition, companies that received funds from the U.S. government’s Troubled Assets Relief Program were required to grant their shareholders an advisory vote on compensation at their 2009 annual meetings.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. In our opinion, shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on the company’s senior executive compensation, as reported each year.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board understands the importance of communicating with shareholders regarding executive compensation and regularly engages in meaningful dialogue with PulteGroup investors. However, the Board does not believe the process suggested by the proposal is in the best interests of the Company or its shareholders. The process suggested by the proposal would not provide an effective mechanism for shareholders to provide specific views or concerns regarding executive compensation decisions. Additionally, in light of recent legislative activity, many believe that legislation will soon be enacted that would establish parameters for a shareholder advisory vote on executive compensation at all public companies and, consequently, the Board believes that it would not be an efficient use of the Company’s resources to implement a potentially incompatible measure in advance of the potential adoption of a uniform system mandated under applicable law. Finally, the Board believes implementation of an advisory vote procedure at this time could put us at a competitive disadvantage by impeding our ability to recruit and retain executive talent. For these reasons, as explained more fully below, the Board recommends that shareholders vote against this proposal.

Given the broad range of issues and commentary surrounding executive compensation, the Board believes that PulteGroup’s Compensation and Management Development Committee, which consists entirely of independent directors with experience in a wide range of industries and geographies and significant executive management and board governance experience, is in the best position to make judgments about the amount and form of executive compensation and to design an executive compensation program that helps to attract, motivate and retain talented senior executives. Compensation decisions require detailed knowledge of executive performance, expertise regarding competitive conditions and compensation practices and a familiarity with sensitive personnel and other confidential information unavailable to shareholders. The Compensation and Management

Development Committee has unique insight into these matters and is assisted by a highly-qualified independent compensation consulting firm in making these complicated and significant decisions.

The Board believes that an advisory vote would not provide the Compensation and Management Development Committee with specific input regarding executive compensation decisions because the vote would not communicate specific shareholder views or concerns regarding executive compensation packages. If shareholders vote “Against” our compensation package, which necessarily encompasses all compensation paid to PulteGroup’s most highly-paid executive officers, the Compensation and Management Development Committee would have no way of knowing which feature or features of the compensation package were objectionable. By contrast, if shareholders vote “For” the compensation package, this would suggest, perhaps inaccurately, that shareholders were satisfied with all aspects of that package. Providing shareholders with this imprecise means of conveying their concerns is not necessary because shareholders already have a more effective method of communicating with the Board. Shareholders may contact any of PulteGroup’s directors, including members of PulteGroup’s Compensation and Management Development Committee, directly by writing to them at PulteGroup, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304. Unlike an advisory vote, this method of communication allows shareholders to voice specific concerns and to communicate clearly and effectively with our Board.

Additionally, in light of the fact that say on pay legislation was passed by the House of Representatives in July 2009 and the belief by many that a form of shareholder advisory vote on executive compensation will soon be required of all public companies, the Board believes it is premature to implement a shareholder advisory vote procedure that may ultimately be incompatible with the requirements of the final legislation. Rather, the Board believes that the Company is better served by monitoring legislative developments related to executive compensation and adopting any new practices required or that the Board believes are in the best interests of the Company and its shareholders.

Finally, PulteGroup operates in a highly competitive environment and in order to attain long-term success and thereby build value for our shareholders, it is critical that we recruit and retain a talented senior management team. To our knowledge, none of our significant competitors puts named executive officer compensation to an advisory vote. In addition, the Board believes that comparing U.S. compensation practices to those in the United Kingdom is inappropriate because even though public companies in the United Kingdom allow shareholders to cast an advisory vote on the “directors’ remuneration report,” as the proposal mentions, these advisory votes are mandatory for all public United Kingdom companies and are not presently required in the U.S. As such, no one United Kingdom company is competitively disadvantaged by this requirement. By contrast, if PulteGroup were to adopt this practice in advance of legislation mandating the practice among all public companies in the U.S., it could lead to a perception among our current executives and prospective employees that compensation opportunities at PulteGroup are limited as compared to competitors that have not adopted the practice. This could put us at a competitive disadvantage in hiring and retaining executive talent and could ultimately harm our business.

The Board recognizes that a significant percentage of shareholders voted last year in favor of a similar shareholder proposal and takes an active interest in shareholder proposals receiving a significant percentage of the votes cast at any annual meeting. The Board has carefully evaluated the proposal and considered whether it should be implemented and for the foregoing reasons determined not to implement the proposal.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL NINE

The Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund, 900 Seventh Street, NW, Washington, D.C. 20001, which has represented to us that is owns more than $2,000 worth of our shares, has submitted the following shareholder proposal:

SHARE RETENTION PROPOSAL

Resolved: The shareholders of Pulte Homes, Inc. (the “Company”) urge the Board of Directors (the “Board”) to adopt a policy requiring senior executives to retain 75% of all equity-based compensation for at least two years following their departure from the Company, through retirement or otherwise, and to report to shareholders regarding this policy before the Company’s 2011 annual meeting. The policy should prohibit hedging transactions that are not sales but offset the risk of loss to the executive. This proposal shall cover only compensation awards under a new equity plan or a compensation agreement with executives.

SUPPORTING STATEMENT

Equity-based compensation is an important component of senior executive compensation at our Company. According to the 2009 proxy statement, in 2008, Named Executive Officers (“NEOs”) received the following stock or options awards:

William J. Pulte	125,000
Richard J. Dugas, Jr.	485,000
Steven C. Petruska	330,000
Roger A. Cregg	277,500
Peter J. Keane	59,000

The Company’s executive compensation philosophy’s key principles include encouraging executives to own significant levels of shares. In this, the Company has been successful. As of March 17, 2009, NEOs had significant share ownership:

William J. Pulte	41,720,309 shares
Richard J. Dugas, Jr.	691,319 shares and 1,740,000 exercisable options
Steven C. Petruska	534,405 shares and 743,000 exercisable options
Roger A. Cregg	578,820 shares and 1,923,716 exercisable options
Peter J. Keane	144,854 shares and 147,750 exercisable options

In our view, requiring senior executives to hold a significant portion of the shares received through compensation plans after they depart from the Company forces them to focus on the Company’s long-term success and better align their interests with that of shareholders. The absence of such a requirement can allow senior executives to walk away without facing the consequences of actions aimed at generating short-term financial results. We believe that the current financial climate has made it imperative for companies to reshape compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation.

The Aspen Principles, endorsed by the largest business groups including The Business Roundtable, the U.S. Chamber of Commerce, the Council of Institutional Investors, and the AFL-CIO, urge that “senior executives hold a significant portion of their equity-based compensation for a period beyond their tenure.” A 2002 report by a commission of The Conference Board endorsed the idea of equity holding requirements for executives, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

We believe that senior executives should be required to hold equity awards for at least two years after their departure to ensure that they share in both the upside and downside risk of their actions. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge shareholders to vote FOR this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

Our Board strongly believes that significant share ownership by senior executives helps align the interests of senior executives with the long-term interests of our shareholders and sends a positive message regarding management’s commitment to long-term value creation. Consistent with this belief, a significant portion of our senior executive compensation comes in the form of restricted share and option grants. As a result, and as acknowledged by the proponent, all of our senior executives hold significant numbers of PulteGroup shares. However, the Board believes that our existing compensation program, which includes equity-based compensation as a significant component of total compensation, vesting periods over multiple years and a prohibition on certain speculative transactions that have the primary objective of realizing short-term gains, already addresses the proposal’s concerns regarding aligning the interests of our senior executives with those of shareholders and encouraging focus on the long-term performance of the Company. Moreover, the Board believes that a compensation policy that imposes an ownership requirement that extends beyond a senior executive’s term of employment, when the senior executive is no longer in a position to influence the Company’s direction and future, would not serve the purposes of our compensation program and would unduly interfere in the retirement and estate planning of our senior executives, possibly limiting our ability to attract and retain management talent.

As discussed in greater detail above in the Compensation Discussion and Analysis, PulteGroup’s existing compensation program includes a number of elements intended to align the interests of our senior executives with those of our shareholders and encourage our senior executives to focus on the long-term performance of the Company. For example, our Business Practices Policy, which is available on our website, imposes restrictions on the ability of all employees, including our senior executives, to engage in certain transactions involving their holdings of PulteGroup securities, including short sales, trading in options and other speculative investment transactions. These policies encourage our senior executives to implement an operating strategy for the Company that focuses on long-term growth and performance and discourage our senior executives from engaging in transactions having the primary objective of realizing short term gains. In addition, all options granted to PulteGroup’s senior executives have a ten year term and vest over a four year period, and restricted shares granted to PulteGroup’s senior executives generally vest three years from the anniversary date of the grant. For senior executives who meet certain age and service requirements, unvested options continue to vest on the original vesting schedule following the senior executive’s departure. Accordingly, for a period of several years following their departure, PulteGroup’s senior executives continue to hold unvested options, on which they are unable to realize short-term gains. Furthermore, the exercise price of all options granted is fixed as of the date of the grant, meaning that no economic benefit is derived from the exercise of an option unless the Company’s share price has increased since the date of the grant. As a result of this structure, our senior executives are principally focused on the long-term performance of the Company during their tenure with PulteGroup, and they retain a strong interest in our long-term performance even after their departure.

Additionally, the Board believes that the two-year post-termination retention requirement would limit our senior executives’ financial resources at a time when they no longer have the ability to influence the results, direction or operating strategy of the Company. The proposal reduces the benefits of equity compensation to our senior executives by severely limiting our senior executives’ ability to diversify their personal assets, which may already be heavily weighted in our shares, making it more difficult for our senior executives to exercise control over their personal finances. As a result, this proposal could make it more difficult and costly to attract, motivate and retain management talent, which could adversely affect the long-term interests of our shareholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL TEN

The AFSCME Employees Pension Plan, 1625 L. Street, NW, Washington, DC 20036, which has represented to us that is beneficially owns 1,428 shares of our shares, has submitted the following shareholder proposal.

SHAREHOLDER EXPENSE REIMBURSEMENT PROPOSAL

RESOLVED, that shareholders of Pulte Homes, Inc. urge the board of directors (the “Board”) to amend the bylaws to provide the following:

“The board of directors shall, consistent with its fiduciary duties, cause the corporation to reimburse a shareholder or group of shareholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the corporation’s board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) the election of fewer than 50% of the directors to be elected is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the corporation’s board of directors, (c) shareholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.”

SUPPORTING STATEMENT

In our opinion, the power of shareholders to elect directors is the most important mechanism for ensuring that corporations are managed in shareholders’ interests. Some corporate law scholars posit that this power is supposed to act as a safety valve that justifies giving the board substantial discretion to manage the corporation’s business and affairs.

The safety valve is ineffective, however, unless there is a meaningful threat of director replacement. We do not believe such a threat currently exists at most U.S. public companies. Harvard Law School professor Lucian Bebchuk has estimated that there were only about 80 contested elections at U.S. public companies from 1996 through 2002 that did not seek to change control of the corporation.

The unavailability of reimbursement for director election campaign expenses for so-called “short slates”—slates of director candidates that would not comprise a majority of the board, if elected—contributes to the scarcity of such contests. (Because the board approves payment of such expenses, as a practical matter they are reimbursed only when a majority of directors have been elected in a contest.) The proposed bylaw would provide reimbursement for reasonable expenses incurred in successful short slate efforts—but not contests aimed at changing control by ousting a majority or more of the board—with success defined as the election of at least one member of the short slate.

The bylaw would also cap reimbursable expenses at the amount expended by the company on the contested election. We believe that the amount spent by a dissident shareholder or group will rarely exceed the amount spent by the company, but the cap ensures that the availability of reimbursement does not create an incentive for wasteful spending.

We urge shareholders to vote for this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The proposal asks the Board to adopt a bylaw amendment relating to reimbursement of proxy solicitation expenses, which would require the Board to reimburse shareholders, where consistent with the Board’s fiduciary duties, for costs incurred in connection with the nomination by shareholders of director candidates in contested elections. The Board believes that the apparent underlying premise of the proposal—that proxy contests designed to elect representatives of particular shareholder constituencies are beneficial for public companies—is flawed. To the contrary, the Board believes that the approach advocated by the proposal would lead to a substantial increase in costs to PulteGroup and our shareholders, increased prevalence of director candidates motivated by an individual nominating shareholder’s interests rather than the best interests of PulteGroup and its shareholders as a whole, and an overall change in Board dynamic, which the Board believes could lead to polarization of our Board and greater difficulty attracting highly qualified men and women to serve PulteGroup as directors.

Currently, our Nominating and Governance Committee has the responsibility to identify and nominate qualified director candidates to serve on PulteGroup’s Board of Directors. In addition, the Nominating and Governance Committee has a defined procedure for shareholders to recommend director candidates, which process is described above under “Director Nomination Recommendations.” This process gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Nominating and Governance Committee.

In connection with the process by which shareholders may recommend director candidates to the Board, the Board has the power to reimburse the proponent of a successful proxy contest if it determines that the reimbursement is in the best interest of the Company. The AFSCME Employees Pension Plan proposal, however, would make such reimbursement mandatory, with the only restriction being that such reimbursement is consistent with the Board’s fiduciary duties. In addition, the proposal would require that all shareholders collectively bear the costs incurred by an individual shareholder who seeks to elect candidates of its own choosing to the Board. The likely result of such a proposal would be to encourage an increase in contested elections, resulting in increased costs to PulteGroup and its shareholders and increased distraction of management from PulteGroup’s ordinary business.

Moreover, candidates nominated by individual shareholders may be motivated by the nominating shareholder’s individual interests, rather than promotion of the best interests of PulteGroup and its shareholders as a whole. Although shareholders currently are free to nominate director candidates without regard to whether those candidates are committed to the long-term best interests of other shareholders, the Board believes that shareholders should pay the proxy expenses incurred by them to promote their own candidates and interests. Because the only restriction on reimbursement is that the reimbursement be consistent with the Board’s fiduciary duties, the adoption of the AFSCME Employee Pension Plan proposal could require PulteGroup to fund a proxy contest of opposition candidates, regardless whether any or all of those candidates are qualified to serve as a director or are committed to advancing the long-term interests of our shareholders. The Board believes that this would not represent good corporate governance and would do little to further PulteGroup’s business strategies or increase value for its shareholders.

Additionally, the Board believes that the best results for shareholders are obtained when directors act together constructively and collegially to create shareholder value. The apparent underlying premise of the proposal—that an increase in the number of proxy contests designed to elect representatives of particular shareholder constituencies is beneficial for public companies—is, in the Board’s opinion, flawed. Election of representatives of this type can lead to a polarized board of directors where competing factions make it difficult for the Board to pursue its duties to the Company and the shareholders.

The Board of Directors is also concerned that encouraging proxy contests may deter capable men and women from agreeing to join the Board. The Board believes that some attractive director candidates would not be interested in standing for election to the Board if they believe that the nominating process will give rise to frequent proxy contests. Hence, adoption of the proposal could impair our ability to attract accomplished candidates to serve PulteGroup as directors.

The proponent’s supporting statement suggests that shareholders at most U.S. public companies have no meaningful ability to replace existing directors in a contested election, citing as evidence the fact that there were only approximately 80 contested director elections not seeking to change control of the corporation at U.S. public companies from 1996 through 2002. Changes made to SEC rules in 2007 now allow proxy materials to be furnished over the Internet, which permits shareholders to nominate competing directors without the necessity of incurring the printing and mailing costs previously required in such a contest. The Board believes that with the adoption of these new rules it is easier now than ever for shareholders to propose competing director nominees for election to a company’s board of directors, and accordingly that the 1996–2002 statistics cited are of less relevance following the recent rule change.

Finally, the law and proposed approaches to this issue are currently in a state of considerable change. Given that fact, the Board believes that the prudent course of action at this time is to wait for the legal framework to become settled, and then to adopt the course of action that is consistent with any legal changes that occur. To make further changes prior to that time could result in our adopting an approach that is incompatible with the laws that are ultimately adopted, which would invite the prospect of further changes and disruption in the future.

For the reasons set forth above, the Board believes that the AFSCME Employees Pension Plan proposal will not serve the best interests of the Company and its shareholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

OTHER MATTERS

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report and proxy statement or if you are receiving multiple copies of proxy materials and would like to receive one set, you may contact Computershare and inform it of your request by phone at (888) 294-8217 or by mail at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078.

Proxy solicitation cost

PulteGroup pays the cost of soliciting proxies. Additionally, we hired D.F. King & Co., Inc. to assist in the distribution of proxy materials. The fee is expected not to exceed $12,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

Shareholder proposals due for the 2011 annual meeting

To be included in our proxy statement for next year’s annual meeting, shareholder proposals must be in writing and received by PulteGroup by December 7, 2010. Shareholder proposals must be sent to Steven M. Cook, our Senior Vice President, General Counsel and Secretary, by certified mail, return receipt requested, or by recognized overnight courier, at the following address:

Steven M. Cook

Senior Vice President, General Counsel and Secretary

PulteGroup, Inc.

100 Bloomfield Hills Parkway, Suite 300

Bloomfield Hills, Michigan 48304

Shareholder proposals that are intended to be presented at our 2011 annual meeting of shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, must be made in writing and sent to Mr. Cook by certified mail, return receipt requested, or recognized overnight courier at the mailing address specified for him above, and must be received by PulteGroup by February 20, 2011. Our form of proxy will confer discretionary authority to vote on proposals not received by that date, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

Communicating with the Board

You may communicate directly with the Board of Directors, the non-management directors as a group or any individual director or directors by writing to our Secretary at the mailing address specified for him above. You should indicate on the outside of the envelope the intended recipient (i.e., full Board, non-management directors as a group or any individual director or directors) of your communication. Each communication intended for the Board of Directors or any of PulteGroup’s non-management directors and received by our Secretary will be promptly forwarded to the specified party.

Appendix I

PULTEGROUP, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Rights Agent

Amended and Restated Section 382 Rights Agreement

Dated as of March 18, 2010

I-i

AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT

AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT, dated as of March 18, 2010 (this “Agreement”), between PulteGroup, Inc., a Michigan corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), amends and restates that certain Section 382 Rights Agreement, dated as of March 5, 2009, as amended as of April 7, 2009 and as of September 24, 2009 (collectively, the “Original Section 382 Rights Agreement”), between the Company and the Rights Agent.

WITNESSETH:

WHEREAS, the Company has generated net operating losses for United States federal income tax purposes (“NOLs”) and certain other tax benefits, such NOLs and certain other tax benefits may potentially provide valuable tax benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below) and thereby preserve the ability to utilize fully such NOLs and certain other tax benefits and, in furtherance of such objective, the Company entered into the Original Section 382 Rights Agreement; and

WHEREAS, in connection with the adoption of the Original Section 382 Rights Agreement, on March 5, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each Common Share (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on March 16, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth of a Series A Junior Participating Preferred Share of the Company having the rights, powers and preferences set forth in the form of the Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions set forth in the Original Section 382 Rights Agreement (the “Rights”), and further authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p)) for each Common Share of the Company issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) or, in certain circumstances provided in Section 22, after the Distribution Date;

WHEREAS, the Board of Directors of the Company has determined it is in the best interests of the Company and its shareholders to revise Section 1(c) of the Original Section 382 Rights Agreement and to restate the Original Section 382 Rights Agreement; and

WHEREAS, pursuant to its authority under Section 27 of the Original Section 382 Rights Agreement, the Board of Directors of the Company has authorized and approved this Amended and Restated Section 382 Rights Agreement as of the date hereof, and an appropriate officer of the Company has delivered a certificate to the Rights Agent in accordance with Section 27 of the Original Section 382 Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (other than the Company, any Related Person, any Grandfathered Person or any Exempted Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Corporation Securities then outstanding, provided, however, that a Person will not be deemed to have become an

Acquiring Person solely as a result of (i) a reduction in the amount of Corporation Securities outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted shares) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any Corporation Securities by the Company, (iv) any issuance of Corporation Securities by the Company or any share dividend, share split or similar transaction effected by the Company in which all holders of Corporation Securities are treated equally or (v) any Exempted Transaction; unless and until such time as such Person (together with all Affiliates and Associates of such Person) acquires the Beneficial Ownership of any additional Corporation Securities. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, determine that any Exempted Person shall no longer be deemed to be an “Exempted Person” for any purposes of this Agreement at which time such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” (as defined pursuant to the foregoing provisions of this Section 1(a)) has become such inadvertently, and such Person promptly enters into, and delivers to the Company, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of Corporation Securities so that such Person would no longer be an “Acquiring Person” (as defined pursuant to the foregoing provisions of this Section 1(a)), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement unless and until such time as such Person (together with all Affiliates and Associates of such Person) is again the Beneficial Owner of 4.9% or more of the Corporation Securities then outstanding.

Notwithstanding anything in this Agreement to the contrary, none of Centex or any of its Affiliates, Associates or stockholders, or the general partners, limited partners or members of such stockholders (the “Centex Holders”), either individually, collectively, or in any combination, shall be deemed to be an “Acquiring Person” or an “Affiliate” or an “Associate” of an Acquiring Person solely by virtue of or as a result of (i) the approval, adoption, execution, delivery or performance of the Merger Agreement or the Voting Agreements by any of the Centex Holders in connection with the Merger, (ii) the acquisition of any Common Shares pursuant to the Merger Agreement or the announcement or consummation of the Merger, (iii) the voting of Common Shares pursuant to the terms of the Voting Agreements or (iv) the consummation of any other transactions specifically contemplated by the Merger Agreement or the Voting Agreements, unless and until such time with respect to any Centex Holder that such Centex Holder (together with all Affiliates and Associates of such Centex Holder) acquires the Beneficial Ownership of any additional Corporation Securities.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” and “Associate” means, with respect to any Person, any other Person whose Corporation Securities would be deemed constructively owned by such first Person for purposes of Section 382, would be deemed owned by a single “entity” as defined in Treasury Regulation § 1.382-3(a)(1) in which both such Persons are included, or otherwise would be deemed aggregated with Corporation Securities owned by such first Person pursuant to the provisions of Section 382 and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(d) A Person shall be deemed a “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” and shall be deemed to “Beneficially Own” any securities which such Person directly owns, or would be deemed to constructively own, pursuant to Section 382 and the Treasury Regulations promulgated thereunder.

(e) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date, provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Michigan time, on the next succeeding Business Day.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(h) “Common Shares” or “Common Share” shall mean (i) the common shares, par value $0.01 per share, of the Company or (ii) any shares into which such common shares may be reclassified or exchanged.

(i) “Corporation Securities” shall mean (i) Common Shares, (ii) preferred shares (other than preferred shares described in Section 1504(a)(4) of the Code) of the Company, and (iii) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation § 1.382-2T(f)(18).

(j) “Exchange Act” shall mean the Securities and Exchange Act of 1934.

(k) “Exempted Person” shall mean any Person who or which would otherwise be an Acquiring Person but whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the Corporation Securities would not, as determined by the Board of Directors of the Company in its sole discretion, jeopardize, endanger or limit (in timing or amount) the availability to the Company of its Tax Benefits, at any time prior to the time at which the Company’s right of redemption expires pursuant to Section 23(a) of this Agreement; provided, however, that such a Person will cease to be an “Exempted Person” and will become an “Acquiring Person” if the Board of Directors of the Company subsequently makes a contrary determination.

(l) “Exempted Transaction” shall mean any transaction that the Board of Directors of the Company determines, in its sole discretion, is an “Exempted Transaction,” which determination shall be irrevocable.

(m) “Grandfathered Person” shall mean any Person who would otherwise be an Acquiring Person as of the date of this Agreement; provided, however, that such Person shall cease to be a “Grandfathered Person” at such time as the Beneficial Ownership of Corporation Securities of such Person increases without the Prior Written Approval of the Company, other than any increase pursuant to or as a result of (i) a reduction in the amount of Corporation Securities outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted shares) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any Corporation Securities by the Company, (iv) any issuance of Corporation Securities by the Company or any share dividend, share split or similar transaction effected by the Company in which all holders of Corporation Securities are treated equally or (v) any Exempted Transaction.

(n) “Person” shall mean any individual, estate, firm, limited liability company, corporation, trust, association, partnership or other entity, or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

(o) “Preferred Shares” or “Preferred Share” shall mean Series A Junior Participating Preferred Shares, par value $0.01 per share, of the Company, and, to the extent that there is not a sufficient number of Series A Junior Participating Preferred Shares authorized to permit the full exercise of the Rights, any other series of preferred shares, par value $0.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Shares.

(p) “Prior Written Approval of the Company” shall mean prior express written consent of the Company to the action in question, executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the Board of Directors of the Company.

(q) “Related Person” shall mean (i) any Subsidiary of the Company, (ii) any employee benefit plan or other compensation arrangement of the Company or of any Subsidiary of the Company, (iii) any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or compensation arrangement, (iv) William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte or the spouse of any such descendant, the estate of William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte or the spouse of any such descendant, any trust or other arrangement for the benefit of William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte or the spouse of any such descendant or any charitable organization established by William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte or the spouse of any such descendant (the “Pulte Family”), or (v) any group which includes any member or members of the Pulte Family if a majority of the Corporation Securities beneficially owned by the members of such group are Beneficially Owned by a member or members of the Pulte Family (such a group is hereinafter referred to as a “Pulte Group”).

(r) “Section 11(a)(ii) Event” shall mean the event described in Section 11(a)(ii).

(s) “Section 382” shall mean Section 382 of the Code or any successor or replacement provision.

(t) “Share Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person; provided that if a Person is determined to be an Exempted Person in accordance with the provisions of Section 1(k) (and as a result such Person is not an Acquiring Person), then the Share Acquisition Date that otherwise shall have occurred shall be deemed not to have occurred.

(u) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(v) “Tax Benefits” shall mean NOLs, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries and any other attribute the benefit of which is subject to possible limitation under Section 382 or Section 383 of the Code.

(w) “Treasury Regulations” shall mean the final, temporary and proposed regulations promulgated by the United States Department of the Treasury under the Code as amended or superseded from time to time.

(x) “Centex” shall mean Centex Corporation, a Nevada corporation.

(y) “Merger” shall mean the merger of Merger Sub with and into Centex as contemplated by the Merger Agreement.

(z) “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of April 7, 2009 among the Company, Merger Sub and Centex, as the same may be amended in accordance with the terms thereof.

(aa) “Merger Sub” shall mean Pi Nevada Building Company, a Nevada corporation and a wholly-owned subsidiary of the Company.

(bb) “Voting Agreements” shall mean the Voting Agreements dated as of April 7, 2009 between Centex and each of Barbara Alexander, Thomas Falk, Clint Murchison, Frederic Poses, James Postl, David Quinn, Matthew Rose, Thomas Schoewe, Timothy Eller and Catherine Smith (in their capacities as shareholders of the Company), as the same may be amended in accordance with the terms thereof.

(cc) “Shareholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares of the Company entitled to vote, and voting together without regard to class, and that are present, or represented by proxy, and are voted on the proposal to approve this Agreement, at a meeting of shareholders of the Company duly held in accordance with the Company’s articles of incorporation (as amended) and applicable law.

In addition, for purposes of this Agreement, the following terms have the meanings indicated in specified sections of this Agreement: (i) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii); (ii) “common share equivalents” shall have the meaning set forth in Section 11(a)(iii); (iii) “Company” shall have the meaning set forth in the preamble of this Agreement; (iv) “current market price” shall have the meaning set forth in Section 11(d)(i); (v) “Current Value” shall have the meaning set forth in Section 11(a)(iii); (vi) “Distribution Date” shall have the meaning set forth in Section 3(a); (vii) “equivalent preferred shares” shall have the meaning set forth in Section 11(b); (viii) “Exchange Ratio” shall have the meaning set forth in Section 24(a); (ix) “Expiration Date” shall have the meaning set forth in Section 7(a); (x) “Final Expiration Date” shall have the meaning set forth in Section 7(a); (xi) “NOLs” shall have the meaning set forth in the recitals to this Agreement; (xii) “OTCBB” shall have the meaning set forth in Section 11(d)(i); (xiii) “Purchase Price” shall have the meaning set forth in Section 4(a)(ii); (xiv) “Record Date” shall have the meaning set forth in the recitals of this Agreement; (xv) “Redemption Price” shall have the meaning set forth in Section 23(a); (xvi) “Rights” shall have the meaning set forth in the recitals of this Agreement; (xvii) “Rights Agent” shall have the meaning set forth in the parties clause of this Agreement; (xviii) “Rights Certificates” shall have the meaning set forth in Section 3(a); (xix) “Rights Dividend Declaration Date” shall have the meaning set forth in the first recital of this Agreement; (xx) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii); (xxi) “Spread” shall have the meaning set forth in Section 11(a)(iii); (xxii) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii); (xxiii) “Summary of Rights” shall have the meaning set forth in Section 3(b); and (xxiv) “Trading Day” shall have the meaning set forth in Section 11(d)(i).

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall be in no event liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date (or, if the tenth day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer to acquire Corporation Securities by any Person (other than the Company or any Related Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of the dates referred to in clauses (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including, without limitation, a transfer to the Company). The Company must promptly notify the Rights Agent of a Distribution Date and request its transfer agent to give the Rights Agent a shareholder list together with all other relevant information. As soon as practicable after the Rights Agent is notified of the Distribution Date and receives such information, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that any adjustment in the number of Rights per Common Share has been made pursuant to Section 11, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Common Shares outstanding as of the Record Date, or issued subsequent to the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares.

(c) Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22, after the Distribution Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear a legend substantially in the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Section 382 Rights Agreement between PulteGroup, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”) dated as of March 5, 2009, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.

The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person (as defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. In the event the Company purchases or acquires any of its Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with Common Shares that are not outstanding.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to Common Shares issued or becoming outstanding after the Record Date, the same date as the date of the share certificate evidencing such shares, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment from time to time as provided in Section 11.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(a)(ii) or Section 22 that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person, (ii) a transferee of an Acquiring Person who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Corporation Securities or the Company or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person (as defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e).

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned manually or by facsimile signature by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e), Section 11, Section 14 and Section 24, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or, following a Section 11(a)(ii) Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 11, Section 14 and Section 24, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificates if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a Preferred Share (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on June 1, 2013 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which such Rights are exchanged pursuant to Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 or any successor statute if the Board of Directors of the Company determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (v) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, and (vi) June 1, 2010 if Shareholder Approval has not been obtained by such date (the earliest of (i), (ii), (iii), (iv), (v) and (vi) being herein referred to as the “Expiration Date”).

(b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $50, and shall be subject to adjustment from time to time as provided in Section 11 and shall be payable in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a Preferred Share (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax required to be paid by the holder of the Rights Certificate in accordance with Section 9(e), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including, without limitation, Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with the terms of this Agreement. The Company reserves the right to require prior to the occurrence of a Section 11(a)(ii) Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, (ii) a transferee of an Acquiring Person who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Corporation Securities or the Company or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) and (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of its transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Section 11(a)(ii) Event, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (and, following the occurrence of a Section 11(a)(ii) Event, Common Shares and/or other securities) that, as provided in this Agreement, including, without limitation, Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the Preferred Shares (and, following the occurrence of a Section 11(a)(ii) Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange, upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) prepare and file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that filing a registration statement is required under the Act or any securities laws following the Distribution Date, and a Section 11(a)(ii) Event has not occurred, the Company may temporarily suspend (and shall give the Rights Agent prompt notice thereof) the exercisability of Rights until such time as a registration statement has been declared effective, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or exemption in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d) The Company covenants and agrees that it will take all such actions as may be necessary to ensure that all one one-thousandths of a Preferred Share (and, following the occurrence of a Section 11(a)(ii) Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay, when due and payable, any and all transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a Preferred Share (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a Preferred Share (or Common Shares and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a Preferred Share (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a Preferred Share (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital shares in a reclassification of the Preferred Shares (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital shares, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or capital shares, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to Section 24, in the event any Person becomes an Acquiring Person, then each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d)) per Common Share on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii) In the event that the number of Common Shares which are authorized by the Company’s articles of incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, preferred shares or units of preferred shares, such as the Preferred Shares, which the Board of Directors of the Company has deemed to have substantially the same value or economic rights as Common Shares (such preferred shares or units of preferred shares, “common share equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, the “Substitution Period”). To the extent the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice of such announcements to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current market price (as determined pursuant to

Section 11(d)) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any “common share equivalent” shall be deemed to equal the current market price (as determined pursuant to Section 11(d)) per Common Share on such date.

(b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or per share of equivalent preferred shares (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current market price (as determined pursuant to Section 11(d)) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including, without limitation, any dividend payable in shares other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the “current market price” per Common Share on any date shall be deemed to be the average of the daily closing prices per such Common Share for the thirty (30) consecutive Trading

Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii), the “current market price” per Common Share on any date shall be deemed to be the average of the daily closing prices per such Common Share for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the current market price per Common Share is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the “current market price” shall be properly adjusted to take into account any trading during the period prior to such ex-dividend date or record date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board service (the “OTCBB”) or such other quotation system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the “current market price” per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per Preferred Share cannot be determined in the manner provided above, or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per Preferred Share shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as share splits, share dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current market price” per Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “current market price” of one one-thousandth of a Preferred Share shall be equal to the “current market price” of one Preferred Share divided by 1,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or one one-millionth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital shares other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-thousandths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a Preferred Share and other capital shares or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preferred Share and other capital shares or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment (and shall provide the Rights Agent prompt notice of such election); provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) share dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) In the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 13. [Reserved].

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay or cause to be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of a Right for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported to the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTCBB or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a Preferred Share. For purposes of this Section 14(b), the current market value of one one-thousandth of a Preferred Share shall be one one-thousandth of the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of one Preferred Share for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of one Common Share for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted by the Company’s Board of Directors, in its judgment, to reflect events such as share splits, share dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement).

(c) Following the occurrence of a Section 11(a)(ii) Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.

Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to the terms of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on any Rights Certificate or associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by any court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use commercially reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of one one-thousandths of a Preferred Share or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, execution, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the reasonable costs and expenses of defending against any claim of liability in the premises.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at the time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed, and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case, at that time, any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any shareholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of the Rights.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and Preferred Shares, by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent with respect to the Common Shares terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any notice required pursuant to the preceding sentence. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of Michigan or the State of New York (or of any other state of the United States so long as such Person is authorized to do business in the State of Michigan or the State of New York), in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights

Certificates. Failure to give any notice provided for in this Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of share options or under any employee plan or arrangement, granted or awarded prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing an appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the “current market price”, as defined in Section 11(d)(i), of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Company’s Board of Directors in its sole discretion may establish.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

(a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or other compensation arrangement of the Company or of any Subsidiary of the Company, any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or compensation arrangement, any member of the Pulte Family or any Pulte Group), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of any such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice (with prompt notice thereof to the Rights Agent) of any exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in paragraph (b) of Section 11) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or equivalent preferred shares) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

(d) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such actions as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this subsection (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

(b) In case a Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

(c) Failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission (with receipt confirmed telephonically) as follows:

PulteGroup, Inc

100 Bloomfield Hills Parkway

Suite 300

Bloomfield Hills, Michigan 48304

Attention: Treasurer

Facsimile No.: 248-433-4595

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission (with receipt confirmed) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Facsimile No.: 781-575-4210

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (c) to shorten or lengthen any time period hereunder (including, without limitation, to extend the Final Expiration Date), (d) to increase or decrease the Purchase Price or (e) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; provided further that this Agreement may not be supplemented or amended to lengthen pursuant to clause (c) of this sentence, (A) the time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of the Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that such supplement or amendment does not adversely affect the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determination and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, without limitation, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Company.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof, and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import are references to this Agreement as a whole and not to any particular section or other provision hereof.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Section 36. Certain Exceptions. Notwithstanding anything to the contrary contained herein, (i) no Section 11(a)(ii) Event shall occur or be deemed to occur, in each case, as a result of the approval, execution or delivery of the Merger Agreement or the Voting Agreements, the voting of Common Shares pursuant to the terms of the Voting Agreements, or the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and (ii) no Share Acquisition Date shall occur or be deemed to occur, in each case, as a result of the approval, execution or delivery of the Merger Agreement or the Voting Agreements, the voting of Common Shares pursuant to the terms of the Voting Agreements, or the consummation of the Merger (as defined in the Merger Agreement) or the other transactions contemplated by the Merger Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:			PULTEGROUP, INC.

By:		By:
Name:	Gregory M. Nelson	Name:	Steven M. Cook
Title:	Vice President and Assistant Secretary	Title:	Senior Vice President, General Counsel and Secretary

Attest:			COMPUTERSHARE TRUST COMPANY, N.A.

By:		By:
Name:		Name:
Title:		Title:

Exhibit A

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

OF

PULTE HOMES, INC.

Pursuant to MCLA 450.1302; MSA 21.200 (302) of the

Michigan Business Corporation Act

The undersigned do hereby certify that the following resolution was duly adopted by the Board of Directors of Pulte Homes, Inc., a Michigan corporation (the “Corporation”), corporate id# 271982 on August 6, 2009:

WHEREAS, the Board of Directors of the Corporation duly adopted and filed a Certificate of Designation of Series A Junior Participating Preferred Shares with the Michigan Department of Energy, Labor and Economic Growth on March 5, 2009 (“Certificate of Designation”), designating an initial 400,000 shares of Series A Preferred Shares, and the Restated Articles of Incorporation of the Corporation, as amended (the “Charter”), allow the Board of Directors to increase the number of shares of such series; and

WHEREAS, the Board of directors wish to replace the Certificate of Designation in its entirety and adopt a new certificate of designation.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Charter, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Shares, par value $.01 per share, of the Corporation, to be designated “Series A Junior Participating Preferred Shares” (hereinafter referred to as the “Series A Preferred Shares”), initially consisting of 500,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series A Preferred Shares are not stated and expressed in the Charter, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Charter shall be deemed to have the meanings provided therein):

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Shares” and the number of shares constituting such series shall be 500,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the shares of Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, par value $.01 per share, of the Corporation (the “Common Shares”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Corporation shall at any time after March 16, 2009 (the “Rights Declaration Date”) (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior to and superior to the Series A Preferred Shares with respect to dividends, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.

The holders of Series A Preferred Shares shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of Common Shares shall vote collectively as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) (i) If at any time dividends on any Series A Preferred Shares shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Series A Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Shares (including, without limitation, holders of the Series A Preferred Shares) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Preferred Shares of such voting rights. At any meeting at which the holders of Preferred Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Shares.

(iii) Unless the holders of Preferred Shares shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of Preferred Shares outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Shares, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Shares are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Shares by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request, or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of Preferred Shares outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Common Shares, and, if applicable, other classes of capital shares of the Corporation, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Shares shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital shares which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of shares shall include Directors appointed by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Shares as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Shares as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation, as amended, or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation, as amended, or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

(ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any capital shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity shares in exchange for shares of any capital shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

(iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares of capital shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.

Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of capital shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received 1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as share splits, share dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Preferred Shares and Common Shares, respectively, and the payment of liquidation preferences of all other shares of capital shares which rank prior to or on a parity with Series A Preferred Shares, holders of Series A Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Shares and Common Shares, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of capital shares, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each Common Share is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Section 8. No Redemption.

The Series A Preferred Shares shall not be redeemable.

Section 9. Ranking.

The Series A Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

Section 10. Amendment.

The Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series A Preferred Shares, voting separately as a class.

Section 11. Fractional Shares.

Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

IN WITNESS WHEREOF, Pulte Homes, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Steven M. Cook, its Senior Vice President, General Counsel and Secretary, and the same to be attested to by Gregory M. Nelson, its Vice President and Assistant Secretary, this 18th day of August, 2009.

PULTE HOMES, INC.

By:
Name:
Title:

(Corporate Seal)

Attest:

Exhibit B

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT) OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT $0.001 PER RIGHT AND TO EXCHANGE, ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON (AS DEFINED IN THE AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1 *

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Rights Certificate

PULTEGROUP, INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Section 382 Rights Agreement, dated as of March 5, 2009 (the “Rights Agreement”), between PulteGroup, Inc., a Michigan corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time prior to the Expiration Date (as defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable Series A Junior Participating Preferred Share, par value $0.01 per share (the “Preferred Shares”), of the Company, at a purchase price of $             per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of                      , 20    , based on the Preferred Shares as constituted at such date. The Company reserves the right to require prior to the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement) that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person (as defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including, without limitation, a Section 11(a)(ii) Event.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include, without limitation, the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a Preferred Share as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, in each case at the option of the Company, be (i) redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) exchanged in whole or in part for Common Shares or other securities of the Company. Immediately upon the action of the Board of Directors of the Company authorizing redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile signature by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                      ,

ATTEST:		PULTEGROUP, INC.

By:
Secretary	Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                                                                                                            hereby sells,

assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                         Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:                     ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person (as defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: PULTEGROUP, INC.

The undersigned hereby irrevocably elects to exercise              Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:                     ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

On March 18, 2010, the board of directors of PulteGroup, Inc. (“PHM”) entered into an Amended and Restated Section 382 Rights Agreement (the “Amended and Restated Section 382 Rights Agreement”) with Computershare Trust Company, N.A., as rights agent. The board of directors of PHM had previously declared a dividend distribution of one right for each outstanding common share to shareholders of record at the close of business on March 16, 2009, pursuant to that certain Section 382 Rights Agreement, dated as of March 5, 2009, as amended as of April 7, 2009 and as of September 24, 2009 (collectively, the “Original Section 382 Rights Agreement”), between the Company and the Rights Agent. The Amended and Restated Section 382 Rights Agreement (the “rights plan”) restated the Original Section 382 Rights Agreement and revised the definitions of “Affiliate” and “Associate” to delete references to the Exchange Act.

The PHM board of directors adopted the rights plan in an effort to protect shareholder value by attempting to protect against a possible limitation on PHM’s ability to use its net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations. If PHM experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated by the United States Department of the Treasury thereunder (the “related Treasury regulations”), its ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets.

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of PHM securities (such person or group is referred to as an “acquiring person”). A person shall be deemed to be a “beneficial owner” of, or shall be deemed to have “beneficial ownership” and shall be deemed to “beneficially own” any securities which such person directly owns, or would be deemed to constructively own, pursuant to Section 382 and the related Treasury regulations. The term “acquiring person” does not include:

•

PHM, any subsidiary of PHM, any employee benefit plan or other compensation arrangement of PHM or of any subsidiary of PHM or any entity organized, appointed or established by PHM or any subsidiary of PHM for or pursuant to the terms of any such plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below);

•

William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte and any spouse of such descendant, any estate of any of the foregoing or any trust or other arrangement for the benefit of any of the foregoing or any charitable organization established by any of the foregoing (the “Pulte Family”);

•	any group which includes any member or members of the Pulte Family if a majority of the securities of such group are beneficially owned by a member of the Pulte Family;

•	any person or group who becomes the beneficial owner of 4.9% or more of PHM securities as a result of an “exempted transaction”;

•

any person whom or which the PHM board of directors in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of PHM securities, so long as such person promptly enters into, and delivers to PHM, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of PHM securities so that such person would no longer be a beneficial owner of 4.9% or more of PHM securities; or

•

any affiliate, associate or stockholder of Centex Corporation, or the general partners, limited partners or members of such stockholders who would have been an acquiring person solely as a result of the execution, delivery or performance of the merger agreement between PHM and Centex or certain voting agreements relating to such merger until such time that such person acquires beneficial ownership of additional PHM securities.

A shareholder who together with its affiliates and associates beneficially owned 4.9% or more of PHM securities as of March 5, 2009 is deemed not to be an “acquiring person,” so long as such shareholder does not acquire any additional shares of PHM securities without the prior written approval of PHM, other than pursuant to or as a result of (a) a reduction in the amount of PHM securities outstanding; (b) the exercise of any options, warrants, rights or similar interests to purchase PHM securities granted by PHM to its directors, officers and employees; (c) any unilateral grant of any PHM securities by PHM or (d) any issuance of PHM securities by PHM or any share dividend, share split or similar transaction effected by PHM in which all holders of PHM securities are treated equally. Such a shareholder is a “grandfathered person” for purposes of the rights plan.

The board of directors of PHM may, in its sole discretion, exempt any person or group who would otherwise be an acquiring person from being deemed an acquiring person for purposes of the rights plan if it determines at any time prior to the time at which the rights are no longer redeemable that the beneficial ownership of such Person would not jeopardize, endanger or limit (in timing or amount) the availability of PHM’s NOLs and other tax benefits. Any such person or group is an “exempted person” under the rights plan. The board of directors, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that the board of directors determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

The Rights. Each right entitles its holder, under the circumstances described below, to purchase from PHM one one-thousandth of a PHM Series A Junior Participating Preferred Share at a purchase price of $50 per right, subject to adjustment. PHM common shares issued while the Section 382 rights plan is in effect will be issued with rights attached.

Initially, the rights will be associated with PHM common shares and evidenced by common share certificates, which will contain a notation incorporating the rights plan by reference, and will be transferable with and only with the underlying PHM common shares. Subject to certain exceptions, the rights become exercisable and trade separately from the PHM common shares only upon the “distribution date,” which occurs upon the earlier of:

•

10 days following a public announcement that a person or group of persons has become an acquiring person or such earlier date as a majority of the PHM board of directors becomes aware of the existence of an acquiring person (the “share acquisition date”) (unless, prior to the expiration of PHM’s right to redeem the rights, such person or group is determined by the board of directors to be an “exempted person”; in which case the share acquisition date will be deemed not to have occurred); or

•

10 business days (or later date if determined by the PHM board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

Until the distribution date, the surrender for transfer of any PHM common shares outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of PHM common shares as of the close of business on the distribution date. From and after the distribution date, the separate rights certificates or book-entry statements alone will represent the rights. Except as otherwise provided in the rights plan, only PHM common shares issued prior to the distribution date will be issued with rights.

Expiration. The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by PHM as described below, will expire upon the earliest of:

•	the close of business on June 1, 2013;

•	the time at which the rights are redeemed;

•	the time at which the rights are exchanged;

•

the close of business on the effective date of the repeal of Section 382 or any successor statute if the board of directors of PHM determines that the rights plan is no longer necessary or desirable for the preservation of certain tax benefits;

•	the close of business on the first day of a taxable year of PHM to which the board of directors of PHM determines that certain tax benefits may not be carried forward, and

•	June 1, 2010 if shareholder approval has not been obtained by such date.

Effects of Triggering Event. If a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain transferees of an acquiring person, whose rights automatically become null and void) will have the right to receive, upon exercise, PHM common shares having a value equal to two times the exercise price of the right. If an insufficient number of PHM common shares are available for issuance, then the PHM board of directors is required to substitute cash, property or other securities of PHM for the PHM common shares. The rights may not be exercised following a flip-in event while PHM has the ability to cause the rights to be redeemed, as described below.

For example, at an exercise price of $50 per right, each right not owned by an acquiring person (or by certain transferees thereof) following a flip-in event would entitle its holder to purchase $100 worth of PHM common shares (or other consideration, as noted above) for $50. Assuming that the PHM common shares had a per share value of $10 at that time, the holder of each valid right would be entitled to purchase ten PHM common shares for $50.

Exchange. At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding PHM common shares, PHM may exchange the rights (other than rights owned by the acquiring person and certain transferees thereof which will have become void), in whole or in part, at an exchange ratio of one PHM common share, or one one-thousandth of a PHM preferred share (or of a share of a class or series of PHM preferred shares having equivalent rights, preferences and privileges), per right (subject to adjustment).

Adjustments. The exercise price payable, and the number of preferred shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a share dividend on, or a subdivision, combination or reclassification of, the preferred shares;

•

if holders of the preferred shares are granted certain rights, options or warrants to subscribe for preferred shares or convertible securities at less than the current market price of the preferred shares; or

•

upon the distribution to holders of the preferred shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional preferred shares will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred shares on the last trading day prior to the date of exercise.

Redemption. In general, PHM may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, PHM common shares or other consideration deemed appropriate by the PHM board of directors) at any time until ten days following the share acquisition date. Immediately upon the action of the PHM board of directors authorizing any redemption, the rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Shareholder Rights; Tax Effects. Until a right is exercised, its holder will have no rights as a shareholder of PHM, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by PHM or its shareholders, shareholders may, depending upon the circumstances, recognize taxable income after a flip-in event.

Amendment. The terms of the rights may be amended by the PHM board of directors without the consent of the holders of the rights, including, without limitation, to extend the expiration date of the rights plan and to increase or decrease the purchase price. Once there is an acquiring person, however, no amendment can adversely affect the interests of the holders of the rights.

A copy of the rights plan is available free of charge from PHM. This description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights plan, which is incorporated herein by reference.

			Admission Ticket C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000004

000000000.000000 ext                 000000000.000000 ext

000000000.000000 ext                 000000000.000000 ext

000000000.000000 ext                 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 12, 2010.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com/PHM • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4 and AGAINST Proposals 5 – 10.
1.	Election of Directors:		For	Withhold			For	Withhold			For	Withhold	+
	01 -	Thomas M. Schoewe (one-year term)	☐	☐	02 -	Timothy R. Eller (two-year term)	☐	☐	03 -	Clint W. Murchison III (two-year term)	☐	☐
	04 -	Richard J. Dugas, Jr. (three-year term)	☐	☐	05 -	David N. McCammon (three-year term)	☐	☐	06 -	James J. Postl (three-year term)	☐	☐

						For Against Abstain						For Against Abstain

2.	The approval of an amendment to our Restated Articles of Incorporation to declassify our Board of Directors and provide for the annual election of directors.					☐ ☐ ☐	3.	The approval of our amended and restated Section 382 rights agreement.				☐ ☐ ☐

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.					☐ ☐ ☐	5.	A shareholder proposal requesting the election of directors by a majority, rather than plurality, vote, if properly presented at the meeting.				☐ ☐ ☐

6.	A shareholder proposal requesting an amendment to the Company’s bylaws to require that the Chairman of the Board of Directors be an independent director, if properly presented at the meeting.					☐ ☐ ☐	7.	A shareholder proposal regarding the use of performance-based options, if properly presented at the meeting.				☐ ☐ ☐

8.	A shareholder proposal requesting annual advisory votes on executive compensation, if properly presented at the meeting.					☐ ☐ ☐	9.	A shareholder proposal requesting that senior executives be required to retain 75% of all equity-based compensation for at least two years following their departure from the Company, if properly presented at the meeting.				☐ ☐ ☐

10.

A shareholder proposal requesting an amendment to the Company’s bylaws to require the Company to reimburse shareholders for reasonable expenses incurred in connection with the nomination of candidates in contested elections of directors, if properly presented at the meeting.

						☐ ☐ ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

015WCD

2010 Annual Meeting Admission Ticket

2010 Annual Meeting of

PulteGroup, Inc. Shareholders

May 12, 2010

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PulteGroup, Inc.	+

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTEGROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 12, 2010

The undersigned authorizes each of Richard J. Dugas, Jr. and Steven M. Cook, with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of PulteGroup’s shareholders to be held on May 12, 2010, and at any adjournments thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of PulteGroup’s shareholders, the related proxy statement and the Annual Report for 2009.

The undersigned revokes any proxy or proxies previously given for such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The shares represented by this proxy card will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals (1), (2), (3) and (4), and AGAINST Shareholder Proposals (5), (6), (7), (8), (9), and (10).

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. Joint owners each should sign. Executors, administrators, insurers, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+